EXHIBIT 10.1

EXECUTION VERSION

Published CUSIP Number: 44986VAG2
Revolving Credit CUSIP Number: 44986VAH0
Term Loan CUSIP Number: 44986VAJ6

CREDIT AGREEMENT
among
INC RESEARCH, LLC,
as Borrower,
INC RESEARCH HOLDINGS, INC.,
The Several Lenders
from Time to Time Parties Hereto,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Collateral Agent,
PNC BANK, NATIONAL ASSOCIATION,
ING CAPITAL LLC,
KEYBANK NATIONAL ASSOCIATION
and
BANK OF AMERICA, N.A.,
as Co-Syndication Agents
and
FIFTH THIRD BANK,
as Documentation Agent
WELLS FARGO SECURITIES, LLC,
PNC CAPITAL MARKETS LLC,
ING CAPITAL LLC
and
KEYBANC CAPITAL MARKETS, INC.,
as Joint Lead Arrangers and Joint Bookrunners
Dated as of May 14, 2015

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-ii-

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SCHEDULES:

1.1(a)	Commitments
1.1(b)	Existing Letters of Credit
1.1(c)	Currencies
5.4	Consents, Authorizations, Filings and Notices
5.8	Real Property
5.15	Subsidiaries
5.19(a)	UCC Filing Jurisdictions
5.19(b)	Real Property Filing Jurisdictions
8.2	Existing Indebtedness
8.3	Existing Liens
8.5	Dispositions
8.7	Existing Investments
8.9	Transactions with Affiliates
8.14	Clauses Restricting Subsidiary Distributions

EXHIBITS:

A	Form of Assignment and Assumption
B	Form of Compliance Certificate
B-1	Form of Borrowing Notice
C	Form of Guarantee and Collateral Agreement
D-1	Form of Term Note
D-2	Form of Revolving Note
D-3	Form of Swingline Note
E	Form of Joint Secretary’s Certificate
F	Form of Solvency Certificate
G-1	Form of Non-Bank Certificate
G-2	Form of Non-Bank Certificate
G-3	Form of Non-Bank Certificate
G-4	Form of Non-Bank Certificate

-iv-

CREDIT AGREEMENT, dated as of May 14, 2015, among INC RESEARCH, LLC, a Delaware limited liability company (the “Borrower”), INC RESEARCH HOLDINGS, INC., a Delaware corporation (“Holdings”), the several banks and other financial institutions or entities from time to time parties to this Agreement as Lenders and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent and collateral agent (in such capacities, and together with its successors and permitted assigns in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively) and Swingline Lender.
WHEREAS, the Borrower has requested that the Lenders make available (a) the Closing Date Term Commitments and the Term Loans on the Closing Date to finance a portion of the Transactions and to pay related fees and expenses and (b) the Revolving Commitments on and following the Closing Date for the purposes set forth herein; and
WHEREAS, the Lenders are willing to make available the Closing Date Term Commitments and the Revolving Commitments for such purposes on the terms and subject to the conditions set forth in this Agreement;
NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto agree as follows:
SECTION 1.DEFINITIONS
1.1    Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“2015 Capital Stock Repurchase”: the repurchase, directly or indirectly, of certain Capital Stock of Holdings owned by the Sponsors in an aggregate amount not to exceed $150,000,000.
“Acquired Person”: as defined in Section 8.2(i).
“Additional Revolving Commitment Lender”: as defined in Section 3.17(d).
“Additional Term Commitment Lender”: as defined in Section 2.5(d).
“Adjustment Date”: the date that is three (3) Business Days after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 7.1(a) or (b).
“Administrative Agent”: as defined in the preamble to this Agreement.
“Administrative Agent Parties”: as defined in Section 11.2(c).
“Affected Lender”: as defined in Section 4.13.
“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative thereto. No Person (other than the Borrower or any Subsidiary of the Borrower) in whom a Receivables Entity makes an Investment in connection with a financing of Receivables will be deemed to be an Affiliate of the Borrower or any of its Subsidiaries solely by reason of such Investment.

“Agent Related Parties”: the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swingline Lender and each of their respective Affiliates, officers, directors, employees, agents, advisors and representatives.
“Agents”: the collective reference to the Administrative Agent, the Collateral Agent and the Joint Lead Arrangers, which term shall include, for purposes of Sections 10 and 11.5 only, the Issuing Lender and the Swingline Lender.
“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate then unpaid principal amount of such Lender’s Term Loans, (b) the amount of such Lender’s Closing Date Term Commitment then in effect and (c) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding, giving effect to any assignments.
“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Agreement”: this Credit Agreement.
“Anti-Corruption Laws”: as defined in Section 5.22(b).
“Applicable Margin”: for any day, the rate per annum applicable to the relevant Type of Loans set forth below under the caption “Eurodollar Spread” or “Base Rate Spread”, as the case may be, based upon the Secured Net Leverage Ratio as of the most recent Adjustment Date; provided that, until the first Adjustment Date occurring for the first full fiscal quarter after the Closing Date, the Applicable Margin shall be the applicable rate per annum set forth below in Pricing Level 3:

Pricing Level	Secured Net Leverage Ratio	Base Rate Spread for Loans	Eurodollar Spread for Loans
1	Less than 1.50 to 1.00	0.50%	1.50%
2	Greater than or equal to 1.50 to 1.00, but less than 2.25 to 1.00	0.75%	1.75%
3	Greater than or equal to 2.25 to 1.00, but less than 3.00 to 1.00	1.00%	2.00%
4	Greater than or equal to 3.00 to 1.00	1.25%	2.25%

The Applicable Margin shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Secured Net Leverage Ratio in accordance with the table above; provided that if financial statements are not delivered when required pursuant to Section 7.1, the “Applicable Margin” shall be the rate per annum set forth above in Pricing Level 4 until such financial statements are delivered in compliance with Section 7.1.
“Application”: an application, substantially in such form as the Issuing Lender may specify as the form for use by its similarly situated customers from time to time, requesting the Issuing Lender to issue or amend a Letter of Credit.

“Approved Fund”: with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans, or similar extensions of credit in the ordinary course and is administered or managed by (a) such Lender, (b) an Affiliate of such Lender, or (c) an entity or an Affiliate of an entity that administers or manages such Lender.
“Asset Sale”: any Disposition of Property or series of related Dispositions of Property, including, without limitation, any issuance of Capital Stock of any Subsidiary of the Borrower to a Person other than to the Borrower or a Subsidiary of the Borrower (excluding in any case any such Disposition permitted by clauses (a), (b), (c), (d), (e), (f), (g), (i), (j), (k), (l), (m), (n), (o), (p), (q), (s), (t), (u) and (v) of Section 8.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $2,000,000.
“Assignee”: as defined in Section 11.6(b).
“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, and, if applicable, consented to by the Borrower, substantially in the form of Exhibit A.
“Assignment Effective Date”: as defined in Section 11.6(d).
“Attributable Receivables Indebtedness”: at any time, the principal amount of Indebtedness which (i) if a Permitted Receivables Facility is structured as a secured lending agreement, would constitute the principal amount of such Indebtedness or (ii) if a Permitted Receivables Facility is structured as a purchase agreement, would be outstanding if the purchase price paid to the Borrower and its Subsidiaries in respect of all Receivables that had an original term following such time of determination was instead a loan in such amount.
“Available Amount”: at any time, an amount equal to, without duplication:
(a)    the sum of:
(i)    $30,000,000; plus
(ii)    an amount, not less than zero, equal to 50% of Consolidated Net Income for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Closing Date occurs to the end of the fiscal quarter most recently ended in respect of which a Compliance Certificate has been delivered as required hereunder, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus
(iii)    the amount of any capital contributions to the Borrower or other proceeds of any issuance of Capital Stock of the Borrower after the Closing Date (other than (x)  any proceeds of any issuance of Disqualified Capital Stock, (y) any amounts received from the Borrower or any Subsidiary or (z) the proceeds of capital contributions or equity or issuance of Capital Stock to the extent utilized in connection with other transactions permitted pursuant to Section 8.6(c) or (d)), plus the fair market value, as reasonably determined by the Borrower, of Cash Equivalents, marketable securities or other property received by the Borrower or any Subsidiary as a capital contribution or in return for any issuance of Capital Stock (other than any amounts (x) constituting proceeds of any issuance of Disqualified Capital Stock or (y) received from the Borrower or any Subsidiary), in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus
(iv)    the aggregate net cash proceeds received by the Borrower and its Subsidiaries from any issuance of Indebtedness or Disqualified Capital Stock, in each case, of the Borrower or any Subsidiary after the Closing Date (other than Indebtedness or such Disqualified Capital Stock issued to the Borrower or any Subsidiary), which has been converted into or exchanged for Capital Stock (other than Disqualified Capital Stock) of the Borrower or any direct or indirect parent company of the Borrower that does not constitute Disqualified Capital Stock, together with the fair market value of any Cash Equivalents and the fair market value (as reasonably determined by the Borrower) of any property or assets received by the Borrower or such Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus
(v)    the net proceeds received by the Borrower or any Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to any Person (other than the Borrower or any Subsidiary) of any Investment made pursuant to Section 8.7(n); plus
(vi)    to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Borrower or any Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments of loans, in each case received in respect of any Investment made after the Closing Date pursuant to Section 8.7(n) (in an amount not to exceed the original amount of such Investment); plus
(vii)    without duplication of amounts that increase amounts available for Investments pursuant to any other provision of Section 8.7, an amount equal to the sum of (A) the amount of any Investments by the Borrower or any Subsidiary pursuant to Section 8.7(n) in any Unrestricted Subsidiary (in an amount not to exceed the lesser of (x) the original amount of such Investments and (y) the fair market value of such Investments at the time of redesignation) that has been redesignated as a Subsidiary pursuant to Section 7.12 or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Subsidiary and (B) the fair market value (as reasonably determined by the Borrower) of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of the Investment in such Unrestricted Subsidiary) to the Borrower or any Subsidiary, in each case, during the period from and including the day immediately following the Closing Date through and including such time; minus
(b)    any usage of such Available Amount pursuant to Sections 8.6(e), 8.7(i) (to the extent referring to usage of the Available Amount pursuant to clause (d) of the definition of Permitted Acquisition), 8.7(n) and 8.8(a)(ii);
provided that no amounts included in the Available Amount under clause (a)(i) or (a)(ii) above shall be utilized unless immediately after giving effect to the relevant usage (x) no Event of Default has occurred and is continuing, (y) the Secured Net Leverage Ratio as of the last day of the most recently ended fiscal quarter for which financial statements are available would be less than or equal to 2.50 to 1.00 and (z) the

Consolidated Net Leverage Ratio as of the last day of the most recently ended fiscal quarter for which financial statements are available would be less than or equal to 4.50 to 1.00.
“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided that, in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 3.5(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.
“Avista”: collectively, Avista Capital Partners II, L.P., Avista Capital Partners (Offshore) II, L.P., Avista Capital Partners (Offshore) II-A, L.P. and any Affiliates of any of the foregoing.
“Base Rate”: for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (iii) the sum of (a) the Eurodollar Rate that would be payable on such day for a Eurodollar Rate Loan with a one-month interest period plus (b) 1.00%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
“Base Rate Loans”: Loans the rate of interest applicable to which is based upon the Base Rate.
“Benefited Lender”: as defined in Section 11.7(a).
“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower”: as defined in the preamble to this Agreement.
“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.
“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.
“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. Notwithstanding the foregoing, in no event will any obligation in respect of a lease that would have been categorized as an operating lease in accordance with GAAP as in effect on the Closing Date be considered a Capital Lease Obligation for any purpose under this Agreement (and no agreement relating to any such operating lease shall be considered a capital lease for any purpose under this Agreement).
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing; provided that Capital Stock shall not include any debt securities that are convertible into or exchangeable for any of the foregoing Capital Stock.

“Cash Collateralize”: (a) in respect of an obligation, provide and pledge cash collateral in Dollars, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, and (b) in respect of any L/C Obligations under Letters of Credit, either the deposit of cash collateral (pursuant to documentation in form and substance reasonably satisfactory to the Issuing Lender) in the relevant L/C Currency in an amount equal to 102% of such outstanding L/C Obligations (the “Cash Collateral”) or the delivery of a “backstop” Letter of Credit in form and substance, and issued by an issuing bank, reasonably satisfactory to the Issuing Lender (and “Cash Collateralization” has a corresponding meaning).
“Cash Equivalents”:
(i)    Dollars,
(ii)    (a) euro, or any national currency of any participating member of the EMU, or (b) in the case of any Foreign Subsidiary, such local currencies held by them from time to time in the ordinary course of business,
(iii)    securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of twelve (12) months or less from the date of acquisition,
(iv)    marketable direct EEA Government Obligations with maturities of twelve (12) months or less from the date of acquisition,
(v)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500,000,000,
(vi)    repurchase obligations for underlying securities of the types described in clauses (iii), (iv) and (v) entered into with any financial institution meeting the qualifications specified in clause (v) above,
(vii)    commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within twenty-four (24) months after the date of creation thereof,
(viii)    marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively, and in each case maturing within twenty-four (24) months after the date of creation thereof,
(ix)    readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having one of the two highest ratings obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) with maturities of twenty-four (24) months or less from the date of acquisition,
(x)    investment funds investing 90% of their assets in securities of the types described in clauses (i) through (ix) above, and

(xi)    in the case of any Subsidiary organized or having its principal place of business outside of the United States, investments of comparable tenor and credit quality to those described in the foregoing clauses (iii) through (x) customarily utilized in countries in which such Subsidiary operates.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (i) and (ii) above, provided that such amounts are converted into any currency listed in clauses (i) and (ii) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.
“Cash Management Agreement”: any agreement for the provision of Cash Management Services.
“Cash Management Services”: (a) cash management services, including treasury, depository, overdraft, electronic funds transfer and other cash management arrangements and (b) commercial credit card and merchant card services.
“Cash Pool Obligation”: the offshore cash management programs in Euros, Dollars, British Pound Sterling, Swiss Francs and the other currencies set forth on Schedule 1.1(c) (and such other currencies as may from time to time be approved by the Administrative Agent, such approval not to be unreasonably withheld) established by the Cash Pool Participants in which cash funds of the Cash Pool Participants will be concentrated with a Subsidiary of the Borrower that is not a Loan Party.
“Cash Pool Participants”: certain Subsidiaries of the Borrower that are not Loan Parties identified by the Borrower to the Administrative Agent in writing from time to time.
“CFC”: a controlled foreign corporation within the meaning of Section 957 of the Code.
“Change of Control”: an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than a Permitted Holder becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock of Holdings representing more than the greater of (i) 35% or more of the outstanding Voting Stock of Holdings and (ii) the percentage of the then outstanding Voting Stock of Holdings owned, directly or indirectly, by the Permitted Holders (collectively);
(b)    Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of the Borrower; or
(c)    a “change of control” or similar provision as set forth in any indenture or other instrument evidencing any Material Indebtedness of a Group Member has occurred obligating any Group Member to repurchase, redeem or repay all or any part of the Indebtedness provided for therein; provided, that for purposes of this clause (c) only, the definition of “Material Indebtedness” shall be Indebtedness, the outstanding principal amount of which exceeds in the aggregate $50,000,000.
“Closing Date”: May 14, 2015.

“Closing Date Term Commitment”: as to each Lender, the obligation of such Lender, if any, to make Term Loans to the Borrower hereunder in a principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1(a) or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof, including, without limitation, Section 4.2(c). The original aggregate amount of Closing Date Term Commitments is $525,000,000.
“Code”: the Internal Revenue Code of 1986, as amended.
“Collateral”: all Property of the Loan Parties (other than Excluded Assets), now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.
“Collateral Agent”: as defined in the preamble to this Agreement.
“Commitment”: any Closing Date Term Commitment or Revolving Commitment of any Lender.
“Commitment Fee Rate”: for each fiscal quarter or portion thereof, the applicable rate per annum set forth below based upon the Secured Net Leverage Ratio as of the last Adjustment Date; provided that, until the first Adjustment Date occurring for the first full fiscal quarter after the Closing Date, the Commitment Fee Rate shall be the applicable rate per annum set forth below in Pricing Level 3.

Pricing Level	Secured Net Leverage Ratio	Commitment Fee Rate
1	Less than 1.50 to 1.00	0.20%
2	Greater than or equal to 1.50 to 1.00, but less than 2.25 to 1.00	0.25%
3	Greater than or equal to 2.25 to 1.00, but less than 3.00 to 1.00	0.30%
4	Greater than or equal to 3.00 to 1.00	0.35%

The Commitment Fee Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Secured Net Leverage Ratio in accordance with the table set forth above; provided that if financial statements are not delivered when required pursuant to Section 7.1, the Commitment Fee Rate shall be the rate per annum set forth above in Pricing Level 4 until such financial statements are delivered in compliance with Section 7.1.
“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.
“Communications”: as defined in Section 11.2(b).
“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.
“Confidential Information Memorandum”: the Confidential Information Memorandum dated April 2015, and furnished to the Lenders in connection with the syndication of the Facilities.

“Consolidated Depreciation and Amortization Expense”: with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of goodwill and other intangibles, deferred financing fees of such Person and its Subsidiaries, for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA”: with respect to any Person for any period, the Consolidated Net Income of such Person for such period
(i)    increased (without duplication) by:
(a)    Permitted Tax Distributions and any other provision for taxes based on income or profits or capital gains, including, with-out limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus
(b)    Consolidated Interest Expense of such Person for such period plus amounts excluded from the definition of Consolidated Interest Expense pursuant to clauses (i)(x) and (i)(y) thereof to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income and, to the extent not included therein, agency fees paid to the Administrative Agent and the Collateral Agent; plus
(c)    Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus
(d)    the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities; plus
(e)    any other non-cash charges, including any write-offs, write-downs or impairment charges, reducing Consolidated Net Income for such period (including, without limitation, any write-offs of deferred financing costs previously capitalized on the balance sheet of such Person and its Subsidiaries) (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus
(f)    any costs or expense incurred by Holdings or a Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; plus
(g)    the amount of directors’ fees or reimbursements, in each case not to exceed the amount permitted under Section 8.6(g) and to the extent permitted by Section 8.9; plus
(h)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of

Consolidated EBITDA pursuant to clause (ii) below for any previous period and not added back; plus
(i)    any net loss included in the consolidated financial statements due to the application of Financial Accounting Standards No. 160 “Non-controlling Interests in Consolidated Financial Statements” (“FAS 160”); plus
(j)    [Reserved]; plus
(k)    the amount of loss on sale of receivables and related assets in connection with a receivables financing permitted hereunder deducted (and not added back) in computing Consolidated Net Income; plus
(l)    the amount of “run-rate” cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Borrower in good faith to be realized as a result of actions taken or expected to be taken during such period (calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (1) such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies are reasonably identifiable and factually supportable, (2) such cost savings, operating expense reductions, restructuring charges and expenses and cost saving synergies are commenced within eighteen (18) months of such actions, (3) no cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies may be added pursuant to this clause (l) to the extent duplicative of any expenses or charges relating thereto that are either excluded in computing Consolidated Net Income or included (i.e., added back) in computing Consolidated EBITDA for such period, (4) such adjustments may be incremental to (but not duplicative of) pro forma adjustments made pursuant to Section 1.3 and (5) the aggregate amount of cost savings, operating expense reductions and cost saving synergies added pursuant to this clause (l) shall not exceed (A) 20.0% of Consolidated EBITDA for such four-quarter period plus (B) the amount of any such cost savings, operating expense reductions, restructuring charges and expenses and cost-savings synergies that would be permitted to be included in financial statements prepared in accordance with Regulation S-X under the Securities Act during such four-quarter period; plus
(m)    charges attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, transition, opening and pre-opening expenses, business optimization and other restructuring and integration charges (including inventory optimization programs, software development costs, costs related to the closure or consolidation of facilities and plants, costs relating to curtailments, costs related to entry into new markets, strategic initiatives and contracts, consulting fees, signing or retention costs, retention or completion bonuses, expansion and relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and startup costs);
(ii)    decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.
Notwithstanding anything to the contrary herein, it is agreed that for the purpose of calculating the Consolidated Net Leverage Ratio, the Secured Net Leverage Ratio, the Interest Coverage Ratio and/or the amount of any basket based on a percentage of Consolidated EBITDA for any period that includes the fiscal quarters ended March 31, 2015, December 31, 2014, September 30, 2014 and/or June 30, 2014, (i) Consolidated EBITDA for the fiscal quarter ended March 31, 2015 shall be deemed to be $51,194,000, (ii) Consolidated EBITDA for the fiscal quarter ended December 31, 2014 shall be deemed to be $41,586,000, (iii) Consolidated EBITDA for the fiscal quarter ended September 30, 2014 shall be deemed to be $42,245,000 and (iv) Consolidated EBITDA for the fiscal quarter ended June 30, 2014 shall be deemed to be $41,338,000.
“Consolidated Funded Debt”: at any date, the aggregate amount of indebtedness that is (or would be) reflected on the balance sheet of Holdings and its Subsidiaries (including any Receivables Entity whose accounts are not consolidated with the accounts of Holdings and its Subsidiaries in accordance with GAAP) determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense”: with respect to any Person for any period, without duplication, the sum of:
(i)    consolidated interest expense of such Person and its Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capital Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding, (w) penalties and interest related to taxes, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees; plus
(ii)    consolidated capitalized interest of such Person and its Subsidiaries for such period, whether paid or accrued; less
(iii)    interest income of such Person and its Subsidiaries for such period.
For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.
“Consolidated Net Leverage Ratio”: at any date, the ratio of (a) Consolidated Funded Debt as of such date, net of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries and cash and Cash Equivalents of the Borrower and its Subsidiaries restricted in favor of the Administrative Agent, the Collateral Agent or any Secured Party (to the extent pursuant to a Loan Document or otherwise in support of the Obligations) in an aggregate amount not to exceed $75,000,000 (of which not more than $25,000,000 may be cash and Cash Equivalents held outside of the United States), to (b) Consolidated EBITDA of Holdings and its Subsidiaries for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of any fiscal quarter, the most recently completed fiscal quarter for which financial statements are required to have been delivered pursuant to Section 7.1), in each case with such pro forma adjustments to Consolidated Funded Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in Section 1.3.
“Consolidated Net Income”: with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,
(i)    any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or costs, charges and expenses (including relating to the Transactions), including, without limitation, any severance costs, integration costs, relocation costs, and curtailments or modifications to pension and post-retirement employee benefit plans, shall be excluded,
(ii)    the cumulative effect of a change in accounting principles during such period shall be excluded,
(iii)    any after-tax effect of income (loss) from disposed or discontinued operations and any net after‑tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,
(iv)    any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions (including sales or other dispositions under a receivables financing permitted hereunder) other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded,
(v)    the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to Holdings or a Subsidiary thereof in respect of such period by such Person,
(vi)    effects of adjustments (including the effects of such adjustments pushed down to Holdings and its Subsidiaries) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
(vii)    (a) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and non-cash charges associated with the roll-over, acceleration or payout of Capital Stock by management of the Borrower, Holdings or any direct or indirect parent thereof in connection with the Transactions or other acquisitions shall be excluded and (b) the amount of any contingent payments related to any acquisition or Investment permitted hereunder that are treated as compensation expense in accordance with GAAP shall be excluded,
(viii)    any impairment charge or asset write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles and other assets arising pursuant to GAAP shall be excluded,

(ix)    any net gain or loss in such period (a) due solely to fluctuations in currency values or (b) resulting from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) shall be excluded,
(x)    any increase in amortization or depreciation or other non-cash charges resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Closing Date, net of taxes, shall be excluded,
(xi)    any after-tax effect of income (loss) from early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,
(xii)    any net gain or loss in such period from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements shall be excluded,
(xiii)    any fees, charges, costs and expenses incurred in connection with the Transactions or accruals and reserves that are established within one year from the Closing Date that are required to be established as a result of the Transactions in accordance with GAAP shall be excluded, and
(xiv)    any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investments permitted hereunder, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted hereunder (including a refinancing thereof) (whether or not successful), including (a) such fees, expenses or charges related to the Facilities and any receivables financing permitted hereunder and (b) any amendment or other modification of the Loan Documents and any receivables financing permitted hereunder shall be excluded.
In addition, to the extent not already included in the Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance or other Disposition permitted hereunder.
“Consolidated Total Assets”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control Event”:  the Permitted Holders, collectively, directly or indirectly, ceasing to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) more than 50% of the outstanding Voting Stock of Holdings.
“Default”: any of the events specified in Section 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: subject to Section 3.15(e), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, any Issuing Lender, the Swingline Lender or the Borrower, to confirm in writing to the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Borrower) or (d) as to which the Administrative Agent has received notification that such Lender is, or has a direct or indirect parent company that is, (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (ii) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, or (ii) in the case of a solvent Lender, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority or instrumentality thereof under or based on the law of the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in any case so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Capital Stock”: any Capital Stock that is not Qualified Capital Stock.
“Disqualified Institutions”: (i) any Person identified by name in writing to the Administrative Agent on or prior to April 7, 2015 and identified to the Lenders, (ii) any other Person that is identified by name in writing to the Administrative Agent after the Closing Date to the extent such Person is a competitor or is an Affiliate of a competitor of Holdings or its Subsidiaries, which designations shall become effective two days after delivery of each such written supplement to the Administrative Agent, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans and (iii) any Affiliate of any Person referred to in clause (i) or (ii) above that is (x) reasonably identifiable as such on the basis of its name or (y) identified as such by name in writing to the Administrative Agent; provided that a “competitor” or an Affiliate of a competitor shall not include any bona fide debt fund or investment vehicle (other than a bona fide debt fund or investment vehicle that has been identified in writing pursuant to clause (i) above) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with such competitor or Affiliate thereof, as applicable, and for which no personnel involved with the competitive activities of its affiliates (i) makes any investment decisions for such debt fund or (ii) has access to any information (other than information publicly available) relating to Holdings or its Subsidiaries from such debt fund.
“Disregarded Domestic Person”: any direct or indirect Domestic Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes if it holds no material assets other than the equity or debt of one or more direct or indirect Foreign Subsidiaries that are CFCs.
“Dollar Amount” means, with respect to any amount denominated in Dollars, such amount of Dollars, and with respect to any amount denominated in a currency other than Dollars, the amount of Dollars, as of any date of determination, into which such amount of other currency can be converted in accordance with prevailing exchange rates, as determined by reference to the Wall Street Journal published on the Business Day closest in time to the relevant date of determination or for the relevant period of determination (or if such reference is not available, by such other method reasonably determined by the Administrative Agent).
“Dollars” and “$”: dollars in lawful currency of the United States.
“Domestic Subsidiary”: any Subsidiary of Holdings (other than the Borrower) that is not a Foreign Subsidiary.
“Earn-Out Obligations”: those certain obligations of Holdings or any Subsidiary arising in connection with any acquisition of assets or businesses permitted under Section 8.7 to the seller of such assets or businesses and the payment of which is dependent on the future earnings or performance of such assets or businesses and contained in the agreement relating to such acquisition, but only to the extent of the reserve, if any, required under GAAP to be established in respect thereof by Holdings and its Subsidiaries.
“EEA Government Obligation” means any direct non-callable obligation of any European Union member for the payment of which obligation the full faith and credit of the respective nation is pledged; provided that such nation has a credit rating at least equal to that of the highest rated member nation of the European Economic Area.
“Eligible Assignee”: any Assignee permitted by and consented to in accordance with Section 11.6(b); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (a) Holdings or any of its subsidiaries or Affiliates, (b) any Defaulting Lender or Affiliate of a Defaulting Lender and (c) any natural person.
“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.
“Environment”: ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws”: any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) relating to pollution or protection of the Environment, including those relating to use, generation, storage, treatment, transport, Release or threat of Release of Materials of Environmental Concern, or to protection of human health or safety (to the extent relating to the presence in the Environment or the Release or threat of Release of Materials of Environmental Concern), as now or may at any time hereafter be in effect.
“Equivalent Managing Body”: (i) with respect to a manager managed limited liability company, the board of managers, (ii) with respect to a member managed limited liability company, the board of directors of its most direct corporate parent company, which, for the avoidance of doubt, for the Borrower on the Closing Date is Parent and (iii) with respect to a partnership, the board of directors of the general partner to the extent such general partner is a corporation, or the Equivalent Managing Body of the general partner if such general partner is not a corporation.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Euro” or “EUR”: the single currency of participating member states of the Economic and Monetary Union.
“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.
“Eurodollar Base Rate”: for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, (a) the rate per annum equal to the rate determined by the Administrative Agent to be the London interbank offered rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars displayed on page LIBOR01 of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date or (b) in the event the rate referenced in the preceding clause (a) is not available, the rate per annum equal to the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London banking days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.
“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.
“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

Notwithstanding the foregoing, if the Eurodollar Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
“Event of Default”: any of the events specified in Section 9.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Exchange Act”: the Securities Exchange Act of 1934, as amended.
“Excluded Assets”: (a) assets of Unrestricted Subsidiaries, (b) assets of Foreign Subsidiaries, (c) interests in partnerships, joint ventures and non-Wholly Owned Subsidiaries which cannot be pledged without the consent pursuant to the terms of the governing documents of such partnership or joint venture of one or more third parties, subject to Uniform Commercial Code override provisions, (d) any assets a security interest in which would result in material adverse tax consequences as reasonably determined by the Borrower and the Administrative Agent in writing, (e) any property and assets the pledge of which would require governmental consent, approval, license or authorization, subject to Uniform Commercial Code override provisions, (f) any “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (g) Capital Stock of any Receivables Entity to the extent a pledge of such Capital Stock is prohibited by, or would result in a breach or default under, the underlying Permitted Receivables Facility and (h) any asset identified in writing with respect to which the Administrative Agent and the relevant Loan Party have reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweigh the benefit of a security interest to the relevant Secured Parties afforded thereby.
“Excluded Indebtedness”: all Indebtedness permitted by Section 8.2.
“Excluded Taxes”: with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) Taxes imposed on or measured by its net income or net profits (however denominated), franchise Taxes imposed on it in lieu of net income Taxes and branch profits (or similar) Taxes imposed on it, in each case, by any jurisdiction (or any political subdivision thereof) (i) as a result of the recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office in such jurisdiction, or (ii) as a result of any other present or former connection between such recipient and such jurisdiction (other than a connection arising primarily as a result of the Loan Documents or any transaction contemplated by the Loan Documents), (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 4.13), any U.S. federal withholding Tax that (i) is imposed on amounts payable to such Foreign Lender under any laws in effect at the time such Foreign Lender becomes a party hereto (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 4.10(a); or (ii) is attributable to such Foreign Lender’s failure to comply with Section 4.10(e), (c) any United States federal withholding Tax that is imposed pursuant to FATCA, (d) any U.S. federal backup withholding taxes imposed under Section 3406 of the Code on amounts payable to a Lender under the laws in effect at the time such

Lender becomes a party to this Agreement or acquires a participation in all or a portion of a Lender’s rights and obligations under this Agreement, and (e) any interest, additions to tax or penalties in respect of the foregoing.
“Existing INC Credit Agreement”: that certain existing credit agreement entered into as of November 13, 2014, as amended, by and among the Borrower, Holdings, Goldman Sachs Bank USA as administrative agent, and the lenders party thereto.
“Existing Letter of Credit” means any letter of credit previously issued under the Existing INC Credit Agreement that (a) will remain outstanding on and after the Closing Date and (b) is listed on Schedule 1.1(b).
“Existing Revolving Facility Maturity Date”: as defined in Section 3.17(a).
“Existing Term Facility Maturity Date”: as defined in Section 2.5(a).
“Extending Revolving Lender”: as defined in Section 3.17(e).
“Extending Term Lender”: as defined in Section 2.5(e).
“Facility”: each of (a) the Term Facility (including, if applicable, any Incremental Term Facility) and (b) the Revolving Facility (including, if applicable, any increases to the Revolving Facility as a result of any Incremental Revolving Commitments).
“FATCA”: current Sections 1471 through 1474 of the Code and any amended or successor version that is substantively comparable and not materially more onerous to comply with, and any current or future Treasury regulations or other official administrative guidance (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the IRS) promulgated thereunder, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (and any amended or successor version as described above) and applicable intergovernmental agreements and related legislation or administrative rules or practices implementing any of the foregoing.
“Federal Funds Effective Rate”: for any day, the rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent in a commercially reasonable manner.
“Fee Letter”: that certain Administrative Agent Fee Letter, dated as of April 2, 2015, between the Borrower and Wells Fargo Bank, National Association.
“FEMA”: the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.
“Flood Insurance Laws”: collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender”: any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Foreign Subsidiary”: any direct or indirect subsidiary of the Borrower (i) that is organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia or (ii) that solely owns equity in one or more Foreign Subsidiaries that are CFCs.
“Funding Office”: the office of the Administrative Agent specified in Section 11.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.
“GAAP”: generally accepted accounting principles in the United States as in effect from time to time subject to Section 1.2(e).
“Governmental Authority”: any nation or government, any state or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank) and any securities exchange.
“Governmental Authorization”: all laws, rules, regulations, authorizations, consents, decrees, permits, licenses, waivers, privileges, approvals from and filings with all Governmental Authorities necessary in connection with any Group Member’s business.
“Group Members”: the collective reference to Holdings and its Subsidiaries.
“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement, dated as of the date hereof, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor.
“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: collectively, Holdings and the Subsidiary Guarantors.
“Hedge Agreements”: any agreement with respect to any cap, swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Hedge Agreement.
“Hedging Obligations”: obligations under Hedge Agreements.
“Holdings”: as defined in the preamble to this Agreement.
“Immaterial Subsidiary”: each Subsidiary of the Borrower now existing or hereafter acquired or formed and each successor thereto, (a) which accounts for not more than (i) 2.5% of the Consolidated EBITDA of Holdings and its Subsidiaries or (ii) 2.5% of the Consolidated Total Assets of Holdings and its Subsidiaries, in each case, as of the last day of the most recently completed fiscal quarter; and (b) if the Subsidiaries that constitute Immaterial Subsidiaries pursuant to clause (a) above account for, in the aggregate, more than 5% of such Consolidated EBITDA and more than 5% of the Consolidated Total Assets, each as described in clause (a) above, then the term “Immaterial Subsidiary” shall not include each such Subsidiary necessary to account for at least 95% of the Consolidated EBITDA and 95% of the Consolidated Total Assets, each as described in clause (a) above.
“Increase Revolving Joinder”: as defined in Section 3.16(c).
“Increase Term Joinder”: as defined in Section 2.4(c).
“Incremental Cap”:
(a)    (i) $150,000,000 less (ii) the aggregate principal amount of all Incremental Facilities incurred or issued after the Closing Date and all Incremental Equivalent Debt incurred or issued after the Closing Date less (iii) the aggregate principal amount of all Attributable Receivables Indebtedness incurred after the Closing Date, plus
(b)    in the case of any Incremental Facility that effectively extends the Term Loan Maturity Date or Revolving Termination Date, as applicable, an amount equal to the portion of the Loans or commitments that will be replaced by such Incremental Facility, plus
(c)    in the case of any Incremental Facility that effectively replaces any Revolving Commitment terminated in accordance with Section 3.6, an amount equal to the relevant terminated Revolving Commitment, plus
(d)    the amount of any optional prepayment of any Loan in accordance with Section 4.1 and/or the amount of any permanent reduction of any Revolving Commitment so long as, in the case of any optional prepayment, such prepayment was not funded (i) with the proceeds of any long-term Indebtedness (other than revolving Indebtedness) or (ii) with the proceeds of any Incremental Facility incurred in reliance on clause (b) or (c) above.
“Incremental Equivalent Debt”: as defined in Section 8.2(x).

“Incremental Facilities”: the Incremental Term Facilities and Incremental Revolving Facilities.
“Incremental Lender”: any Person that makes a Loan pursuant to Section 2.4 or 3.16, or has a commitment to make a Loan pursuant to Section 2.4 or 3.16.
“Incremental Revolving Commitment”: as defined in Section 3.16(a).
“Incremental Revolving Facility”: as defined in Section 3.16(a).
“Incremental Revolving Loans”: as defined in Section 3.16(c).
“Incremental Term Facility”: as defined in Section 2.4(a).
“Incremental Term Loans”: as defined in Section 2.4(c).
“Incremental Term Loan Commitment”: as defined in Section 2.4(a).
“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (excluding (i) current trade payables incurred in the ordinary course of such Person’s business and (ii) any Earn-Out Obligations until they become a liability on the balance sheet of such Person in accordance with GAAP), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers’ acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all Disqualified Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Sections 8.2 and 9.1(e) only, all obligations of such Person in respect of Hedge Agreements and (k) all Attributable Receivables Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. For purposes of clause (j) above (including as such clause applies to Section 9.1(e)), the principal amount of Indebtedness in respect of Hedge Agreements shall equal the amount that would be payable (giving effect to netting) at such time if such Hedge Agreement were terminated.
“Indemnified Liabilities”: as defined in Section 11.5(a).
“Indemnified Taxes”: all Taxes other than Excluded Taxes.
“Indemnitee”: as defined in Section 11.5(a).
“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.
“Intellectual Property”: collectively, all United States and foreign (a) patents, patent applications, certificates of inventions, industrial designs, together with any and all inventions described and claimed therein, and reissues, divisions, continuations, extensions and continuations-in-part thereof and amendments thereto; (b) trademarks, service marks, certification marks, trade names, slogans, logos, trade dress, Internet Domain Names, and other source identifiers, whether statutory or common law, whether registered or unregistered, and whether established or registered in the United States or any other country or any political subdivision thereof, together with any and all registrations and applications for any of the foregoing, goodwill connected with the use thereof and symbolized thereby, and extensions and renewals thereof and amendments thereto; (c) copyrights (whether statutory or common law, and whether published or unpublished), copyrightable subject matter, and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), together with any and all registrations and applications therefor, and renewals and extensions thereof and amendments thereto; (d) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”); (e) trade secrets and proprietary or confidential information, data and databases, know-how and proprietary processes, designs, inventions, and any other similar intangible rights, to the extent not covered by the foregoing, whether statutory or common law, whether registered or unregistered; and (f) rights, priorities, and privileges corresponding to any of the foregoing or other similar intangible assets throughout the world.
“Intellectual Property Security Agreements”: an intellectual property security agreement or such other agreement, as applicable, pursuant to which each Loan Party which owns any Intellectual Property which is the subject of a registration or application grants to the Collateral Agent, for the benefit of the Secured Parties a security interest in such Intellectual Property, substantially in the form attached to the Guarantee and Collateral Agreement.
“Interest Coverage Ratio”: at any date, the ratio of (a) Consolidated EBITDA of Holdings and its Subsidiaries for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of any fiscal quarter, the most recently completed fiscal quarter for which financial statements are required to have been delivered pursuant to Section 7.1) to (b) Consolidated Interest Expense of Holdings and its Subsidiaries paid or payable in cash for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of any fiscal quarter, the most recently completed fiscal quarter for which financial statements are required to have been delivered pursuant to Section 7.1), in each case with such pro forma adjustments to Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in Section 1.3.
“Interest Payment Date”: (a) as to any Base Rate Loan (other than any Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three (3) months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three (3) months, each day that is three (3) months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is a Base Rate Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be paid.
“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months (or if consented to by all Lenders under the relevant Facility, twelve months) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months (or if consented to by all Lenders under the relevant Facility, twelve months) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent no later than 2:00 p.m., New York City time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:
(i)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(ii)    the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the Term Loan Maturity Date, as the case may be; and
(iii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.
“Interest Rate Determination Date”: with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.
“Internet Domain Names”: all Internet domain names and associated URL addresses.
“Investments”: as defined in Section 8.7.
“IRS”: the United States Internal Revenue Service.
“Issuing Lender”: (a) Wells Fargo Bank, National Association, in its capacity as issuer of any Letter of Credit, (b) Goldman Sachs Bank USA solely in respect of the Existing Letters of Credit issued by it and/or (c) such other Lender or Affiliate of a Lender as the Borrower may select, and Administrative Agent approves, which Lender or Affiliate of a Lender has agreed in writing, in its sole discretion, to serve as the Issuing Lender hereunder pursuant to this Agreement.
“Joint Lead Arrangers”: Wells Fargo Securities, LLC, PNC Capital Markets LLC, ING Capital LLC and KeyBanc Capital Markets, Inc. in their capacities as lead arrangers under this Agreement.
“Junior Financing”: any Junior Indebtedness or any other Indebtedness of Holdings or any Subsidiary that is, or that is required to be, subordinated in payment or lien priority to the Obligations.
“Junior Financing Documentation”: any documentation governing any Junior Financing.
“Junior Indebtedness”: Indebtedness of any Person so long as (a) such Indebtedness shall not require any amortization prior to the date that is on or after the date that is ninety-one (91) days following the Term Loan Maturity Date; (b) the maturity of such Indebtedness shall occur on or after the date that is ninety-one (91) days following the Term Loan Maturity Date; (c) the mandatory prepayment provisions, affirmative and negative covenants and financial covenants shall be no more restrictive, taken as a whole, than the provisions set forth in the Loan Documents, as determined in good faith and, if requested by the Administrative Agent, certified in writing to the Administrative Agent by a Responsible Officer of the Borrower; (d) such

Indebtedness (i) is unsecured or (ii) is secured by a lien on the Collateral that is junior to the lien securing the Facilities, provided, in the case of Indebtedness described in clause (ii), such Indebtedness shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent; (e) if such Indebtedness is Subordinated Indebtedness, the other terms and conditions thereof shall be satisfied; (f) such Indebtedness may be guaranteed by another Loan Party so long as (i) such Loan Party shall have also provided a guarantee of the Obligations substantially on the terms set forth in the Guarantee and Collateral Agreement and (ii) if the Indebtedness being guaranteed is subordinated to the Obligations, such guarantee shall be subordinated to the guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness; and (g) if such Indebtedness is incurred by a Subsidiary that is not a Loan Party, subject to Section 8.7(g), such Indebtedness may be guaranteed by another Group Member.
“L/C Commitment”: $15,000,000 notwithstanding anything contained herein or otherwise, of which no more than the Dollar Amount of $7,500,000 of Letters of Credit may be denominated in any currency other than Dollars (and the L/C Commitment for Letters of Credit issued or to be issued in a currency other than Dollars shall be the Dollar Amount of $7,500,000).
“L/C Currency” means with respect to Letters of Credit, Dollars, Euros or Pound Sterling.
“L/C Exposure”: as to any Lender, its pro rata portion of the L/C Obligations.
“L/C Fee Payment Date”: the last day of each March, June, September and December (commencing on December 31, 2015) and the last day of the Revolving Availability Period.
“L/C Obligations”: at any time, an amount equal to the sum of the Dollar Amount of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.11 (it being agreed that solely for the purposes of determining whether a Revolving Loan, Swingline Loan or Letter of Credit may be made or issued hereunder, whether Revolving Loans or Letters of Credit must be repaid or Cash Collateralized (or remain Cash Collateralized) hereunder pursuant to Section 3.1(a) or Section 3.7(a) and whether Revolving Commitments may be terminated pursuant to Section 3.6, the L/C Obligations relating to each Letter of Credit which is in a currency other than Dollars shall be deemed to be 105% of the Dollar Amount of the amount otherwise determined pursuant to this definition).
“L/C Participants”: the collective reference to all the Revolving Lenders other than the Issuing Lender.
“Lenders”: each Revolving Lender, Term Lender and Incremental Lender; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Issuing Lender and the Swingline Lender.
“Letters of Credit”: as defined in Section 3.7(a).
“Lien”: any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: any loans and advances made by the Lenders pursuant to this Agreement or any Increase Term Joinder or Increase Revolving Joinder, including Swingline Loans.
“Loan Documents”: this Agreement, the Security Documents, the Notes and the Fee Letter.
“Loan Party”: each of Holdings, the Borrower and the Subsidiary Guarantors.
“Long-Term Indebtedness”: any Indebtedness for borrowed money that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability (other than any revolving credit facility).
“Majority Facility Lenders”: the holders of more than 50% of (a) with respect to the Term Facility, the aggregate unpaid principal amount of the outstanding Term Loans and (b) with respect to the Revolving Facility, the Total Revolving Commitments (or, if the Revolving Commitments have been terminated pursuant to the terms hereof, the Total Revolving Extensions of Credit then outstanding).
“Margin Stock”: as defined in Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof.
“Material Adverse Effect”: (a) a material adverse change in, or a material adverse effect upon, the business, operations or financial condition of Holdings and its Subsidiaries, taken as a whole; (b) a material adverse effect on the ability of the Loan Parties taken as a whole to perform their respective payment obligations under any Loan Document; (c) a material and adverse effect on the rights of or remedies available to the Lenders or the Administrative Agent under any Loan Document; or (d) a material adverse effect on the Liens in favor of the Administrative Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.
“Material Indebtedness”: of any Person at any date, Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000.
“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, or any chemicals, substances, materials, wastes, pollutants or contaminants in any form regulated under any Environmental Law, including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, radiation, and infectious, biological or medical waste or animal carcasses.
“Maximum Rate”: as defined in Section 4.5(e).
“Moody’s”: Moody’s Investors Service, Inc.
“Mortgaged Properties”: the real properties as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages pursuant to Section 7.9.
“Mortgages”: any mortgages and deeds of trust or any other documents creating and evidencing a Lien on the Mortgaged Properties made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, which shall be in a form reasonably satisfactory to the Collateral Agent.
“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”:
(a)    in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or held in escrow or purchase price adjustment receivable or by the Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received and net of costs, amounts and taxes set forth below), net of:
(i)    attorneys’ fees, accountants’ fees, investment banking fees and other professional and transactional fees actually incurred in connection therewith;
(ii)    amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document or any Indebtedness secured on a pari passu or junior basis to the Liens of the Security Documents);
(iii)    other customary fees and expenses actually incurred in connection therewith;
(iv)    taxes paid or reasonably estimated to be payable (including Permitted Tax Distributions) as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); and
(v)    amounts provided as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in an Asset Sale (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Asset Sale); provided that such amounts shall be considered Net Cash Proceeds upon release of such reserve;
(b)    in connection with any issuance or sale of Capital Stock, any capital contribution or any incurrence of Indebtedness, the cash proceeds received from such issuance, contribution or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.
“Net Income”: with respect to any Person, the net income (loss) of such Person, determined on a consolidated basis in accordance with GAAP.
“Non-Consenting Lenders”: as defined in Section 11.1.
“Non-Defaulting Lender”: at any time, a Lender that is not a Defaulting Lender.
“Non-Extending Revolving Lender”: as defined in Section 3.17(b).
“Non-Extending Term Lender”: as defined in Section 2.5(b).
“Notes”: the collective reference to any promissory note evidencing Loans.

“Obligations”: the unpaid principal of and interest on (including interest and fees accruing after the maturity of the Loans and Reimbursement Obligations and interest and fees accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to any Agent or to any Lender (or, in the case of Specified Hedge Agreements or Specified Cash Management Agreements, any Qualified Counterparty) or any Affiliate of any Agent or any Lender (including the obligation to provide Cash Collateral hereunder), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit (including Reimbursement Obligations), any Specified Hedge Agreement, Specified Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.
“OFAC”: as defined in Section 5.22(a).
“Organizational Documents”: as to any Person, the Certificate of Incorporation, Certificate of Formation, By Laws, Limited Liability Company Agreement, Partnership Agreement or other similar organizational or governing documents of such Person.
“Other Taxes”: any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“OTPPB”: Ontario Teachers’ Pension Plan Board and any of its Affiliates.
“Participant”: as defined in Section 11.6(e).
“Patriot Act”: the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).
“Permitted Acquisition”: any acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, a majority of the Capital Stock of, or a business line or unit or a division of, any Person; provided that:
(a)    at the time of the execution of the definitive purchase agreement in connection with such Permitted Acquisition, and after giving pro forma effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;
(b)    all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;
(c)    at the time of the execution of the definitive purchase agreement in connection with such Permitted Acquisition, calculated after giving pro forma effect to such acquisition and the incurrence of any Indebtedness to be incurred in connection therewith (and assuming that the commitments under any such Indebtedness are fully drawn) as if such acquisition had occurred on the first day of the most recent period of four (4) consecutive fiscal quarters for which financial statements have been delivered, the Borrower is in compliance with the financial covenants set forth in Section 8.1 calculated as of the most recent period of four (4) consecutive fiscal quarters for which financial statements have been delivered;
(d)    the aggregate amount of Investments consisting of such Permitted Acquisitions by Loan Parties in assets that are not (or do not become) owned by a Loan Party or in Capital Stock of Persons that do not become Loan Parties shall not exceed the sum of (x) $40,000,000; plus (y) amounts otherwise available for Investments under clauses (e), (n) and (y) of Section 8.7; provided that the limitation described in this clause (d) shall not apply to any acquisition to the extent (i) such acquisition is made with the proceeds of sales of the Qualified Capital Stock of, or common equity capital contributions to, the Borrower, in each case, that are excluded from the Available Amount, or (ii) the Person so acquired (or the Person owning the assets so acquired) becomes a Subsidiary Guarantor even though such Person owns Capital Stock in Persons that are not otherwise required to become Subsidiary Guarantors, if, in the case of this clause (ii), not less than 75.0% of the Consolidated EBITDA of the Person(s) acquired in such acquisition (for this purpose and for the component definitions used therein, determined on a consolidated basis for such Persons and their respective Subsidiaries) is generated by Person(s) that will become Subsidiary Guarantors (i.e., disregarding any Consolidated EBITDA generated by Subsidiaries of such Subsidiary Guarantors that are not (or will not become) Subsidiary Guarantors); and
(e)    any Person or assets or division as acquired in accordance herewith shall be in substantially the same business or lines of business in which the Borrower and/or its Subsidiaries are engaged, or are permitted to be engaged as provided in Section 8.15, as of the time of such acquisition.
“Permitted Holders”: (a) Avista, OTPPB, any Affiliate of any of the foregoing (excluding any portfolio companies but it being understood that Holdings and any direct or indirect parent thereof that is not itself an operating company do not constitute portfolio companies), and (b) the equity co-investors identified to the Joint Lead Arrangers and the Administrative Agent in writing prior to the date hereof, in each case in this clause (b) solely with respect to (and not to exceed) the amount of Capital Stock of Holdings directly or indirectly held by each such Person and its Affiliates on the Closing Date.
“Permitted Receivables Facility”: any receivables facility or facilities created under Permitted Receivables Facility Documents providing for the sale or pledge by the Borrower and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Borrower and the Receivables Sellers) to any Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the respective Permitted Receivables Facility Documents (with the respective Receivables Entity permitted to issue notes or other evidences of Indebtedness secured by Permitted Receivables Facility Assets or investor certificates, purchased interest certificates or other similar documentation evidencing interests in Permitted Receivables Facility Assets) in return for the cash used by a Receivables Entity to purchase Permitted Receivables Facility Assets from the Borrower and/or the respective Receivables Sellers, in each case as more fully set forth in the respective Permitted Receivables Facility Documents.
“Permitted Receivables Facility Assets”: (i) Receivables (whether now existing or arising in the future) of the Borrower and its Subsidiaries which are transferred or pledged to a Receivables Entity pursuant to a Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred or pledged to a Receivables Entity and all proceeds thereof and (ii) loans to the Borrower and its Subsidiaries secured by Receivables (whether now existing or arising in the future) and any Permitted Receivables Related Assets of the Borrower and its Subsidiaries which are made pursuant to a Permitted Receivables Facility.
“Permitted Receivables Facility Documents”: each of the documents and agreements entered into in connection with a Permitted Receivables Facility.
“Permitted Receivables Related Assets”: any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with accounts receivable securitization transactions and any collections or proceeds of any of the foregoing.
“Permitted Refinancing”: as to any Indebtedness, the incurrence of other Indebtedness to refinance, extend, renew, defease, restructure, replace or refund (collectively, “refinance”) such existing Indebtedness; provided that, in the case of such other Indebtedness, the following conditions are satisfied: (a) the weighted average life to maturity of such refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced; (b) the principal amount of such refinancing Indebtedness shall be less than or equal to the principal amount (including any accreted or capitalized amount) then outstanding of the Indebtedness being refinanced, plus any required premiums, accrued and unpaid interest and other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by any amount equal to any existing commitments unutilized thereunder; (c) the respective obligor or obligors shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced; (d) the security, if any, for the refinancing Indebtedness shall be substantially the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of refinancing Indebtedness); and (e) if the Indebtedness being refinanced is subordinated to the Obligations, the refinancing Indebtedness is subordinated to the Obligations on terms that are at least as favorable, taken as a whole, as the Indebtedness being refinanced (as determined in good faith and, if requested by the Administrative Agent, certified in writing to the Administrative Agent by a Responsible Officer of the Borrower) and the holders of such refinancing Indebtedness have entered into any subordination or intercreditor agreements reasonably requested by the Administrative Agent evidencing such subordination.
“Permitted Tax Distribution”: for any taxable period for which the Borrower and/or any of its Subsidiaries are members of a consolidated, unitary, combined or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which Holdings or any direct or indirect parent of Holdings is the common parent (a “Tax Group”) or for which the Borrower is a disregarded entity deemed owned by Holdings or any of its direct or indirect parents (a “Corporate Parent”), actual consolidated, combined, unitary or similar income tax liabilities of Tax Group, or the portion of U.S. federal and/or applicable state or local income taxes of such Corporate Parent, for such taxable period that are attributable to income of the Borrower and/or any of its Subsidiaries, in an amount not to exceed the amount that the Borrower and its Subsidiaries would have been required to pay in respect of such federal, state and local income taxes, as the case may be, in respect of such taxable period if the Borrower and/or its Subsidiaries had paid such taxes directly as a stand-alone corporate taxpayer or stand-alone corporate group (reduced by any such taxes directly paid by Holdings, the Borrower or any of its Subsidiaries); provided that any such distributions attributable to income taxes of an Unrestricted Subsidiary shall not exceed any corresponding payments actually made by such Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary for such purpose.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform”: as defined in Section 11.2(b).
“Pledged Company”: any Subsidiary of the Borrower the Capital Stock of which is pledged to the Collateral Agent pursuant to any Security Document.
“Pledged Equity Interests”: as defined in the Guarantee and Collateral Agreement.
“Pound Sterling”: means the lawful currency of the United Kingdom.
“Prime Rate”: means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Properties”: as defined in Section 5.17(a).
“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.
“Public Company Costs”: (a) costs, expenses and disbursements associated with, related to or incurred in anticipation of, or preparation for compliance with (x) the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, (y) the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, and (z) the rules of national securities exchange companies with listed equity or debt securities, (b) costs and expenses associated with investor relations, shareholder meetings and reports to shareholders or debtholders and listing fees, and (c) directors’ compensation, fees, indemnification, expense reimbursement (including legal and other professional fees, expenses and disbursements), and directors’ and officers’ insurance.
“Qualified Capital Stock”: any Capital Stock (other than warrants, rights or options referenced in the definition thereof) that either (a) does not have a maturity and is not mandatorily redeemable, or (b) by its terms (or by the terms of any employee stock option, incentive stock or other equity-based plan or arrangement under which it is issued or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (x) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (excluding any mandatory redemption resulting from an asset sale or change in control so long as no payments in respect thereof are due or owing, or otherwise required to be made, until all Obligations have been paid in full in cash), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case, at any time on or after the ninety-first (91st) day following the Term Loan Maturity Date, or (y) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in clause (x) above, in each case, at any time on or after the ninety-first (91st) day following the Term Loan Maturity Date.
“Qualified Counterparty”: with respect to any Hedge Agreement or Cash Management Agreement, any counterparty thereto that is, or that at the time such Hedge Agreement or Cash Management Agreement was entered into, was, a Lender, an Affiliate of a Lender, an Agent or an Affiliate of an Agent (or, in the case of any such any Hedge Agreement entered into prior to the Closing Date, any counterparty that was a Lender, an Affiliate of a Lender, an Agent or an Affiliate of an Agent on the Closing Date); provided that, in the event a counterparty to a Hedge Agreement or Cash Management Agreement at the time such Hedge Agreement or Cash Management Agreement was entered into (or, in the case of any Hedge Agreement entered into prior to the Closing Date, on the Closing Date) was a Qualified Counterparty, such counterparty shall constitute a Qualified Counterparty hereunder and under the other Loan Documents; provided, further, that if such counterparty is not a Lender or an Agent, such counterparty executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person appoints the Collateral Agent as its agent under the applicable Loan Documents and agrees to be bound by the provisions of Sections 10.3, 11.5, 11.11, 11.12, 11.16 as if it were an Agent or a Lender.
“Quarterly Payment Date”: March 31, June 30, September 30 and December 31 of each year.
“Receivables”: all accounts receivable and property relating thereto (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance).
“Receivables Entity”: a Subsidiary of the Borrower which engages in no activities other than in connection with the financing of Receivables of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary (other than a Receivables Entity) of the Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Borrower or any other Subsidiary (other than a Receivables Entity) of the Borrower in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Borrower or any other Subsidiary (other than a Receivables Entity) of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Borrower nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower (as determined by the Borrower in good faith), and (c) to which neither the Borrower nor any other Subsidiary (other than a Receivables Entity) of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of the Borrower certifying that such designation complied with the foregoing conditions.
“Receivables Sellers”: the Borrower and those Subsidiaries (other than Receivables Entities) that are from time to time party to the Permitted Receivables Facility Documents.

“Recovery Event”: any settlement of or payment in excess of $2,000,000 in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.
“Refinanced Term Loans”: as defined in Section 11.1.
“Refinancing”: the repayment, defeasance, discharge, redemption or termination of (a) the Existing INC Credit Agreement and (b) all Indebtedness for borrowed money (or, in the cases of clause (b) irrevocable notice for the repayment or redemption thereof to the extent accompanied by any prepayments or deposits required to defease, terminate and satisfy in full the obligations under any related indentures or notes) of Holdings and its Subsidiaries other than Indebtedness permitted to remain outstanding on the Closing Date pursuant to Section 6.1.
“Refunded Swingline Loans”: as defined in Section 3.4(b).
“Refunding Date”: as defined in Section 3.4(c).
“Register”: as defined in Section 11.6(d).
“Regulation T”: Regulation T of the Board as in effect from time to time.
“Regulation U”: Regulation U of the Board as in effect from time to time.
“Regulation X”: Regulation X of the Board as in effect from time to time.
“Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.11 for amounts drawn under Letters of Credit.
“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Loans pursuant to Section 4.2(b) as a result of the delivery of a Reinvestment Notice.
“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.
“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.
“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower’s or its Subsidiaries’ businesses.
“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve (12) months after such Reinvestment Event, or, if within such twelve (12) month period the Borrower or a Subsidiary has entered into an agreement in definitive form to apply any such Net Cash Proceeds to a Reinvestment Event, then such period shall be extended, solely for purposes of applying such Net Cash Proceeds pursuant to such agreement, for a period of six (6) months and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower’s or its Subsidiaries’ businesses with all or any portion of the relevant Reinvestment Deferred Amount.
“Related Party Register”: as defined in Section 11.6(d).
“Release”: any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, or leaching into the Environment, or into or from any building or facility.
“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
“Replacement Term Loans”: as defined in Section 11.1.
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived pursuant to PBGC Reg. § 4043.
“Required Lenders”: at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding and (b) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.
“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or binding determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer”: the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of Holdings or the Borrower (unless otherwise specified), but in any event, with respect to financial matters, the chief financial officer, treasurer or assistant treasurer of the Borrower.
“Restricted Payments”: as defined in Section 8.6.
“Revolving Availability Period”: the period from the Closing Date to the Revolving Termination Date.
“Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth on Schedule 1.1(a) or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The amount of the Total Revolving Commitments on the Closing Date is $150,000,000.
“Revolving Commitment Increase Effective Date”: as defined in Section 3.16(a).
“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.
“Revolving Facility”: the Total Revolving Commitments and the extensions of credit made thereunder.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.
“Revolving Loans”: as defined in Section 3.1(a), together with any Incremental Revolving Loans.
“Revolving Notice Date”: as defined in Section 3.17(b).
“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate amount of the Total Revolving Extensions of Credit then outstanding).
“Revolving Termination Date”: the date that is five (5) years after the Closing Date.
“S&P”: Standard & Poor’s Ratings Services.
“Sanctioned Country”: at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctions”: as defined in Section 5.22(a).
“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
“Secured Net Leverage Ratio”: at any date, the ratio of (a) Consolidated Funded Debt secured by a Lien on all or any portion of the Collateral or any other assets of any of the Loan Parties as of such date, net of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries and cash and Cash Equivalents of the Borrower and its Subsidiaries restricted in favor of the Administrative Agent, the Collateral Agent or any Secured Party (to the extent pursuant to a Loan Document or otherwise in support of the Obligations) in an aggregate amount not to exceed $75,000,000 (of which not more than $25,000,000 may be cash and Cash Equivalents held outside of the United States), to (b) Consolidated EBITDA of Holdings and its Subsidiaries for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of any fiscal quarter, the most recently completed fiscal quarter for which financial statements are required to have been delivered pursuant to Section 7.1), in each case with such pro forma adjustments to Consolidated Funded Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in Section 1.3.
“Secured Parties”: the collective reference to the Lenders, the Administrative Agent, the Collateral Agent, the Qualified Counterparties, the Issuing Lender and the Swingline Lender, and each of their successors and permitted assigns.
“Securities Act”: the Securities Act of 1933, as amended.
“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages (if any), the Intellectual Property Security Agreements and all other security documents hereafter delivered to the Administrative Agent or the Collateral Agent granting a Lien on any Property of any Person to secure the Obligations of any Loan Party under any Loan Document, Specified Hedge Agreement or Specified Cash Management Agreement.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.
“Software”: as defined in the definition of Intellectual Property.
“Solvent”: as to any Person at any time, that (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on the sum of its debts and other liabilities, including contingent liabilities; (c) such Person has not, does not intend to, and does not believe (nor should it reasonably believe) that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise); and (d) such Person does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.
“Special Flood Hazard Area”: an area that FEMA’s current flood maps indicate has at least one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.
“Specified Cash Management Agreement”: any Cash Management Agreement entered into by (a) the Borrower or any Subsidiary and (b) any Qualified Counterparty, as counterparty; provided, that any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Cash Management Agreements. No Specified Cash Management Agreement shall create in favor of any Qualified Counterparty thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement.
“Specified Hedge Agreement”: any Hedge Agreement entered into by (a) the Borrower or any Subsidiary and (b) any Qualified Counterparty, as counterparty; provided that any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements. No Specified Hedge Agreement shall create in favor of any Qualified Counterparty thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement; provided, however, nothing herein shall limit the rights of any such Qualified Counterparty set forth in such Specified Hedge Agreement.
“Sponsors”: Avista and OTPPB.
“Standard Securitization Undertakings”: representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary thereof in connection with a Permitted Receivables Facility which are reasonably customary in “non-recourse” accounts receivable financing transaction.
“Subordinated Indebtedness”: any Junior Indebtedness of the Borrower or a Subsidiary Guarantor the payment of principal and interest of which and other obligations of the Borrower or such Subsidiary Guarantor in respect thereof are subordinated to the prior payment in full of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.
“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. Notwithstanding the foregoing, an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Holdings or any of its Subsidiaries (except for purposes of the definition of Unrestricted Subsidiary contained herein) for purposes of this Agreement.
“Subsidiary Guarantor”: each Domestic Subsidiary of the Borrower that is a Wholly Owned Subsidiary, other than (i) any Unrestricted Subsidiaries, (ii) Immaterial Subsidiaries, (iii) any subsidiary to the extent that the burden or cost (including any potential tax liability) of obtaining a guarantee outweighs the benefit afforded thereby as reasonably determined by the Borrower and the Administrative Agent, (iv) any Disregarded Domestic Persons, (v) any Domestic Subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary that is a CFC and (vi) any Receivables Entity.
“Subsidiary Redesignation”: as defined in Section 7.12.
“Survey”: a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property; provided that the Borrower shall have a reasonable amount of time to deliver such redated survey, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue customary endorsements or (b) otherwise reasonably acceptable to the Collateral Agent.
“Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 3.3 in an aggregate principal amount at any one time outstanding not to exceed $15,000,000.
“Swingline Exposure”: as to any Lender, its pro rata portion of the Swingline Loans.
“Swingline Lender”: Wells Fargo Bank, National Association, in its capacity as the lender of Swingline Loans.
“Swingline Loans”: as defined in Section 3.3(a).
“Swingline Participation Amount”: as defined in Section 3.4(c).
“Taxes”: all present or future taxes, levies, imposts, duties, fees, deductions or withholdings or other charges imposed by any Governmental Authority, and any interest, penalties or additions to tax imposed with respect thereto.

“Term Facility”: the Closing Date Term Commitments and Term Loans made thereunder.
“Term Lender”: each Lender that has a Closing Date Term Commitment or that holds a Term Loan.
“Term Loan”: as defined in Section 2.1, together with any Incremental Term Loans, if applicable.
“Term Loan Increase Effective Date”: as defined in Section 2.4(a).
“Term Loan Maturity Date”: the date that is five (5) years after the Closing Date.
“Term Notice Date”: as defined in Section 2.5(b).
“Term Percentage”: as to any Term Lender at any time, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding.
“Title Company”: any title insurance company as shall be retained by Borrower and reasonably acceptable to the Collateral Agent.
“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.
“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.
“Total Term Commitments”: at any time, the aggregate amount of the Closing Date Term Commitments then in effect.
“Transactions”: collectively, (a) the Refinancing, (b) the 2015 Capital Stock Repurchase, (c) the borrowing of the Loans on the Closing Date and (d) the other transactions contemplated by the Loan Documents.
“Transferee”: any Assignee or Participant.
“Type”: as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.
“UCC”: the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.
“Unasserted Contingent Obligations”: as defined in the Guarantee and Collateral Agreement.
“Unaudited Financial Statements”: as defined in Section 5.1.
“Uniform Customs”: the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (or such later version thereof as may be in effect at the time of issuance).
“United States”: the United States of America.

“Unrestricted Subsidiary”: (A) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary and (B) any subsidiary of an Unrestricted Subsidiary.
“Voting Stock”: of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote, directly or indirectly, in the election of the board of directors or Equivalent Managing Body of such Person and, in the case of Parent, the Class A common stock of Parent issued as of the Closing Date or any other Capital Stock of Parent having equivalent rights.
“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
1.2    Other Definitional Provisions.
(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP or, in the case of any Foreign Subsidiary, other accounting standards, if applicable, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) the words “renew”, “renewing” and “renewal”, when used in respect of a Letter of Credit, shall be construed to refer to the extension of the expiry date of such Letter of Credit, (vi) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder), (vii) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (viii) any references herein to any Person shall be construed to include such Person’s successors and permitted assigns.
(c)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)    Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP in effect as of the date hereof; provided that, if either the Borrower notifies the Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Administrative Agent, the Borrower and the Required Lenders shall negotiate in good faith to amend such provision to preserve the original intent in light of the change in GAAP; provided that such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
(f)    When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, with respect to any payment of interest on or principal of Eurodollar Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
1.3    Pro Forma Adjustments. In the event that Holdings or any Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility or other incurrence of Indebtedness for working capital purposes pursuant to working capital facilities unless, in each case, such Indebtedness has been permanently repaid and has not been replaced) subsequent to the commencement of the period for which the Consolidated Net Leverage Ratio, the Secured Net Leverage Ratio or the Interest Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Net Leverage Ratio, the Secured Net Leverage Ratio or the Interest Coverage Ratio is made (the “Calculation Date”), then the Consolidated Net Leverage Ratio, the Secured Net Leverage Ratio and the Interest Coverage Ratio, as the case may be, shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness as if the same had occurred at the beginning of the applicable period.
For purposes of making computations herein, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made (or committed to be made pursuant to a definitive agreement) by Holdings or any of its Subsidiaries during the reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated Indebtedness and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the reference period. If since the beginning of such period any Person that subsequently became a Subsidiary or was merged with or into the Borrower or any of its Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Consolidated Net Leverage Ratio, the Secured Net Leverage Ratio and the Interest Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable period.
For purposes of this Section 1.3, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Holdings or the Borrower and may include, without duplication, cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies resulting from such Investment, acquisition, disposition, merger, consolidation or discontinued operation (including the Transactions) or other transaction, in each case calculated in the manner described in, and not to exceed the amount set forth in clause (1) of, the definition of Consolidated EBITDA. For the avoidance of doubt, the actual adjustments described in “Adjusted EBITDA” in the Confidential Information Memorandum shall be deemed to comply with the standards set forth in the immediately preceding sentence.
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the applicable calculation date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the second paragraph of this Section 1.3. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.
SECTION 2.    AMOUNT AND TERMS OF TERM COMMITMENTS
2.1    Term Commitments. Subject to the terms and conditions hereof, each Lender with a Closing Date Term Commitment agrees to make a Term Loan (the “Term Loans”) to the Borrower in Dollars on the Closing Date in an amount not to exceed the amount of its Closing Date Term Commitment. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 4.3.
2.2    Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice substantially in the form of Exhibit B-1 (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, on the anticipated Closing Date) requesting that the applicable Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each applicable Term Lender thereof. Not later than 2:00 p.m., New York City time, on the Closing Date, each applicable Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make the proceeds of such Term Loan or Term Loans available to the Borrower on such Borrowing Date by wire transfer in immediately available funds to a bank account designated in writing by the Borrower to the Administrative Agent.
2.3    Repayment of Term Loans. On each Quarterly Payment Date, beginning with the Quarterly Payment Date ending on September 30, 2015, the Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the principal amount of Term Loans then outstanding in an amount set forth in the table below:

Quarterly Payment Date	Principal Amount
September 30, 2015	$6,562,500
December 31, 2015	$6,562,500
March 31, 2016	$6,562,500
June 30, 2016	$6,562,500

Quarterly Payment Date	Principal Amount
September 30, 2016	$9,843,750
December 31, 2016	$9,843,750
March 31, 2017	$9,843,750
June 30, 2017	$9,843,750
September 30, 2017	$9,843,750
December 31, 2017	$9,843,750
March 31, 2018	$9,843,750
June 30, 2018	$9,843,750
September 30, 2018	$13,125,000
December 31, 2018	$13,125,000
March 31, 2019	$13,125,000
June 30, 2019	$13,125,000
September 30, 2019	$16,406,250
December 31, 2019	$16,406,250
March 31, 2020	$16,406,250
Term Loan Maturity Date	All remaining outstanding Term Loans

The remaining unpaid principal amount of the Term Loans and all other Obligations under or in respect of the Term Loans shall be due and payable in full, if not earlier in accordance with this Agreement, on the Term Loan Maturity Date.
2.4    Incremental Term Loans.
(a)    Borrower Request. The Borrower may at any time and from time to time after the Closing Date by written notice to the Administrative Agent elect to increase the Term Facility and/or request the establishment of one or more new term loan facilities (each, an “Incremental Term Facility”) with term loan commitments (each, an “Incremental Term Loan Commitment”) in an amount not in excess of the Incremental Cap, and in minimum increments of $1,000,000 and a minimum amount of $10,000,000 (or such lesser amount equal to the remaining Incremental Cap). Each such notice shall specify (i) the date (each, a “Term Loan Increase Effective Date”) on which the Borrower proposes that the Incremental Term Loan Commitment shall be effective, which shall be a date not less than three (3) Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Person (which, if not a Lender, an Approved Fund or an Affiliate of a Lender, shall be reasonably satisfactory to the Administrative Agent (such acceptance not to be unreasonably withheld or delayed)) to whom the Borrower proposes any portion of such Incremental Term Loan Commitment be allocated and the amounts of such allocations.
(b)    Conditions. The Incremental Term Loan Commitment shall become effective, as of such Term Loan Increase Effective Date; provided that:
(i)    subject to clause (b)(ii) below and Section 2.4(d), each of the conditions set forth in Section 6.2 shall be satisfied;
(ii)    except as otherwise agreed by the Lenders providing the Incremental Term Facility in connection with a Permitted Acquisition or other Investment permitted by the terms of this Agreement, no Event of Default shall exist immediately prior to or after giving effect to such Incremental Term Facility;
(iii)    the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction;
(iv)    no Lender will be required to participate in any Incremental Term Facility without its consent; and
(v)    the Borrower is in compliance, on a pro forma basis after giving effect to the incurrence of any such Incremental Term Facility (and assuming that the commitments under any such Incremental Term Facility are fully drawn), with the financial covenants set forth in Section 8.1 calculated as of the most recent period of four (4) consecutive fiscal quarters for which financial statements have been delivered (which, in connection with a Permitted Acquisition or Investment, shall be determined at the time of entering into the commitment therefor).
(c)    Terms of Incremental Term Loans and Incremental Term Loan Commitments. The terms and provisions of the Incremental Term Loans made pursuant to the Incremental Term Loan Commitments shall be as follows:
(i)    terms and provisions of Loans made pursuant to Incremental Term Loan Commitments (the “Incremental Term Loans”) shall be on terms consistent with the existing Term Loans (except as otherwise set forth herein) and, to the extent not consistent with such existing Term Loans, on terms agreed upon between the Borrower and the Lenders providing such Incremental Term Loans and reasonably acceptable to the Administrative Agent (except as otherwise set forth herein) (it being understood that Incremental Term Loans may be part of the existing tranche of Term Loans or may comprise one or more new tranches of Term Loans);
(ii)    the weighted average life to maturity of all new Incremental Term Loans shall be no shorter than the then remaining weighted average life to maturity of the existing Term Loans;
(iii)    the maturity date of Incremental Term Loans shall not be earlier than the Term Loan Maturity Date; and
(iv)    the pricing and fees applicable to any Incremental Term Loan will be determined by the Borrower and the lenders providing such Incremental Term Loan.
The Incremental Term Loan Commitments shall be effected by a joinder agreement (the “Increase Term Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Term Loan Commitment, in form and substance reasonably satisfactory to each of them (in the case of the Administrative Agent, to the extent required herein). The Increase Term Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.4. In addition, unless otherwise specifically provided herein, all references in the Loan Documents to Term Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Term Loans that are Term Loans made pursuant to this Agreement.

(d)    Certain Funds. Notwithstanding anything to the contrary in this Section 2.4 (other than Section 2.4(b)(v)) or in any other provision of any Loan Document, if the proceeds of any Incremental Term Facility are intended to be applied to finance a Permitting Acquisition or other Investment permitted hereunder and the lenders providing such Incremental Term Facility so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality.
(e)    Making of Incremental Term Loans. On any Term Loan Increase Effective Date on which Incremental Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such Incremental Term Loan Commitment shall make an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment.
(f)    Ranking. The Incremental Term Loans and Incremental Term Loan Commitments established pursuant to this Section 2.4 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from (x) security interests created by the Security Documents and the guarantees of the Guarantors, except that the security interests securing the Incremental Term Loans and Incremental Term Loan Commitments may rank junior to the security interests securing the Term Facilities as set forth in the Increase Term Joinder and pursuant to intercreditor agreements reasonably satisfactory to the Administrative Agent and (y) prepayments of the Term Facility unless the Borrower and the Lenders in respect of the Incremental Term Facility elect lesser payments, except that the right of payment under the Incremental Term Loans and Incremental Term Loan Commitments may rank junior to the right of payment under the Term Facilities as set forth in the Increase Term Joinder. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Liens and security interests granted by the Security Documents continue to be perfected under the Uniform Commercial Code or otherwise after giving effect to the establishment of any such class of Incremental Term Loans or any such Incremental Term Loan Commitments.
2.5    Extension of Maturity Date in Respect of Term Facility.
(a)    Requests for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not later than 30 days prior to the Term Loan Maturity Date then in effect hereunder in respect of the Term Facility (the “Existing Term Facility Maturity Date”), request that each Term Lender extend such Lender’s Term Loan Maturity Date in respect of the Term Facility; provided that (i) the interest rate margins, fees and maturity applicable to any extended Term Loan shall be determined by the Borrower and the Extending Term Lenders and (ii) any such extension shall be on the terms and pursuant to documentation to be determined by the Borrower and the Extending Term Lenders.
(b)    Term Lender Elections to Extend. Each Term Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given within ten (10) Business Days of delivery of the notice referred to in clause (a) (or such other period as the Borrower and the Administrative Agent shall mutually agree) (the “Term Notice Date”), advise the Administrative Agent whether or not such Term Lender agrees to such extension (and each Term Lender that determines not to so extend its Term Loan Maturity Date (a “Non-Extending Term Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Term Notice Date) and any Term Lender that does not so advise the Administrative Agent on or before the Term Notice Date shall be deemed to be a Non-Extending Term Lender. The election of any Term Lender to agree to such extension shall not obligate any other Term Lender to so agree.
(c)    Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Term Lender’s determination under this Section promptly following the Term Notice Date.
(d)    Additional Commitment Lenders. The Borrower shall have the right to replace each Non-Extending Term Lender with, and add as “Term Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Term Commitment Lender”) as provided in Section 11.6; provided that each of such Additional Term Commitment Lenders shall enter into an Assignment and Assumption pursuant to which such Additional Term Commitment Lender shall undertake a Closing Date Term Commitment (and, if any such Additional Term Commitment Lender is already a Term Lender, its Closing Date Term Commitment shall be in addition to any other Closing Date Term Commitment of such Lender hereunder on such date).
(e)    Extension Requirement. If (and only if) any Term Lender has agreed so to extend their Term Loan Maturity Date (each, an “Extending Term Lender”), the Term Loan Maturity Date in respect of the Term Facility of each Extending Term Lender and of each Additional Term Commitment Lender shall be extended subject to the terms of any such notice of extension and each Additional Commitment Term Lender shall thereupon become a “Term Lender” for all purposes of this Agreement.
(f)    Conditions to Effectiveness of Extensions. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the effective date of such extension signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Section 5 and the other Loan Documents are true and correct in all material respects (or, with respect to any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the effective date of such extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, with respect to any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date, and except that for purposes of this Section 2.5, the representations and warranties contained in Section 5.1 shall be deemed to refer to the most recent statements furnished pursuant to subsection (c) of Section 6.1, and (B) no Default exists. In addition, on the Term Loan Maturity Date of each Non-Extending Term Lender, the Borrower shall repay any non-extended Term Loans of such Non-Extending Term Lender outstanding on such date.
(g)    Conflicting Provisions. This Section shall supersede any provisions in Section 11.1 or 11.7 to the contrary, and the Borrower, the Administrative Agent and the Extending Term Lenders shall be entitled to enter into any amendments to this Agreement necessary or desirable to reflect the extensions pursuant to this Section 2.5.

SECTION 3.    AMOUNT AND TERMS OF REVOLVING COMMITMENTS
3.1    Revolving Commitments.
(a)    Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Availability Period the Borrower may use the Revolving Commitments by borrowing, prepaying and reborrowing the Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 3.2 and 4.3.
(b)    The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date. In addition, if at any time the sum of (i) the aggregate principal amount of Revolving Loans, plus (ii) the principal amount of Swingline Loans plus (iii) the aggregate Dollar Amount of L/C Obligations exceeds the aggregate Revolving Commitment, the Borrower shall, promptly, but in any event within two (2) Business Days, repay Revolving Loans in an amount equal to such excess.
3.2    Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Availability Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable notice substantially in the form of Exhibit B-1 (which notice must be received by the Administrative Agent (a) prior to 11:00 a.m., New York City time, on the anticipated Closing Date for any Revolving Loans requested to be made on the Closing Date and (b) for any Revolving Loans requested to be made after the Closing Date, prior to 11:00 a.m., New York City time, (i) three (3) Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (ii) one (1) Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans) (provided that any such notice of a borrowing of Base Rate Loans to finance payments required to be made pursuant to Section 3.5 may be given not later than 11:00 a.m., New York City time, on the date of the proposed borrowing), specifying (x) the amount and Type of Revolving Loans to be borrowed, (y) the requested Borrowing Date and (z) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $250,000 or a multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $250,000 or $100,000, as the case may be, such lesser amounts) and (y) in the case of Eurodollar Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $500,000 or $100,000, as the case may be, such lesser amounts); provided that (x) the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are Base Rate Loans in other amounts pursuant to Section 3.4 and (y) borrowings of Base Rate Loans pursuant to Section 3.11 shall not be subject to the foregoing minimum amounts. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 2:00 p.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The Administrative Agent shall make the proceeds of such Revolving Loan available to the Borrower on such Borrowing Date by wire transfer of immediately available funds to a bank account designated in writing by the Borrower to the Administrative Agent.
3.3    Swingline Commitment.
(a)    Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Availability Period by making swing line loans (“Swingline Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans hereunder, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Availability Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be Base Rate Loans only.
(b)    The Borrower shall repay all outstanding Swingline Loans within 10 days of the borrowing and in any event on the Revolving Termination Date.
3.4    Procedure for Swingline Borrowing; Refunding of Swingline Loans.
(a)    Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 2:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Availability Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $250,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by wire transfer of immediately available funds to a bank account designated in writing by the Borrower to the Administrative Agent.
(b)    The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one (1) Business Day’s notice given by the Swingline Lender no later than 2:00 P.M., New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, irrespective of the satisfaction of conditions to such Loan specified in Section 6.2, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one (1) Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans.
(c)    If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 3.4(b), one of the events described in Section 9.1(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 3.4(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 3.4(b) (the “Refunding Date”), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.
(d)    Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.
(e)    Each Revolving Lender’s obligation to make the Loans referred to in Section 3.4(b) and to purchase participating interests pursuant to Section 3.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 6; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
3.5    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Availability Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.
(b)    The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

3.6    Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments; provided, further, that such notice may be contingent on the occurrence of a refinancing or the consummation of a sale, transfer, lease or other disposition of assets and may be revoked or the termination date deferred if the refinancing or sale, transfer, lease or other disposition of assets does not occur. Any such reduction shall be in an amount equal to $500,000, or a multiple of $250,000 in excess thereof (or, if less, the amount of the Revolving Commitments then in effect), and shall reduce permanently the Revolving Commitments then in effect.
3.7    L/C Commitment.
(a)    Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders and the Loan Parties set forth herein and in the other Loan Documents, agrees to issue documentary or standby letters of credit (together with the Existing Letters of Credit, “Letters of Credit”) for the account of the Borrower on any Business Day during the Revolving Availability Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue or cause to be issued any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Notwithstanding the foregoing sentence, Wells Fargo Bank, National Association, in its capacity as Issuing Lender, shall not have issued and outstanding at any time a number of Letters of Credit in excess of ten (10) plus, solely to the extent such Letters of Credit are issued to replace Existing Letters of Credit, an additional three (3). Each Letter of Credit shall (i) be denominated in an L/C Currency, (ii) have a face amount of at least the Dollar Amount of $200,000 (unless otherwise agreed by the Issuing Lender) and (iii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five (5) Business Days prior to the Revolving Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (or a longer period if agreed to by the Issuing Lender but in no event shall any renewal period extend beyond the date referred to in clause (y) above), unless the Issuing Lender elects, in its sole discretion, not to extend for any such additional period; provided, further, that (i) any Letter of Credit that expires after the Revolving Termination Date shall be Cash Collateralized on or prior to the date that is ten (10) days prior to the Revolving Termination Date and (ii) to the extent that the L/C Obligations exceed the L/C Commitment for more than three (3) consecutive Business Days, the Borrower shall promptly, but in any event within two (2) Business Days, Cash Collateralize such excess (it being agreed that the Issuing Lender shall promptly upon written request return such Cash Collateral to the Borrower if the L/C Obligations are less than or equal to the L/C Commitment for ten (10) consecutive Business Days). Each Letter of Credit shall be governed by laws of the State of New York (unless the laws of another jurisdiction is agreed to by the respective Issuing Lender) and governed under The International Standby Practices (ISP98) or the Uniform Customs, as applicable. On and after the Closing Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder on the Closing Date for all purposes under this Agreement and the other Loan Documents.
(b)    The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would (i) conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law or (ii) violate one or more policies of general application of the Issuing Lender now or hereafter in effect.
3.8    Procedure for Issuance, Amendment, Renewal, Extension of Letters of Credit; Certain Conditions. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender an Application requesting the issuance of the Letter of Credit and specifying the requested date of issuance of such Letter of Credit (which shall be a Business Day) and, as applicable, specifying the date of amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 3.7(a)(iii)), the amount of such Letter of Credit, the L/C Currency for such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. Such Application shall be accompanied by documentary and other evidence of the proposed beneficiary’s identity as may reasonably be requested by the Issuing Lender to enable the Issuing Lender to verify the beneficiary’s identity or to comply with any applicable laws or regulations, including, without limitation, Section 326 of the Patriot Act. The Issuing Lender will issue, amend, renew or extend (or cause to be issued, amended, renewed or extended) the requested Letter of Credit for the account of the Borrower in the Issuing Lender’s then current standard form with such revisions as shall be requested by the Borrower and approved by the Issuing Lender, which shall have been approved by the Borrower, within (x) in the case of an issuance, five (5) Business Days of the date of the receipt of the Application and all related information and (y) in the case of an amendment, renewal or extension, three (3) Business Days of the date of the receipt of the Application and all related information. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower (with a copy to the Administrative Agent) promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance (or, amendment, extension or renewal, as applicable) of each Letter of Credit (including the amount thereof).
3.9    Fees and Other Charges.
(a)    The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility on the face amount of such Letter of Credit, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.25% per annum on the face amount of each Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit.
(b)    In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
3.10    L/C Participations.
(a)    The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft or other demand for payment paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft or other demand for payment is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent upon demand of the Issuing Lender an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft or other demand for payment, or any part thereof, that is not so reimbursed (it being agreed that with respect to a Letter of Credit in a currency other than Dollars, each L/C Participant shall pay the Administrative Agent the Dollar Amount of the applicable amount). The Administrative Agent shall promptly forward such amounts to the Issuing Lender.
(b)    If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of the Issuing Lender pursuant to Section 3.10(a) is paid to the Administrative Agent for the account of the Issuing Lender after the date such payment is due, then such L/C Participant shall pay interest on such amount to the Administrative Agent for the account of the Issuing Lender on demand at a rate per annum equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to be made to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. Notwithstanding the foregoing sentence, if any such amount required to be paid by any L/C Participant pursuant to Section 3.10(a) is not made available to the Administrative Agent for the account of the Issuing Lender by such L/C Participant by the date that is three (3) Business Days after such payment is due, then the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date to the date on which such payment is immediately available to the Issuing Lender at the rate per annum applicable to Base Rate Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section 3.10 shall be conclusive in the absence of manifest error.
(c)    Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.10(a), the Administrative Agent or the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by the Administrative Agent or the Issuing Lender), or any payment of interest on account thereof, the Administrative Agent will distribute to such L/C Participant (or in the case of any such amounts received directly by the Issuing Lender, the Issuing Lender will distribute to the Administrative Agent who in turn will distribute to such L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by the Administrative Agent or the Issuing Lender, as the case may be, shall be required to be returned by the Administrative Agent or the Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of the Issuing Lender the portion thereof previously distributed by the Administrative Agent or the Issuing Lender, as the case may be, to it.
3.11    Reimbursement Obligation of the Borrower. The Issuing Lender shall notify the Administrative Agent who shall in turn notify the Borrower of the date and amount paid by the Issuing Lender under any Letter of Credit. The Borrower agrees to reimburse the Issuing Lender for the amount of (a) such draft or other demand for payment so paid and (b) any fees, charges or other costs or expenses (other than taxes or similar amounts) incurred by the Issuing Lender in connection with such payment on the next Business Day following the date on which the Borrower receives such notice. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds (it being agreed that with respect to any Letter of Credit in a currency other than Dollars, such payment shall be made in the Dollar Amount of the applicable amount). Interest shall be payable on any such amounts from the date on which the relevant draft or other demand for payment is paid until payment in full at the rate set forth in (i) until the Business Day next succeeding the date of the relevant notice, Section 4.5(b) and (ii) thereafter, Section 4.5(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 9.1(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.10 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 3.2 of Base Rate Loans (or, at the option of the Administrative Agent and the Swingline Lender in their sole discretion, a borrowing pursuant to Section 3.4 of Swingline Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Loans (or, if applicable, Swingline Loans) could be made, pursuant to Section 3.2 (or, if applicable, Section 3.4), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the Issuing Lender of such drawing under such Letter of Credit.
3.12    Obligations Absolute. The Borrower’s obligations under Section 3.11 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.11 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 3.12, constitute a legal or equitable discharge of, or provide a right of setoff against, the Obligations of the Borrower hereunder. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions, interruptions or delays found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts other demands for payment or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.
3.13    Letter of Credit Payments. If any draft or other demand for payment shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent who in turn shall promptly notify the Borrower of the date of payment and amount paid by the Issuing Lender in respect thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft or other demand for payment presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft or other demand for payment) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.14    Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.
3.15    Defaulting Lenders.
(a)    Notwithstanding anything to the contrary set forth in this Agreement, if any Lender becomes, and during the period it remains, a Defaulting Lender, the Issuing Lender will not be required to issue any Letter of Credit or to amend any outstanding Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, and the Swingline Lender will not be required to make any Swingline Loan, in each case unless any exposure that would result therefrom is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders or replacement Lenders or by Cash Collateralization or a combination thereof reasonably satisfactory to the Issuing Lender or Swingline Lender, as applicable.
(b)    If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding L/C Exposure, any outstanding Swingline Exposure and any outstanding Revolving Percentage of such Defaulting Lender:
(i)    the L/C Exposure, the Swingline Exposure and the Revolving Percentage of such Defaulting Lender will, subject to the limitation in the proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitments; provided that (x) no Event of Default has occurred and is continuing at such time (and, unless the Borrower shall have otherwise notified the Administrative Agent at the time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), (y) the sum of each Non-Defaulting Lender’s Revolving Extensions of Credit may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (z) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender; provided, further, that, for purposes of clause (x) in the first proviso above, such reallocation shall be given effect immediately upon the cure or waiver of such Event of Default and subject to clauses (y) and (z) above; and
(ii)    any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.7(b) shall be applied at such time or times as may be determined by the Administrative Agent as follows:
first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;
second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender or the Swingline Lender hereunder;

third, to Cash Collateralize the Issuing Lender’s fronting exposure with respect to such Defaulting Lender;
fourth, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;
fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released in order to, on a pro rata basis, (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lender’s future fronting exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement;
sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;
seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and
eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;
provided that if (x) such payment is a payment of the principal amount of any Loans or payment under any Letter of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.2 were satisfied and waived, such payment shall be applied solely to pay the Loans of, and any payment under any Letter of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or payment under any Letter of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 3.15(b)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 3.15(b)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(c)    Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, all fees pursuant to Sections 3.5(a) and 3.9 shall cease to accrue with respect to such Defaulting Lender (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees); provided that (i) to the extent that a portion of the L/C Exposure or the Swingline Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to clause (b)(i) above, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Revolving Commitments, and (ii) to the extent any portion of such L/C Exposure or Swingline Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Lender and the Swingline Lender as their interests appear (and the pro rata payment provisions of Section 4.8 will automatically be deemed adjusted to reflect the provisions of this Section) until and to the extent that such L/C Exposure or Swingline Exposure is reallocated, Cash Collateralized and/or such Defaulting Lender is replaced.
(d)    The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than three (3) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of (b)(ii) above will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender or any Lender may have against such Defaulting Lender.
(e)    If the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in clause (b)(ii) above), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Extensions of Credit, L/C Exposure and Swingline Exposure of the Lenders to be on a pro rata basis in accordance with their respective Revolving Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such L/C Exposure and Swingline Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
3.16    Incremental Revolving Commitments.
(a)    Borrower Request. The Borrower may at any time and from time to time after the Closing Date by written notice to the Administrative Agent elect to request an increase to the existing Revolving Commitment (each, an “Incremental Revolving Facility”) with revolving commitments (each, an “Incremental Revolving Commitment”) in an amount not in excess of the Incremental Cap, and in minimum increments of $500,000 and a minimum amount of $5,000,000 (or such lesser amount equal to the remaining Incremental Cap) (and provided that there shall be not more than three tranches of Incremental Revolving Commitments at any time). Each such notice shall specify (i) the date (each, a “Revolving Commitment Increase Effective Date”) on which the Borrower proposes that the Incremental Revolving Commitment shall be effective, which shall be a date not less than three (3) Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Person (which, if not a Lender, an Approved Fund or an Affiliate of a Lender, shall be reasonably satisfactory to the Administrative Agent, the Swingline Lender and the Issuing Lender (each such acceptance not to be unreasonably withheld or delayed)) to whom the Borrower proposes any portion of such Incremental Revolving Commitment be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Incremental Revolving Commitments may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment.
(b)    Conditions. The Incremental Revolving Commitment shall become effective as of such Revolving Commitment Increase Effective Date; provided that:
(i)    each of the conditions set forth in Section 6.2 shall be satisfied;
(ii)    no Event of Default shall exist immediately prior to or after giving effect to such Incremental Revolving Commitment;
(iii)    the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction;
(iv)    no existing Lender will be required to participate in any Incremental Revolving Facility without its consent; and
(v)    the Borrower is in compliance, on a pro forma basis after giving effect to the incurrence of any such Incremental Revolving Commitment (and assuming that the commitments under any such Incremental Revolving Facility and the Revolving Facility are fully drawn), with the financial covenants set forth in Section 8.1 calculated as of the most recent period of four (4) consecutive fiscal quarters for which financial statements have been delivered.
(c)    Terms of Incremental Revolving Loans and Incremental Revolving Commitments. The terms and provisions of the Incremental Revolving Commitments and the Loans made pursuant to the Incremental Revolving Commitments shall be as follows:
(i)    terms and provisions of Loans made pursuant to Incremental Revolving Commitments (the “Incremental Revolving Loans”) shall be on terms consistent with the existing Revolving Loans; and
(ii)    any Incremental Revolving Facilities will mature no earlier than, and will require no scheduled amortization or differing mandatory commitment reduction prior to, the Revolving Termination Date.
The Incremental Revolving Commitments shall be effected by a joinder agreement (the “Increase Revolving Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Revolving Commitment, in form and substance reasonably satisfactory to each of them (in the case of the Administrative Agent, to the extent required herein). The Increase Revolving Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 3.16. In addition, unless otherwise specifically provided herein, all references in the Loan Documents to Revolving Commitments and Revolving Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Revolving Commitments and Incremental Revolving Loans that are made pursuant to this Agreement.

(d)    Ranking. The Incremental Revolving Loans and Incremental Revolving Commitments established pursuant to this Section 3.16 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from (x) security interests created by the Security Documents and the guarantees of the Guarantors and (y) prepayments of the Revolving Facility.
3.17    Extension of Maturity Date in Respect of Revolving Facility.
(a)    Requests for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not later than 30 days prior to the Revolving Termination Date then in effect hereunder in respect of the Revolving Facility (the “Existing Revolving Facility Maturity Date”), request that each Revolving Lender extend such Lender’s Revolving Termination Date in respect of the Revolving Facility; provided that (i) the interest rate margins, interest rate “floors,” fees and maturity applicable to any extended Revolving Loan shall be determined by the Borrower and the Extending Revolving Lenders and (b) any such extension shall be on the terms and pursuant to documentation to be determined by the Borrower and the Extending Revolving Lenders.
(b)    Revolving Lender Elections to Extend. Each Revolving Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given within ten (10) Business Days of delivery of the notice referred to in clause (a) (or such other period as the Borrower and the Administrative Agent shall mutually agree) (the “Revolving Notice Date”), advise the Administrative Agent whether or not such Revolving Lender agrees to such extension (and each Revolving Lender that determines not to so extend its Revolving Termination Date (a “Non-Extending Revolving Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Revolving Notice Date) and any Revolving Lender that does not so advise the Administrative Agent on or before the Revolving Notice Date shall be deemed to be a Non-Extending Revolving Lender. The election of any Revolving Lender to agree to such extension shall not obligate any other Revolving Lender to so agree.
(c)    Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Revolving Lender’s determination under this Section promptly following the Revolving Notice Date.
(d)    Additional Commitment Lenders. The Borrower shall have the right to replace each Non-Extending Revolving Lender with, and add as “Revolving Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Revolving Commitment Lender”) as provided in Section 11.6; provided that each of such Additional Revolving Commitment Lenders shall enter into an Assignment and Assumption pursuant to which such Additional Revolving Commitment Lender shall undertake a Revolving Commitment (and, if any such Additional Revolving Commitment Lender is already a Revolving Lender, its Revolving Commitment shall be in addition to any other Revolving Commitment of such Lender hereunder on such date).
(e)    Extension Requirement. If (and only if) any Revolving Lender has agreed so to extend their Revolving Termination Date (each, an “Extending Revolving Lender”), the Revolving Termination Date in respect of the Revolving Facility of each Extending Revolving Lender and of each Additional Revolving Commitment Lender shall be extended subject to the terms of any such notice of extension and each Additional Revolving Commitment Lender shall thereupon become a “Revolving Lender” for all purposes of this Agreement.
(f)    Conditions to Effectiveness of Extensions. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the effective date of such extension signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Section 5 and the other Loan Documents are true and correct in all material respects (or, with respect to any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the effective date of such extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, with respect to any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date, and except that for purposes of this Section 3.17, the representations and warranties contained in Section 5.1 shall be deemed to refer to the most recent statements furnished pursuant to subsection (c), of Section 6.1, and (B) no Default exists. In addition, on the Revolving Termination Date of each Non-Extending Revolving Lender, the Borrower shall repay any non-extended Revolving Loans of such Non-Extending Revolving Lender outstanding on such date.
(g)    Conflicting Provisions. This Section shall supersede any provisions in Section 11.1 or 11.7 to the contrary, and the Borrower, the Administrative Agent and the Extending Revolving Lenders shall be entitled to enter into any amendments to this Agreement necessary or desirable to reflect the extensions pursuant to this Section 3.17.
SECTION 4.    GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT
4.1    Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 2:00 p.m., New York City time, three (3) Business Days prior thereto, in the case of Eurodollar Loans, and no later than 2:00 p.m., New York City time, one (1) Business Day prior thereto, in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans and if such payment is to be applied to prepay the Term Loans, the manner in which such prepayment is to be applied thereto; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 4.11; provided, further, that such notice may be contingent on the occurrence of a refinancing or the consummation of a sale, transfer, lease or other Disposition of assets and may be revoked or the termination date deferred if the refinancing or sale, transfer, lease or other Disposition of assets does not occur. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Base Rate Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Eurodollar Loans shall be in an aggregate principal amount of $500,000 or integral multiples of $100,000 in excess thereof. Partial prepayments of Base Rate Loans (other than Swingline Loans) shall be in an aggregate principal amount of $250,000 or integral multiples of $100,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or integral multiples of $50,000 in excess thereof.

4.2    Mandatory Prepayments.
(a)    If any Indebtedness shall be incurred or issued by any Group Member after the Closing Date (other than Excluded Indebtedness), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence or issuance toward the prepayment of the Term Loans as set forth in Section 4.2(c).
(b)    (1) If on any date any Group Member shall receive Net Cash Proceeds in excess of $5,000,000 in the aggregate in any fiscal year from Asset Sales and Recovery Events then, unless a Reinvestment Notice shall be delivered in respect thereof, an amount equal to 100% of such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans as set forth in Section 4.2(c); provided that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 4.2(c).
(2)    Notwithstanding the foregoing, to the extent that (and for so long as) any of or all of the Net Cash Proceeds of any Asset Sale or any Recovery Event by a Foreign Subsidiary giving rise to mandatory prepayment pursuant to Section 4.2(b)(1) (each such Asset Sale and Recovery Event, a “Specified Asset Sale”) are prohibited or delayed by applicable local Requirements of Law from being repatriated to the jurisdiction of organization of the Borrower, the calculation of Net Cash Proceeds shall be reduced by the amount so prohibited or delayed; provided, that once such repatriation of any such affected Net Cash Proceeds is permitted under the applicable local Requirements of Law, the Group Members shall be treated as having received Net Cash Proceeds equal to the amount of such reduction.
(c)    Amounts to be applied in connection with prepayments made pursuant to this Section 4.2 shall be applied to the prepayment of the Term Loans in accordance with Section 4.8 and first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Term Loans under this Section 4.2 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.
(d)    On the date that is thirty (30) days after the Closing Date, the Borrower shall prepay the Term Loans as set forth in Section 4.2(c) by an amount equal to $150,000,000 minus the aggregate amount of the 2015 Capital Stock Repurchase made during such period, such prepayment amount not to exceed $100,000,000; provided that no prepayment under this clause (d) shall be required to the extent that the amount thereof would not exceed $100,000.
4.3    Conversion and Continuation Options.
(a)    The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 2:00 p.m., New York City time, on the Business Day preceding the proposed conversion date; provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 2:00 p.m., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
(b)    Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations; and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
4.4    Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $500,000 or integral multiples of $100,000 in excess thereof (or, if less, the then outstanding amount of the Eurodollar Loans (or, in the case of a conversion, Base Rate Loans) to be borrowed, converted or continued) and (b) no more than ten (10) Eurodollar Tranches shall be outstanding at any one time.
4.5    Interest Rates and Payment Dates.
(a)    Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.
(b)    Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.
(c)    If an Event of Default under Section 9.1(a) shall have occurred and be continuing, such overdue amounts shall bear interest at a rate per annum equal to (i) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.00%, (ii) in the case of Reimbursement Obligations, the non-default rate applicable to Base Rate Loans under the Revolving Facility plus 2.00% and (iii) in the case of any such other amounts that do not relate to a particular Facility, the non-default rate then applicable to Base Rate Loans under the Revolving Facility plus 2.00%, in each case from the date of such Event of Default until such Event of Default is no longer continuing.
(d)    Interest shall be payable in arrears on each Interest Payment Date and as provided in Section 3.11; provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.
(e)    Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If any Agent or any

Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
4.6    Computation of Interest and Fees.
(a)    Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, promptly deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 4.6(a).
4.7    Inability to Determine Interest Rate. If prior to the first day of any Interest Period:
(a)    the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or
(b)    the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as reasonably determined and conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give written notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter but at least two (2) Business Days prior to the first day of such Interest Period. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent (which notice the Administrative Agent agrees to withdraw promptly upon a determination that the condition or situation which gave rise to such notice no longer exists), no further

Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.
4.8    Pro Rata Treatment; Application of Payments; Payments.
(a)    Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.
(b)    Each payment (including each prepayment) on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans made pursuant to Section 4.1 shall be applied to reduce the then remaining installments of the Term Loans as specified by the Borrower in the applicable notice of prepayment. The amount of each principal prepayment of the Term Loans made pursuant to Section 4.2 shall be applied to reduce the then remaining installments of the Term Loans in direct order of maturity.
(c)    Each payment on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.
(d)    All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(e)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.
(f)    Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
(g)    Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.8 (i) shall be subject to the express provisions of this Agreement which require or permit differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders and (ii) shall not restrict any transactions permitted by Section 11.6 or any “amend and extend” transactions.
4.9    Requirements of Law.
(a)    If the adoption of, taking effect of or any change in any Requirement of Law or in the administration, interpretation or application thereof or compliance by any Lender or Issuing Lender with any request, guideline or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (and, for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or regulatory authorities, in each case pursuant to Basel III, are deemed to have gone into effect and adopted subsequent to the date hereof):
(A)    shall impose, modify or hold applicable any reserve, special deposit, liquidity, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Issuing Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder;
(B)    shall impose on such Lender (or its applicable lending office) or Issuing Lender any additional Tax (other than any Indemnified Taxes or Other Taxes indemnified under Section 4.10 or any Excluded Tax) with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) or Issuing Lender of principal, interest, fees or any other amount payable hereunder; or

(C)    shall impose on such Lender or Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender of making, converting into, continuing or maintaining Loans or Letters of Credit or to reduce any amount receivable hereunder in respect thereof (whether of principal, interest or any other amount), then, in any such case, the Borrower shall promptly pay such Lender or Issuing Lender, upon its demand, any additional amounts necessary to compensate such Lender or Issuing Lender for such increased cost or reduced amount receivable. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.
(b)    If any Lender or Issuing Lender shall have reasonably determined that the adoption of, taking effect of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or Issuing Lender or any corporation controlling such Lender or Issuing Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof (and, for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or regulatory authorities, in each case pursuant to Basel III, are deemed to have gone into effect and adopted subsequent to the date hereof) shall have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect to the Loans or the Letters of Credit to a level below that which such Lender or Issuing Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or Issuing Lender’s or such corporation’s policies with respect to capital adequacy or liquidity), then from time to time, after submission by such Lender or Issuing Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender or such corporation for such reduction.
(c)    A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender or Issuing Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section for any amounts incurred more than 180 days prior to the date that such Lender or Issuing Lender notifies the Borrower of such Lender’s or Issuing Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 180 day period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. The Borrower shall pay the Lender or Issuing Lender, as the case may be, the amount shown as due on any certificate referred to above within thirty (30) days after receipt thereof.

4.10    Taxes.
(a)    Payments Free of Indemnified Taxes and Other Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall (except to the extent required by law) be made free and clear of and without deduction or withholding for any Taxes, provided that if any Loan Party or any other applicable withholding agent shall be required by applicable law to deduct or withhold any Indemnified Taxes (including any Other Taxes) from any sum paid or payable by any Loan Party under any of the Loan Documents, then (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions applicable to additional sums payable under this Section 4.10) the Lender or the applicable Agent (in the case of payments being made to such Agent for its own account), as the case may be, receives on the due date a net amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Loan Party or withholding agent shall make such deductions or withholdings and (iii) the applicable Loan Party or withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Indemnification by the Borrower. The Loan Parties shall, jointly and severally, indemnify each Agent or Lender, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed on or attributable to amounts payable under this Section 4.10) imposed on or payable by such Agent or Lender, as the case may be, with respect to this Agreement or any other Loan Document, and reasonable expenses arising therefrom, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability delivered by a Lender (with a copy to the relevant Agent), or by an Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Agent.
(e)    Status of Lenders. Each Lender shall deliver to the Borrower and to the Administrative Agent, whenever reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, (A) to determine whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) to determine, if applicable, the required rate of withholding or deduction and (C) to establish such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in an applicable jurisdiction. If any form, certification or other documentation provided by a Lender pursuant to this Section 4.10(e) (including any of the specific documentation described below) expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly notify the Borrower and the Administrative Agent in writing and shall promptly update or otherwise correct the affected documentation or promptly notify the Borrower and the Administrative Agent in writing that such Lender is not legally eligible to do so.
Without limiting the generality of the foregoing,
(A)    any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent duly completed and executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent (in such number of signed originals as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon request of the Borrower or the Administrative Agent) as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to U.S. federal backup withholding or information reporting requirements; and
(B)    each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of signed originals as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), duly completed and executed copies of whichever of the following is applicable:
(ii)    IRS Form W-8BEN-E (or any successor thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(iii)    IRS Form W-8ECI (or any successor thereto) claiming that specified payments (as applicable) under this Agreement or any other Loan Documents (as applicable) constitute income that is effectively connected with such Foreign Lender’s conduct of a trade or business in the United States,
(iv)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 881(c) or 871(h) of the Code (the “Portfolio Interest Exemption”), (x) a certificate, substantially in the form of Exhibit G-1, G-2, G-3 or G-4, as applicable (a “Tax Status Certificate”) and (y) IRS Form W-8BEN-E (or any successor thereto),
(v)    where such Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), IRS Form W-8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio Interest Exemption, a Tax Status Certificate of such beneficial owner(s) (provided that, if the Foreign Lender is a partnership and not a participating Lender, the Tax Status Certificate from the beneficial owner(s) may be provided by the Foreign Lender on behalf of the beneficial owner(s)), or

(vi)    any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
notwithstanding anything to the contrary in this Section 4.10(e), no Lender shall be required to deliver any documentation pursuant to this Section 4.10(e) that it is not legally eligible to provide.
(f)    FATCA. Without limiting the generality of Section 4.10(e), if a payment made to a Foreign Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Foreign Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Foreign Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the applicable withholding agent to comply with its obligations under FATCA, to determine whether such Foreign Lender has complied with such Foreign Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this paragraph (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(g)    If any Agent or Lender determines, in its good faith discretion, that it has received a refund (whether received in cash or applied as an offset against other Taxes due) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall promptly pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section 4.10 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or Lender (including any Taxes), as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Agent or Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or Lender in the event such Agent or Lender is required to repay such refund to such Governmental Authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s written reasonable request, provide the Borrower with a copy of any notice of assessment or other evidence reasonably satisfactory to the Borrower of the requirement to repay such refund received from the relevant taxing authority. This subsection shall not be construed to require any Agent or Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(h)    The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder or under any other Loan Document.
(i)    For purposes of this Section 4.10, the term “Lender” shall include the Issuing Lender and the Swingline Lender.

4.11    Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of, or a conversion from, Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto or (d) any other default by the Borrower in the repayment of such Eurodollar Loans when and as required pursuant to the terms of this Agreement. Such indemnification may include an amount (other than with respect to clause (d)) equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
4.12    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 4.9 or 4.10(a), (b) or (c) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage or any unreimbursed costs or expenses; and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 4.9 or 4.10(a), (b) or (c). The Borrower hereby agrees to pay all reasonable, documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation.
4.13    Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 4.9 or 4.10(a), (b) or (c) (such Lender, an “Affected Lender”), (b) is a Non-Consenting Lender or (c) is a Defaulting Lender, with a replacement financial institution or other entity; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) in the case of an Affected Lender, prior to any such replacement, such Lender shall have taken no action under Section 4.12 so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.9 or 4.10(a), (b) or (c), (iii) the replacement financial institution or entity shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 4.11 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution or entity shall be an Eligible Assignee, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6 (provided that, except in the case of clause (c) hereof, the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 4.9 or 4.10(a), (b) or (c), as the case may be, (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender, and (ix) in the case of a Non-Consenting Lender, the replacement financial institution or entity shall consent at the time of such assignment to each matter in respect of which the replaced Lender was a Non-Consenting Lender.
4.14    Evidence of Debt.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(b)    The Administrative Agent, on behalf of the Borrower (or, in the case of an assignment not required to be recorded in the Register in accordance with the provisions of Section 11.6(d), the assigning Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower), shall maintain the Register (or, in the case of an assignment not required to be recorded in the Register in accordance with the provisions of Section 11.6(d), a Related Party Register), in each case pursuant to Section 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent (or, in the case of an assignment not required to be recorded in the Register in accordance with the provisions of Section 11.6(d), the assigning Lender) hereunder from the Borrower and each Lender’s share thereof.
(c)    The entries made in the Register and the accounts of each Lender maintained pursuant to Section 4.14(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded (absent manifest error); provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.
(d)    The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Loans or Swingline Loans, as the case may be, of such Lender, substantially in the forms of Exhibit D-1, D-2 or D-3, respectively, with appropriate insertions as to date.
4.15    Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.11.

SECTION 5.    REPRESENTATIONS AND WARRANTIES
To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue, amend, extend, renew or participate in the Letters of Credit, each of Holdings and the Borrower hereby represents and warrants to each Agent and each Lender that:
5.1    Financial Condition. (i) The audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of and for each of the fiscal years ended on or around December 31, 2012, 2013 and 2014, accompanied by a report from Ernst & Young LLP and (ii) the unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for the fiscal quarter ended on or around March 31, 2015 (the “Unaudited Financial Statements”), present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such dates, and the consolidated results of their respective operations and cash flows for such period then ended (subject to normal year-end audit adjustments and the absence of footnotes in the case of the financial statements delivered pursuant to clause (ii) above). All such financial statements delivered pursuant to clauses (i) and (ii) above, including the related schedules and notes thereto, have been prepared substantially in accordance with GAAP applied consistently throughout the periods involved.
5.2    No Change. Since December 31, 2014, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.
5.3    Corporate Existence; Compliance with Law. Except as permitted under Section 8.4, each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, (d) is in compliance with the terms of its Organizational Documents and (e) is in compliance with the terms of all Requirements of Law and all Governmental Authorizations, except to the extent that any failure under clause (a) (with respect to any Group Member other than the Borrower) or clauses (b), (c) and (e) to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.4    Power; Authorization; Enforceable Obligations. Each Loan Party has the organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational and other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (a) consents, authorizations, filings and notices described in Schedule 5.4, (b) consents, authorizations, filings and notices which have been, or will be, obtained or made and are in full force and effect on or before the Closing Date, (c) any such consent, authorizations, filings and notices the absence of which could not reasonably be expected to have a Material Adverse Effect, and (d) the filings referred to in Section 5.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
5.5    No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate (a) the Organizational Documents of any Loan Party, (b) any Requirement of Law, Governmental Authorization or any Contractual Obligation of any Group Member and (c) will not result in, or require, the creation or imposition of any Lien on any Group Member’s respective properties or revenues pursuant to its Organizational Documents, any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and Liens permitted by Section 8.3), except for any violation set forth in clause (b) or (c) which could not reasonably be expected to have a Material Adverse Effect.
5.6    Litigation and Adverse Proceedings. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened in writing by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents, which would in any respect impair the enforceability of the Loan Documents, taken as a whole or (b) that could reasonably be expected to have a Material Adverse Effect.
5.7    No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
5.8    Ownership of Property; Liens.
(a)    Each Group Member has title in fee simple (or local law equivalent) to all of its owned real property, a valid leasehold interest in all its leased real property, and good title to, or a valid leasehold interest in, license to, or right to use, all its other tangible Property material to its business, in all material respects, and no such Property is subject to any Lien except as permitted by Section 8.3. The tangible Property of the Group Members, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the Property which is required for the business and operations of the Group Members as presently conducted.
(b)    Schedule 5.8 contains a true and complete list of each interest in real property owned by any Loan Party as of the Closing Date.
(c)    No Mortgage encumbers improved real property that is located in Special Flood Hazard Area unless flood insurance under the applicable Flood Insurance Laws has been obtained in connection with Section 7.5.
5.9    Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect, to the knowledge of any Loan Party: (a) the conduct of, and the use of Intellectual Property in, the business of the Group Members as currently conducted (including the products and services of the Group Members) does not infringe, misappropriate, or otherwise violate the Intellectual Property rights of any other Person; (b) in the last two (2) years, there has been no such claim, to the knowledge of any Loan Party, threatened in writing against any Group Member; (c) to the knowledge of any Loan Party, there is no valid basis for a claim of infringement, misappropriation, or other violation of Intellectual Property rights against any Group Member; (d) to the knowledge of any Loan Party, no Person is infringing, misappropriating, or otherwise violating any Intellectual Property of any Group Member, and there has been no such claim asserted or threatened in writing against any third party by any Group Member or to the knowledge of any Loan Party, any other Person; and (e) each Group Member has at all times complied with all applicable laws, as well as its own rules, policies, and procedures, relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by such Group Member.
5.10    Taxes. Each Loan Party has filed or caused to be filed all federal, state and other tax returns that are required to be filed by it and each Loan Party has paid all federal, state and other taxes and any assessments made in writing against it or any of its property by any Governmental Authority (other than (a) any which are not yet due or the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party or (b) any which the failure to so file or pay could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect).
5.11    Federal Reserve Regulations. No Group Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any extension of credit under this Agreement will be used for any purpose that violates or would be inconsistent with the provisions of Regulation T, U or X of the Board.
5.12    Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act, as amended, or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.
5.13    ERISA. Neither a Reportable Event nor a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived has occurred or is reasonably expected to occur with respect to any Single Employer Plan, and each Single Employer Plan and Multiemployer Plan is in compliance in all respects with the applicable provisions of ERISA and the Code except where such Reportable Event, failure, or non-compliance could not reasonably be expected to have a Material Adverse Effect. No withdrawal by the Borrower or any Commonly Controlled Entity from a Single Employer Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA has occurred or is reasonably expected to occur, except as could not reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, no termination of a Single Employer Plan has occurred or is reasonably expected to occur. No Lien against the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Single Employer Plan or a Multiemployer Plan has arisen during the past five years, except as could not reasonably be expected to have a Material Adverse Effect. No non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has occurred or is reasonably expected to occur with respect to any Plan, except as could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and neither the Borrower nor any Commonly Controlled Entity reasonably would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except, in each case, for any liability that could not reasonably be expected to result in a Material Adverse Effect. No failure to make a required contribution to a Multiemployer Plan has occurred or is reasonably expected to occur, except as could not reasonably be expected to have a Material Adverse

Effect. No such Multiemployer Plan is in Reorganization or Insolvent or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), except as could not reasonably be expected to have a Material Adverse Effect.
5.14    Investment Company Act; Other Regulations. No Loan Party is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board, as amended) that limits its ability to incur Indebtedness.
5.15    Capital Stock and Ownership Interests of Subsidiaries. As of the Closing Date (a) Schedule 5.15 sets forth the name and jurisdiction of formation or incorporation of each Group Member and, as to each such Group Member (other than the Borrower), states the beneficial and record owners thereof and the percentage of each class of Capital Stock owned by any Loan Party, and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, independent contractors or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Group Member (other than the Borrower), except as created by the Loan Documents or as permitted hereby. Except as listed on Schedule 5.15, as of the Closing Date, (i) no Group Member owns any interests in any joint venture, partnership or similar arrangements with any Person and (ii) there are no Unrestricted Subsidiaries.
5.16    Use of Proceeds. The proceeds of the Term Loans shall be used to effect the Transactions, including the payment of fees and expenses related thereto, and to finance working capital and for general corporate purposes. The proceeds of the Revolving Loans shall be used on the Closing Date to refinance borrowings under the Existing INC Credit Agreement outstanding on the Closing Date and the funding of any upfront fees and/or original issue discount. After the Closing Date, the proceeds of the Revolving Loans and the Swingline Loans shall be used to finance working capital and for general corporate purposes of the Borrower and its Subsidiaries. The Letters of Credit shall be used for working capital and general corporate purposes of the Borrower.
5.17    Environmental Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(a)    the facilities and properties owned or, to the Borrower’s knowledge, leased or operated by any Group Member (the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law;
(b)    no Group Member has received any written claim, demand, notice of violation, or of actual or potential liability with respect to any Environmental Laws relating to any Group Member;
(c)    Materials of Environmental Concern have not been transported, sent for treatment or disposed of from the Properties by any Group Member or, to the Borrower’s knowledge, by any other person in violation of, or in a manner or to a location that could reasonably be expected to result in any Group Member incurring liability under, any Environmental Law, nor have any Materials of Environmental Concern been released, generated, treated, or stored by any Group Member or, to the Borrower’s knowledge, by any other person at, on, under or from any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to result in any Group Member incurring liability under, any applicable Environmental Law;

(d)    no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or, to the Borrower’s knowledge, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or relating to any Group Member;
(e)    each Group Member, the Properties and all operations at the Properties are in compliance with all applicable Environmental Laws; and
(f)    no Group Member has assumed by contract any liability of any other Person under Environmental Laws, nor is any Group Member paying for or conducting , in whole or in part, any response or other corrective action to address any Materials of Environmental Concern at any location pursuant to any Environmental Law.
5.18    Accuracy of Information, etc. No written statement contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (including the Confidential Information Memorandum) (other than information of a general economic or industry-specific nature), when taken as a whole, contained as of the date such statement, information, document or certificate was furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading in the light of the circumstances under which such statements were made after giving effect to any supplements thereto; provided, however, that (i) with respect to the pro forma financial information contained in the materials referenced above, the Borrower represents only that the same were prepared in good faith and are based upon assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, is by its nature inherently uncertain and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and (ii) no representation is made with respect to information of a general economic or industry nature.
5.19    Security Documents. The Guarantee and Collateral Agreement and each other Security Document is, or upon execution will be, effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid security interest in the Collateral described therein and proceeds thereof (to the extent a security interest can be created therein under the Uniform Commercial Code). In the case of the Pledged Equity Interests described in the Guarantee and Collateral Agreement, when stock or interest certificates representing such Pledged Equity Interests (along with properly completed stock or interest powers endorsing the Pledged Equity Interest and executed by the owner of such shares or interests) are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement or any other Security Document, when financing statements and other filings specified on Schedule 5.19 in appropriate form are filed in the offices specified on Schedule 5.19 and upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by the Security Documents), the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 8.3) subject in the case of the Intellectual Property that is the subject of any application or registration, to the recordation of appropriate evidence of the Collateral Agent’s Lien in the United States Patent and Trademark Office and/or United States Copyright Office, as appropriate, and the taking of actions and making of filings necessary under the applicable Requirements of Law to obtain the equivalent of perfection.
5.20    Solvency. Holdings and its Subsidiaries (on a consolidated basis), after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, will be and will continue to be Solvent.
5.21    Senior Indebtedness. The Obligations constitute “senior debt,” “senior indebtedness,” “designated senior debt,” “guarantor senior debt” or “senior secured financing” (or any comparable term) of each Loan Party with respect to any Junior Financing.
5.22    Sanctions and Anti-Corruption Laws.
(a)    Neither Holdings, the Borrower nor any of their Subsidiaries or, to the knowledge of Holdings and Borrower, any director, officer, employee, agent or representative of Holdings or the Borrower, is an individual or entity (for purposes of only this Section 5.22, “Person”) currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is Holdings, the Borrower or any Subsidiary located, organized or resident in a Sanctioned Country. Each of Holdings and the Borrower represents and covenants that it will not, directly or indirectly, use any Loan, Letter of Credit or proceeds of the transaction, or lend, contribute or otherwise make available such Loan, Letter of Credit or proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(b)    Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent or employee of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-bribery or anti-corruption law (“Anti-Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Borrower and its Subsidiaries have conducted their businesses in compliance with the FCPA. No part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law.
5.23    Patriot Act. The Borrower and each of its Subsidiaries are in compliance in all material respects with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations.

SECTION 6.    CONDITIONS PRECEDENT
6.1    Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction or waiver, prior to or substantially concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:
(a)    Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by Holdings, the Borrower, each Person that is a Lender as of the Closing Date and each other party listed on the signature pages hereto, (ii) the Guarantee and Collateral Agreement and each other Security Document (except for Mortgages and other deliverables as set forth in Section 7.9) required to be delivered on the Closing Date, executed and delivered by the Borrower and each other Loan Party that is a party thereto and (iii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two (2) Business Days in advance of the Closing Date.
(b)    Transactions. On the Closing Date, after giving effect to the Transactions, neither Holdings nor any of its Subsidiaries on a consolidated basis shall have any indebtedness for borrowed money other than the Facilities and other indebtedness permitted by Section 8.2 and reflected in the Unaudited Financial Statements.
(c)    Financial Statements. The Joint Lead Arrangers shall have received, (i) the financial statements described in Section 5.1, (ii) the forecasts of the consolidated financial performance of Holdings and its Subsidiaries on an annual basis through December 31, 2019 and (iii) a certificate of a Responsible Officer of Holding setting forth calculations showing pro forma compliance with the financial covenants set forth in Section 8.1 calculated as of the period of four (4) consecutive fiscal quarters ending March 31, 2015.
(d)    Lien Searches. The Administrative Agent shall have received the results of a recent lien search (including a search as to judgments, bankruptcy, tax and intellectual property matters) made against each Loan Party in the jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Loan Party.
(e)    Fees. The Borrower and its Subsidiaries shall have complied with all of their obligations under, and the terms of, the Fee Letter. The Joint Lead Arrangers and the Agents shall have received all reasonable and documented out-of-pocket costs and expenses required to be paid and all accrued reasonable and documented out-of-pocket costs and expenses required to be paid, including without limitation, the reasonable and invoiced fees and disbursements of McGuireWoods LLP (and one local counsel in each applicable jurisdiction, if required).
(f)    Secretary Certificates. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertions and attachments including the certificate of incorporation or certificate of formation, as applicable, of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and certificates as of a recent date of the good standing of each Loan Party under the laws of the jurisdiction of organization of such Loan Party.
(g)    Legal Opinions. The Administrative Agent shall have received the legal opinion of Weil, Gotshal & Manges LLP, counsel to Holdings and its Subsidiaries and other local counsel opinions as necessary. Such legal opinions shall be addressed to the Agents and the Lenders and shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require that are customary for transactions of this kind.
(h)    Pledged Equity Interests; Stock Powers; Pledged Notes. The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, if applicable, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(i)    Filings, Registrations and Recordings. Each Uniform Commercial Code financing statement and Intellectual Property Security Agreement required by the Security Documents to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.3), shall be in proper form for filing, registration or recordation.
(j)    Patriot Act, Etc. The Administrative Agent shall have received, with respect to such documents and other information requested in writing at least ten (10) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
(k)    Solvency Certificate. The Administrative Agent shall have received a certificate, in the form of Exhibit F, from a senior financial officer of Holdings or the Borrower certifying that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.
(l)    Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.
(m)    Refinancing. The Administrative Agent shall have received a customary payoff letter from the administrative agent under the Existing INC Credit Agreement with respect to all principal, interest, fees and other amount due under the Existing INC Credit Agreement as of the Closing Date and shall be satisfied with the arrangements to ensure that all such amounts are repaid on the Closing Date substantially concurrently with the initial borrowings hereunder and that all collateral therefor shall thereupon be released.
(n)    Officer’s Certificate. The Administrative Agent shall have received a certificate from a Responsible Officer of Holdings to the effect that each of the representations and warranties made by any Loan Party in or pursuant to Section 5 shall be true and correct in all material respects (or, with respect to any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of such date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects (or, with respect to any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of such specific date).

(o)    Notices. The Borrower shall have delivered to the Administrative Agent the notice of borrowing for such extension of credit in accordance with this Agreement and a notice designating the deposit account into which loan proceeds should be disbursed.
6.2    Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit (other than the amendment, modification, renewal or extension of a Letter of Credit which does not increase the face amount, of such Letter of Credit) requested to be made by it is subject to the satisfaction of the following conditions precedent:
(a)    Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (or, with respect to any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of such date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects (or, with respect to any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of such specific date).
(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
(c)    Notices. The Borrower shall have delivered to the Administrative Agent and, if applicable, the Issuing Lender or the Swingline Lender, the notice of borrowing or Application, as the case may be, for such extension of credit in accordance with this Agreement.
Each borrowing by and issuance or amendment of a Letter of Credit (other than the amendment, modification, renewal or extension of a Letter of Credit which does not increase the face amount, of such Letter of Credit) on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 6.2 have been satisfied.
SECTION 7.    AFFIRMATIVE COVENANTS
The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding, or any Loan or other amount is owing to any Lender or Agent hereunder (other than Unasserted Contingent Obligations, Letters of Credit that have been Cash Collateralized and any amount owing under Specified Hedge Agreements and Specified Cash Management Agreements), Holdings shall and shall cause each of its Subsidiaries to:
7.1    Financial Statements. Furnish to the Administrative Agent and each Lender:
(a)    as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Holdings, beginning with the fiscal year ending on December 31, 2015, (i) a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income or operations, members’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than upcoming maturity of the Credit Facilities and default or potential default under Section 8.1), by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing and (ii) a narrative report and management’s discussion and analysis of the financial condition and results of operations of Holdings for such fiscal year, as compared to amounts for the previous fiscal year; and
(b)    as soon as available, but in any event within forty-five (45) days after the end of each of the first three quarterly periods of each fiscal year of Holdings, beginning with the quarter ending June 30, 2015, (i) the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income or operations, and cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operation, and cash flows of Holdings in accordance with GAAP applied consistently throughout the periods reflected therein (subject to normal year-end audit adjustments and the absence of footnotes) and (ii) a narrative report and management’s discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the corresponding period of the previous fiscal year.
Documents required to be delivered pursuant to Section 7.1(a) or (b) or Section 7.2(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at www.incresearch.com (or such other website specified by the Borrower to the Administrative Agent from time to time); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, (x) to the extent the Administrative Agent so requests, the Borrower shall deliver paper copies of such documents to the Administrative Agent until a written request to cease delivering paper copies is given by the Administrative Agent and (y) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to herein, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Notwithstanding the foregoing, if (i) Holdings’ financial statements are consolidated with its direct or indirect parent’ financial statements or (ii) any direct or indirect parent of Holdings is subject to periodic reporting requirements of the Exchange Act and Holdings is not, then the requirement to deliver consolidated financial statements of Holdings and its Subsidiaries pursuant to Sections 7.1(a) and 7.1(b) and the related narrative discussion and analysis and opinion of an independent certified public accountant, as applicable, may be satisfied by delivering consolidated financial statements of such direct or indirect parent of Holdings accompanied by a schedule showing, in reasonable detail, consolidating adjustments, if any, attributable solely to such direct or indirect parent and any of its subsidiaries that are not Holdings or any of its Subsidiaries, and the related narrative discussion and analysis and opinion of an independent certified public accountant, as applicable, of such direct or indirect parent; provided that any such opinion of an independent certified public accountant shall otherwise meet the requirements of Section 7.1(a)(i) above and shall relate solely to Holdings, its Subsidiaries, and such direct or indirect parent (as applicable) but, in the case of such indirect parent, only if such indirect parent has no direct or indirect Subsidiaries other than (i) the direct parent of Holdings, Holdings and its Subsidiaries and (ii) any intermediate parent that itself has no direct or indirect Subsidiaries other than the direct parent of Holdings, Holdings and its Subsidiaries and one or more other intermediate parents that meet the requirements of this clause (ii).

7.2    Certificates; Other Information. Furnish to the Administrative Agent and the Collateral Agent (as applicable):
(a)    concurrently with the delivery of any financial statements pursuant to Section 7.1(a) or (b), (i) a certificate of a Responsible Officer of the Borrower certifying that no Default or Event of Default has occurred and is continuing except as specified in such certificate, (ii) to the extent not previously disclosed and delivered to the Administrative Agent and the Collateral Agent, a listing of any Intellectual Property which is the subject of a United States federal registration or federal application (including Intellectual Property included in the Collateral which was theretofore unregistered and becomes the subject of a United States federal registration or federal application) acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (ii) (or, in the case of the first such list so delivered, since the Closing Date), and, at the request of the Administrative Agent, promptly deliver to the Collateral Agent an Intellectual Property Security Agreement suitable for recordation in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or such other instrument in form and substance reasonably acceptable to the Administrative Agent, and undertake the filing of any instruments or statements as shall be reasonably necessary to create, record, preserve, protect or perfect the Collateral Agent’s security interest in such Intellectual Property and (iii) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be and, if applicable, for determining the Applicable Margins and Commitment Fee Rate;
(b)    as soon as available, and in any event no later than ninety (90) days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year shown on a quarterly basis (including a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of Holdings stating that such Projections are based on reasonable estimates, information and assumptions at the time prepared;
(c)    promptly after the same are filed, copies of all annual, regular or periodic and special reports and registration statements which the Loan Parties may file or be required to file with the SEC and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and
(d)    promptly, such additional financial and other information regarding the business, financial or corporate affairs of Holdings or any of its Subsidiaries as the Administrative Agent may from time to time reasonably request, including, without limitation, other information with respect to the Patriot Act.
7.3    Payment of Taxes. Pay all Taxes, assessments, fees or other charges imposed on it or any of its property by any Governmental Authority before they become delinquent, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or (b) where the failure to pay could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

7.4    Maintenance of Existence; Compliance.
(a)    (i) Preserve, renew and keep in full force and effect its organizational existence except as permitted hereunder and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, including, without limitation, all necessary Governmental Authorizations, except, in each case, as otherwise permitted by Section 8.4 and except, in the case of clause (i) above solely with respect to Holdings or any Subsidiary of the Borrower, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(b)    comply with all Organizational Documents and Requirements of Law (including, without limitation, and as applicable, ERISA and the Code) except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and
(c)    maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by Holdings, the Borrower, their respective Subsidiaries and their respective officers and employees with Anti-Corruption Laws and applicable Sanctions.
7.5    Maintenance of Property; Insurance. (a) Except as permitted by Section 8.5, keep all material Property useful and necessary in its business in good working order and condition, subject to casualty, condemnation, ordinary wear and tear and obsolescence, and (b) maintain insurance with financially sound and reputable insurance companies on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business. The Borrower will furnish to the Administrative Agent, upon its reasonable request, information in reasonable detail as to the insurance so maintained. If any improvement located on any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.
7.6    Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP shall be made of all material dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent who may be accompanied by any Lender to visit and inspect any of its properties (which inspection shall not include any invasive sampling of the Environment) and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and upon reasonable advance notice to the Borrower and to discuss the business, operations, properties and financial and other condition of the Group Members with the officers of the Group Members and with their independent certified public accountants (provided that the Borrower or its Subsidiaries may, at their option, have one or more employees or representatives present at any discussion with such accountants); provided that, unless an Event of Default has occurred and is continuing, only one (1) such visit in any calendar year shall be permitted and such visit shall be at the Borrower’s expense.
7.7    Notices. Promptly give notice to the Administrative Agent of:
(a)    the occurrence of any Default or Event of Default;

(b)    any (i) default or event of default under any Contractual Obligation of any Group Member that could reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;
(c)    the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority (i) which could reasonably be expected to have a Material Adverse Effect or (ii) which relates to any Loan Document;
(d)    the following events, as soon as possible and in any event within thirty (30) days after a Responsible Officer of the Borrower obtains actual knowledge thereof, except to the extent as such events could not reasonably be expected to have a Material Adverse Effect: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to any Single Employer Plan or Multiemployer Plan, the creation of any Lien against the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Single Employer Plan or Multiemployer Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; and
(e)    any development or event that has had or could reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, the Borrower or the relevant Subsidiary proposes to take with respect thereto.
7.8    Environmental Laws.
(a)    Comply with, and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case, to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws to address Materials of Environmental Concern, and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
7.9    Post-Closing; Additional Collateral, etc.
(a)    With respect to any property acquired after the Closing Date by any Group Member (other than (x) any property described in paragraph (b), (c) or (d) below, (y) property acquired by any Group Member that is not a Loan Party and (z) property that is not required to become subject to Liens in favor of the Collateral Agent pursuant to the Loan Documents) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (but in any event within 60 days following such acquisition or such later date as the Collateral Agent may agree) (i) execute and deliver to the Collateral Agent such amendments to the applicable Security Document or such other documents as the Collateral Agent deems reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property, and (ii) take all actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, subject only to Liens permitted by Section 8.3, including, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the applicable Security Document or by law and, in the case of Intellectual Property subject to a United States federal registration or federal application, the delivery for filing of an Intellectual Property Security Agreement suitable for recordation in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or such other instrument in form and substance reasonably acceptable to the Collateral Agent, or as may be reasonably requested by the Collateral Agent.
(b)    With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $2,000,000 owned or acquired after the Closing Date by any Group Member (other than (x) any such real property subject to a Lien expressly permitted by Section 8.3(g) and (y) real property acquired by a Group Member that is not a Loan Party), promptly (but in any event within 90 days or such later date as the Collateral Agent may agree) (i) execute and deliver a first priority Mortgage subject to Liens permitted under Section 8.3 hereof, in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) provide the Secured Parties with a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably acceptable to the Collateral Agent; provided that in jurisdictions that impose mortgage recording taxes, the Security Documents shall not secure indebtedness in an amount exceeding 105% of the fair market value of the Mortgaged Property, as reasonably determined in good faith by the Loan Parties and reasonably acceptable to Collateral Agent), as well as a Survey or any existing survey in lieu thereof, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, (iii) deliver to the Collateral Agent legal opinions relating to, among other things, the enforceability, due authorization, execution and delivery of the applicable Mortgage, which opinions shall be in customary form and substance reasonably satisfactory to the Collateral Agent and (iv) deliver to the Administrative Agent a “Life-of-Loan” Federal Emergency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto), and if such Mortgaged Property is located in a Special Flood Hazard Area, evidence of flood insurance confirming that such insurance has been obtained and any and all other documents as the Collateral Agent may reasonably request, in each case, in form and substance reasonably satisfactory to the Collateral Agent.
(c)    With respect to any new Subsidiary (other than a Foreign Subsidiary, Disregarded Domestic Person, Domestic Subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary or an Immaterial Subsidiary) created or acquired after the Closing Date by any Group Member (except that, for the purposes of this paragraph (c), the term Subsidiary shall include any existing Subsidiary that ceases to be a Foreign Subsidiary, Disregarded Domestic Person, Domestic Subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary that is a CFC or an Immaterial Subsidiary), promptly (but in any event within 60 days or such later date as the Collateral Agent may agree) (i) execute and deliver to the Collateral Agent such Security Documents as the Collateral

Agent deems reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party, (ii) deliver to the Collateral Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) cause such new Subsidiary (A) to become a party to the applicable Security Documents, (B) to take such actions reasonably necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest (subject to Liens permitted by Section 8.3 hereof) in all or substantially all, or any portion of the property of such new Subsidiary that is required to become subject to a Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents as the Collateral Agent shall determine, in its reasonable discretion, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent and (C) deliver to the Collateral Agent a certificate of such Subsidiary, substantially in the form of Exhibit E, with appropriate insertions and attachments, and (iv) if reasonably requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance; provided that such opinions will only be given as to Subsidiaries other than Immaterial Subsidiaries.
(d)    With respect to any new “first-tier” Foreign Subsidiary created or acquired after the Closing Date (other than any Foreign Subsidiary (i) excluded pursuant to Section 7.9(e) or (ii) that is an Immaterial Subsidiary) by any Loan Party, promptly (but in any event within 60 days or such later date as the Collateral Agent may agree) (A) execute and deliver to the Collateral Agent such Security Documents as the Collateral Agent deems reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Loan Party (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged) and (B) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, as the case may be, and take such other action as may be reasonably necessary or, in the opinion of the Collateral Agent, desirable to perfect the Collateral Agent’s security interest therein.
(e)    Notwithstanding anything to the contrary in this Section 7.9, (x) paragraphs (a), (b), (c) and (d) of this Section 7.9 shall not apply to (i) any property, new Subsidiary or Capital Stock of a “first-tier” Foreign Subsidiary created or acquired after the Closing Date, as applicable, as to which the Administrative Agent and the Borrower have reasonably determined that (A) the collateral value thereof is insufficient to justify the cost, burden or consequences (including adverse tax consequences) of obtaining a perfected security interest therein, (B) under the law of such Foreign Subsidiary’s jurisdiction of formation, it is unlikely that the Collateral Agent would have the ability to enforce such security interest if granted or (C) such security interest would violate any applicable law; (ii) any property which is otherwise excluded or excepted under the Guarantee and Collateral Agreement or any corresponding section of any Security Document; or (iii) any Excluded Assets; and (y) no foreign law security or pledge agreements will be required.
7.10    Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent or the Collateral Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent, the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any other Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the reasonable exercise by the Administrative Agent, the Collateral Agent or any Secured Party of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Secured Party may be reasonably required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
7.11    Use of Proceeds. The Borrower shall use the proceeds of the Loans, the proceeds of the Swingline Loans, and the Letters of Credit, solely as set forth in Section 5.16.
7.12    Designation of Subsidiaries. The Borrower shall be permitted to designate an existing or subsequently acquired or organized Subsidiary as an Unrestricted Subsidiary after the Closing Date, by written notice to the Administrative Agent, so long as (a) no Default has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation, the Borrower shall be in compliance on a pro forma basis with the financial covenants set forth in Section 8.1, such compliance to be determined on the basis of the financial information most recently delivered to Administrative Agent by the Borrower pursuant to Section 7.1, (c) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 8.7(e)(i), (d) without duplication of clause (c), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 8.7(e)(i), and (e) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (a) through (d), and containing the calculations and information required by the preceding clause (b). The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (i) no Default has occurred and is continuing or would result therefrom, (ii) immediately after giving effect to such Subsidiary Redesignation, the Borrower shall be in compliance on a pro forma basis with the financial covenants set forth in Section 8.1, such compliance to be determined on the basis of the financial information most recently delivered to Administrative Agent by the Borrower pursuant to Section 7.1, (iii) the representations and warranties set forth in Section 5 and in the other Loan Documents shall be true and correct in all material respects (or, with respect to any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) immediately after giving effect to such Subsidiary Redesignation, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranties shall have been true and correct in all material respects (or, with respect to any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date, and (iv) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (i) through (iii), and containing the calculations and information required by the preceding clause (ii); provided, further, that no Unrestricted Subsidiary that has been designated as a Subsidiary pursuant to a Subsidiary Redesignation may again be designated as an Unrestricted Subsidiary.
SECTION 8.    NEGATIVE COVENANTS
Holdings and the Borrower hereby agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder

(other than Unasserted Contingent Obligations, Letters of Credit that have been Cash Collateralized and any amount owing under Specified Hedge Agreements or any Specified Cash Management Agreements), Holdings shall not, and shall not permit any of its Subsidiaries to:
8.1    Financial Condition Covenants.
(a)    The Borrower will not permit the Secured Net Leverage Ratio as of the last day of any period of four (4) consecutive fiscal quarters of the Borrower to exceed 4.00 to 1.00
(b)    The Borrower will not permit the Interest Coverage Ratio as of the last day of any period of four (4) consecutive fiscal quarters of the Borrower to be less than 3.00 to 1.00.
8.2    Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:
(a)    Indebtedness of any Loan Party pursuant to any Loan Document;
(b)    unsecured Indebtedness of (i) any Loan Party owed to any other Loan Party; (ii) any Loan Party owed to any Group Member; (iii) any Group Member that is not a Loan Party owed to any other Group Member that is not a Loan Party; and (iv) subject to Section 8.7(g), any Group Member that is not a Loan Party owed to a Loan Party; provided that (x) in the case of clauses (i) and (iv), any such Indebtedness is evidenced by, and subject to the provisions of, an intercompany note, which shall be in a form reasonably satisfactory to the Administrative Agent, and (y) in the case of any such Indebtedness of a Loan Party owed to a Group Member that is not a Loan Party, such Indebtedness shall be subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent;
(c)    Guarantee Obligations incurred in the ordinary course of business by (i) any Group Member that is a Loan Party of obligations of any other Loan Party and, subject to Section 8.7(g), of any Group Member that is not a Loan Party and (ii) any Group Member that is not a Loan Party of obligations of any Loan Party or any other Group Member;
(d)    Indebtedness outstanding on the date hereof and listed on Schedule 8.2 and any Permitted Refinancing thereof;
(e)    Indebtedness (including, without limitation, Capital Lease Obligations) of the Borrower or any Subsidiary secured by Liens permitted by Section 8.3(g), and any Permitted Refinancing thereof, in an aggregate principal amount not to exceed $40,000,000 at any one time outstanding;
(f)    Hedge Agreements permitted under Section 8.11;
(g)    Indebtedness of the Borrower or any Subsidiary in respect of performance, bid, surety, indemnity, appeal bonds, completion guarantees and other obligations of like nature and guarantees and/or obligations as an account party in respect of the face amount of letters of credit in respect thereof, in each case securing obligations not constituting Indebtedness for borrowed money (including worker’s compensation claims, environmental remediation and other environmental matters and obligations in connection with insurance or similar requirements) provided in the ordinary course of business;
(h)    Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(i)    Indebtedness of a Person existing at the time such Person became a Subsidiary of any Loan Party (such Person, an “Acquired Person”), together with all Indebtedness assumed by the Borrower or any of its Subsidiaries in connection with any acquisition permitted under Section 8.7, but only to the extent that (i) such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary of such Loan Party or such acquisition, (ii) any Liens securing such Indebtedness attach only to the assets of the Acquired Person and (iii) after giving pro forma effect to the acquisition, (x) the Consolidated Net Leverage Ratio does not exceed 4.50 to 1.00 and (y) the Secured Net Leverage Ratio does not exceed 3.50 to 1.00;
(j)    Junior Indebtedness of the Borrower or any of its Subsidiary Guarantors; provided that (i) the Secured Net Leverage Ratio, after giving pro forma effect thereto does not exceed 3.50 to 1.00 and (ii) the Consolidated Net Leverage Ratio, after giving pro forma effect thereto does not exceed 4.50 to 1.00;
(k)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten (10) Business Days of incurrence;
(l)    Indebtedness of Holdings or any Subsidiary that may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments, Earn-Out Obligations and similar obligations in connection with investments, acquisitions or sales of assets and/or businesses;
(m)    [Reserved];
(n)    Indebtedness arising from judgments or decrees not constituting an Event of Default under Section 9.1(h);
(o)    Guarantee Obligations incurred by any Loan Party in respect of Indebtedness otherwise permitted by this Section 8.2;
(p)    other Indebtedness of the Borrower or any of its Subsidiary Guarantors in an aggregate principal amount (for the Borrower and all Subsidiary Guarantors) not in excess of $40,000,000 at any time outstanding;
(q)    Indebtedness of Foreign Subsidiaries and Subsidiaries of the Borrower that are not Loan Parties not in excess of $40,000,000 at any time outstanding;
(r)    Indebtedness representing deferred compensation to future, present or former employees, officers, directors or consultants of Holdings, the Borrower or any Subsidiary;
(s)    Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors, employees or consultants of any Group Member (or any spouses, successors, administrators, heirs or legatees of any of the foregoing) to finance the purchase or redemption of Capital Stock permitted by Section 8.6(d);
(t)    Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(u)    any Indebtedness of any Group Member that is not a Loan Party owing to another Group Member that is not a Loan Party under any Cash Pool Obligation;
(v)    Indebtedness in respect of overdraft facilities, foreign exchange facilities, payment facilities, cash management obligations and similar obligations incurred in the ordinary course of business;
(w)    Attributable Receivables Indebtedness incurred pursuant to Permitted Receivables Facilities not in excess of $125,000,000 at any time outstanding; provided that the Borrower is in compliance, on a pro forma basis after giving effect to the incurrence of any such Attributable Receivables Indebtedness, with the financial covenants as set forth in Section 8.1 calculated as of the most recent period of four (4) consecutive fiscal quarters for which financial statements have been delivered;
(x)    secured or unsecured notes and/or loans (and/or commitments in respect thereof) issued or incurred by the Borrower in lieu of Incremental Loans (such notes or loans, “Incremental Equivalent Debt”); provided that (i) the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Equivalent Debt, together with the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Loans and Incremental Commitments provided pursuant to Section 2.4 and 3.16, shall not exceed the Incremental Cap, (ii) any Incremental Equivalent Debt constituting term loans shall be subject to Sections 2.4(b)(ii), 2.4(b)(v), 2.4(c)(ii) and 2.4(c)(iii) (except, in the case of Section 2.4(b)(ii), as otherwise agreed by the Persons providing such Incremental Equivalent Debt) and any Incremental Equivalent Debt constituting revolving commitments shall be subject to Sections 3.16(b)(ii), 3.16(b)(v) and 3.16(c)(ii), (iii) any Incremental Equivalent Debt that is secured shall be secured only by the Collateral and on a pari passu or junior basis with the Collateral securing the Obligations (and any such Indebtedness secured on a pari passu basis with the Facilities shall be in the form of notes and not loans), (iv) any Incremental Equivalent Debt that ranks pari passu in right of security or that is subordinated in right of payment or security shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent and (v) no Incremental Equivalent Debt may be guaranteed by any Person that is not a Loan Party or secured by any assets other than the Collateral;
(y)    Indebtedness in respect of ordinary course intercompany balances among Group Members; and
(z)    Indebtedness in respect of letters of credit and bank guaranties in an aggregate stated or face amount not to exceed $10,000,000 at any time outstanding.
8.3    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:
(a)    Liens for Taxes, assessments or governmental charges or levies (i) that are not overdue for a period of more than 30 days, (ii) that are being contested in good faith by appropriate proceedings that stay the enforcement of such claim; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP, (iii) that arise from government allowed payment plans providing for payment of Taxes over a period of time not to exceed one year that stay the enforcement of such Lien and for which adequate reserves have been established in accordance with GAAP, or (iv) that are immaterial amounts;

(b)    Liens imposed by law, including, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than sixty (60) days (or, if more than sixty (60) days overdue, no action has been taken to enforce such Lien) or that are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture and sale of the property or assets subject to any such Lien;
(c)    pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, or letters of credit or guarantees issued in respect thereof, other than any Lien imposed by ERISA with respect to a Single Employer Plan or Multiemployer Plan;
(d)    pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business or letters of credit or guarantees issued in respect thereof;
(e)    easements, zoning restrictions, rights-of-way, restrictions, covenants, licenses, encroachments, protrusions and other similar encumbrances incurred in the ordinary course of business, and minor title deficiencies, in each case that do not in any case individually or in the aggregate materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;
(f)    Liens in existence on the date hereof listed on Schedule 8.3 and any renewals or extensions of any of the foregoing; provided that no such Lien is spread to cover any additional property after the Closing Date (other than improvements thereon) and the Indebtedness secured thereby is permitted by Section 8.2(d);
(g)    Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 8.2(e) to finance the acquisition of fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the amount of Indebtedness secured thereby is not increased other than as permitted by Section 8.2(e);
(h)    Liens created pursuant to the Security Documents or any other Loan Document;
(i)    Liens approved by Collateral Agent appearing on the policies of title insurance being issued in connection with any Mortgages;
(j)    any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;
(k)    licenses, leases or subleases granted to third parties or Group Members in the ordinary course of business which, individually or in the aggregate, do not (i) materially impair the use (for its intended purposes) or the value of the property subject thereto or (ii) materially interfere with the ordinary course of business of the Borrower or any of its Subsidiaries;
(l)    Liens securing judgments not constituting an Event of Default under Section 9.1(h) or securing appeal or other surety bonds related to such judgments;

(m)    the filing of UCC financing statements solely as a precautionary measure in connection with operating leases and consignment arrangements;
(n)    Liens existing on property acquired by the Borrower or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed) and any modification, replacement, renewal or extension thereof; provided that (i) such Lien is not created in contemplation of such acquisition, (ii) such Lien does not extend to any other property of any Group Member not subject to such Lien at the time of acquisition (other than improvements thereon) and (iii) the Indebtedness secured by such Liens is permitted by Section 8.2(i);
(o)    (i) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Group Member, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are nonconsensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness, and (ii) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;
(p)    Liens in favor of customs and revenue authorities arising as a matter of law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods;
(q)    statutory and common law landlords’ liens under leases to which the Borrower or any of its Subsidiaries is a party;
(r)    Liens on assets of Foreign Subsidiaries and Subsidiaries of the Borrower that are not Loan Parties securing Indebtedness of such Subsidiaries to the extent the Indebtedness secured thereby is permitted under Section 8.2;
(s)    Liens not otherwise permitted by this Section so long as the aggregate outstanding principal amount of the obligations secured thereby do not exceed $30,000,000 at any one time;
(t)    Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers or Indebtedness permitted under Section 8.2(v);
(u)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Group Member in the ordinary course of business;
(v)    licenses of Intellectual Property granted by any Group Member in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Group Members;
(w)    Liens (i) on deposits of cash or Cash Equivalents in favor of the seller of any property to be acquired in any Permitted Acquisition or any other Investment permitted by this Agreement to be applied against the purchase price for such Permitted Acquisition or Investment, (ii) consisting of an agreement to dispose of any property in a permitted Disposition and (iii) earnest money deposits of cash or Cash Equivalents made by any Group Member in connection with any letter of intent or purchase agreement permitted hereunder;
(x)    Liens on cash or Cash Equivalents securing Indebtedness permitted by Section 8.2(z);
(y)    Liens on Receivables and Permitted Receivables Facility Assets in connection with Permitted Receivables Facilities permitted by Section 8.2(w);
(z)    Liens on Collateral securing Junior Indebtedness that is permitted to be incurred by Section 8.2(j); and
(aa)    Liens on Collateral securing Indebtedness permitted by Section 8.2(x).
8.4    Fundamental Changes. Merge into, amalgamate or consolidate with any Person, or permit any other Person to merge into, amalgamate or consolidate with it, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:
(a)    any Subsidiary of the Borrower may be merged, consolidated or be amalgamated (i) with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation), (ii) with or into any other Subsidiary of the Borrower (provided that if only one party to such transaction is a Subsidiary Guarantor, the Subsidiary Guarantor shall be the continuing or surviving corporation) or (iii) subject to Section 8.7(g), with or into any other Group Member;
(b)    any Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor or, subject to Section 8.7(g) (to the extent applicable), any other Group Member;
(c)    any Subsidiary that is not a Loan Party may (i) merge, consolidate or otherwise combine (including via contribution or sale) with or into any Subsidiary that is not a Loan Party or (ii) dispose of all or substantially all of its assets (including any Disposition that is in the nature of a voluntary liquidation) to (x) another Subsidiary that is not a Loan Party or (y) to a Loan Party (provided that the consideration received in connection with any such Disposition under clause (y) above shall be for no greater than the fair market value of such assets);
(d)    any Subsidiary may enter into any merger, consolidation or similar transaction with another Person to effect a transaction permitted under Section 8.7;
(e)    transactions permitted under Section 8.5 shall be permitted;
(f)    any Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect; and
(g)    so long as no Event of Default exists or would result therefrom, Holdings may merge or consolidate or amalgamate with or into any other Person (other than the Borrower and any of its subsidiaries) so long as (i) Holdings shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger or consolidation or amalgamation is not Holdings, (A) the successor Person shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent; (B) such successor shall be an entity organized under the laws of the United States, any state thereof or the District of Columbia and (C) such successor has no Indebtedness or other liabilities and engages in no business activities and owns no material assets, in each case, other than as permitted under Section 8.16; provided, that if the conditions set forth in this clause (g) are satisfied, the successor to Holdings will succeed to, and be substituted for, Holdings under this Agreement.
For the avoidance of doubt, nothing in this Agreement shall prevent Holdings or any Subsidiary thereof from being converted into, or reorganized or reconstituted as a limited liability company, limited partnership or corporation; provided that (i) the Administrative Agent shall have been provided at least 10 days’ prior written notice of such change (or such other period acceptable to the Administrative Agent in its sole discretion), (ii) following such conversion, reorganization or reconstitution of a Loan Party, such Loan Party shall be an entity organized under the laws of the United States, any state thereof or the District of Columbia and (iii) the relevant Group Member shall take all such actions and execute all such documents as the Administrative Agent or the Collateral Agent may reasonably request in connection therewith.
8.5    Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of the Borrower or any Subsidiary, issue or sell any shares of the Borrower’s or such Subsidiary’s Capital Stock to any Person, except:
(a)    Dispositions of obsolete, damaged, uneconomic or worn out machinery, parts, property or equipment, or property or equipment no longer used or useful, in the conduct of its business, whether now owned or hereafter acquired;
(b)    the sale of inventory and owned or leased vehicles, each in the ordinary course of business;
(c)    Dispositions permitted by Sections 8.4(a), (b), (c), (d) and (f);
(d)    the sale or issuance of any Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor or, if such Subsidiary is not a Loan Party, to any other Group Member;
(e)    any Subsidiary of the Borrower may Dispose of any assets to the Borrower or any Subsidiary Guarantor (provided that the consideration received in connection with any such Disposition shall be for no greater than the fair market value of such assets) or, subject to Section 8.7(g) (to the extent applicable), any other Group Member, and any Subsidiary that is not a Subsidiary Guarantor may Dispose of any assets, or issue or sell Capital Stock, to any other Subsidiary that is not a Subsidiary Guarantor;
(f)    Dispositions of cash or Cash Equivalents in the ordinary course of business in transactions not otherwise prohibited by this Agreement;
(g)    licenses granted by the Loan Parties with respect to Intellectual Property, or leases or subleases, granted to third parties in the ordinary course of business which, individually or in the aggregate, do not materially interfere with the ordinary conduct of the business of the Loan Parties or any of their Subsidiaries, taken as a whole;

(h)    the Disposition of other property having a fair market value not to exceed $40,000,000 in any fiscal year of the Borrower; provided that at least 75% of the consideration received in connection therewith consists of cash or Cash Equivalents;
(i)    the issuance or sale of shares of any Subsidiary’s Capital Stock to qualify directors if required by applicable law;
(j)    Dispositions or exchanges of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(k)    Dispositions of leases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Loan Parties and their Subsidiaries, taken as a whole;
(l)    the abandonment or other Disposition of Intellectual Property that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain and material in the conduct of the business of the Loan Parties and their Subsidiaries, taken as a whole;
(m)    the Disposition of Property which constitutes a Recovery Event;
(n)    Dispositions consisting of the sale, transfer, assignment or other Disposition of accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business and not as part of a financing transaction;
(o)    Investments in compliance with Section 8.7;
(p)    dispositions of non-core assets acquired in connection with any Permitted Acquisition in an aggregate amount not to exceed $6,000,000 per calendar year;
(q)    the disposition of property which constitutes, or which is subject to, a Recovery Event;
(r)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(s)    sale or issuances of Qualified Capital Stock of Holdings to future, present or former employees, officers, directors or consultants in respect of compensation of services;
(t)    the unwinding of any Hedge Agreements;
(u)    Dispositions listed on Schedule 8.5; and
(v)    Dispositions of Receivables and Permitted Receivables Related Assets in connection with Permitted Receivables Facilities permitted by Section 8.2(w).
8.6    Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock or other common equity interests of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, in each case, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings or any Subsidiary (collectively, “Restricted Payments”), except that:
(a)    any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor or any other Person that owns a direct equity interest in such Subsidiary in proportion to such Person’s ownership interest in such Subsidiary;
(b)    each Subsidiary may make Restricted Payments to the Borrower and to Wholly Owned Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly Owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of Capital Stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests);
(c)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Holdings may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares, in each case, to the extent consideration therefor consists of the proceeds received from the substantially concurrent issue of new shares of Qualified Capital Stock;
(d)    (i) Holdings may make a Restricted Payment to (or to allow any direct or indirect parent thereof to) pay for the repurchase, retirement or other acquisition of Capital Stock of Holdings (or any direct or indirect parent thereof) held by any future, present or former officers, directors, employees or consultants of any Group Member (or any spouses, successors, administrators, heirs or legatees of any of the foregoing) upon the death, disability or termination of employment or services of such individual, and (ii) any Group Member may purchase, redeem or otherwise acquire any Capital Stock from the present or former employees, officers, directors and consultants of any Group Member (or any spouses, successors, administrators, heirs or legatees of any of the foregoing) pursuant to the terms of any employee stock option, incentive stock or other equity-based plan or arrangement; provided that the aggregate amount of payments under this clause (d) shall not exceed in any fiscal year $5,000,000 (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $10,000,000 in any fiscal year) plus, in each case, (x) any proceeds received by any Group Member after the date hereof in connection with the issuance of Qualified Capital Stock that are used for the purposes described in this clause (d) plus (y) the net cash proceeds of any “key-man” life insurance policies of any Group Member that have not been used to make any repurchases, redemptions or payments under this clause (d);
(e)    Holdings and the Borrower may make additional Restricted Payments in an aggregate amount not to exceed the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (e);
(f)    Holdings may make Permitted Tax Distributions;
(g)    (i) to the extent actually used by Holdings (or any direct or indirect parent thereof) to pay such taxes, costs and expenses, the Borrower may make Restricted Payments to or on behalf of Holdings (or any direct or indirect parent thereof) in an amount sufficient to pay franchise or similar taxes or fees required to maintain the legal existence of Holdings (or any direct or indirect parent thereof), (ii) the Borrower may make Restricted Payments to or on behalf of Holdings (or any direct or indirect parent thereof) in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Holdings (or any direct or indirect parent thereof) to the extent such expenses are attributable to the ownership or operation of the Borrower and the Subsidiaries in an aggregate amount not to exceed $4,000,000 in any fiscal year, (iii) the Borrower may make Restricted Payments to or on behalf of Holdings (or any direct or indirect parent thereof) to enable Holdings to pay fees, salaries, bonuses, expenses and indemnities owing to directors, officers and employees of Holdings (or any direct or indirect parent thereof) to the extent such expenses are attributable to the ownership or operation of the Borrower and the Subsidiaries and (iv) the Borrower may make Restricted Payments to or on behalf of Holdings (or any direct or indirect parent thereof) in an amount sufficient to pay any Public Company Costs;
(h)    the Borrower may make Restricted Payments to Holdings (or any direct or indirect parent thereof) the proceeds of which are used to make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options, or other securities convertible into or exchangeable for Capital Stock in an amount not to exceed $200,000 in any fiscal year;
(i)    Holdings may make Restricted Payments constituting non-cash repurchases of Capital Stock of Holdings (or any direct or indirect parent thereof) deemed to occur upon exercise of stock options or warrants (or equivalent) if such Capital Stock represents a portion of the exercise price of such options or warrants;
(j)    to the extent constituting Restricted Payments, any Group Member may enter into transactions expressly permitted by Sections 8.4, 8.5 and 8.7;
(k)    [Reserved];
(l)    the Borrower may make Restricted Payments on its common stock (or Restricted Payments to Holdings or any direct or indirect parent thereof to fund Restricted Payments on such entity’s common stock), of up to 6% per annum of the net cash proceeds received by or contributed to the Borrower in or from the initial public offering of the Capital Stock of Holdings;
(m)    Holdings and the Borrower may make additional Restricted Payments (i) in an aggregate amount not to exceed $30,000,000 minus (A) the amount of Restricted Debt Payments made in reliance on Section 8.8(a)(iii)(B) minus the outstanding amount of any Investments made in reliance on Section 8.7(e)(ii);
(n)    the Borrower may make Restricted Payments to Holdings to fund Restricted Payments to be made by Holdings pursuant to clause (c), (d), (e), (f), (m), (o) or (p) of this Section 8.6;
(o)    Holdings and the Borrower may make additional Restricted Payments so long as, after giving effect thereto on a pro forma basis, the Consolidated Net Leverage Ratio does not exceed 3.00 to 1.00; and
(p)    subject to Section 4.2(d), Holdings and the Borrower may make Restricted Payments on the Closing Date or within thirty (30) days after the Closing Date in order to effect the 2015 Capital Stock Repurchase; provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Borrower is in compliance with the financial covenants set forth in Section 8.1 calculated as of the most recent period of four (4) consecutive fiscal quarters for which financial statements have been delivered.

8.7    Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business line or unit of, or a division of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:
(a)    extensions of trade credit in the ordinary course of business;
(b)    Investments in cash and Cash Equivalents;
(c)    Guarantee Obligations permitted by Section 8.2;
(d)    loans and advances to present or prospective officers, directors and employees of any Group Member in the ordinary course of business (including for travel, entertainment, relocation and similar expenses) in an aggregate amount for all Group Members not to exceed $2,000,000 at any time outstanding;
(e)    Investments made after the Closing Date by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost, if applicable) not to exceed:
(i)    $40,000,000, plus
(ii)    $30,000,000, minus the amount of Restricted Payments made in reliance on Section 8.6(m), minus any Restricted Debt Payments made in reliance on Section 8.8(a)(iii)(B);
(f)    intercompany Investments by (i) any Group Member in any Loan Party; provided that (A) all such intercompany Investments to the extent such Investment is a loan or advance owed to a Loan Party are evidenced by an intercompany note and (B) all such intercompany Investments to the extent such Investment is a loan or advance owed to a Group Member that is not a Loan Party shall be subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent and (ii) any Group Member that is not a Loan Party to any other Group Member that is not a Loan Party;
(g)    intercompany Investments by any Loan Party in any Subsidiary, that, after giving effect to such Investment, is not a Subsidiary Guarantor (including, without limitation, Guarantee Obligations with respect to obligations of any such Subsidiary, loans made to any such Subsidiary, Investments resulting from mergers with or sales of assets to any such Subsidiary and Investments in Foreign Subsidiaries) and Investments by any Subsidiaries that are not Loan Parties in an amount (valued at cost) not to exceed $40,000,000 at any time outstanding;
(h)    Investments in the ordinary course of business consisting of endorsements for collection or deposit or lease, utility and other similar deposits and deposits with suppliers in the ordinary course of business;
(i)    Permitted Acquisitions, including, subject to clause (d) of the definition of Permitted Acquisitions, Investments by any Loan Party in any Foreign Subsidiary the proceeds of which are promptly used by such Foreign Subsidiary (directly or indirectly through another Foreign Subsidiary) to consummate a Permitted Acquisition of Persons organized under the laws of, and/or assets located in, a jurisdiction other than the United States or any State thereof (and pay fees and expenses incurred in connection therewith);

(j)    Investments consisting of Hedge Agreements permitted by Section 8.11;
(k)    Investments existing as of the Closing Date and set forth in Schedule 8.7 and any extension or renewal thereof; provided that the amount of any such Investment is not increased at the time of such extension or renewal;
(l)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or other Persons to the extent reasonably necessary in order to prevent or limit loss or in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, suppliers or customers arising in the ordinary course of business;
(m)    Investments received as consideration in connection with Dispositions permitted under Section 8.5 and Investments as consideration for services provided by the Borrower and its Subsidiaries;
(n)    Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost, if applicable) not to exceed the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (n);
(o)    Investments by a Group Member that is not a Loan Party in the form of Cash Pool Obligations;
(p)    loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or any direct or indirect parent thereof) in accordance with Section 8.6;
(q)    promissory notes or other obligations of directors, officers, employees or consultants of a Group Member in connection with such directors’, officers’, employees’ or consultants’ purchase of Capital Stock of Holdings (or any direct or indirect parent thereof), so long as no cash or Cash Equivaleqnt is advanced by any Group Member in connection with such Investment;
(r)    purchases and other acquisitions of inventory, materials, equipment and intangible property in the ordinary course of business;
(s)    Leases, licenses and sublicenses of real or personal property in the ordinary course of business;
(t)    mergers and consolidations in compliance with Section 8.4 (other than Section 8.4(d));
(u)    [Reserved];
(v)    Investments in joint ventures not to exceed $30,000,000 at any time outstanding;
(w)    Investments in minority equity interests in customers received from such customers as part of fee arrangements entered into in the ordinary course of business or otherwise consistent with industry practice not to exceed $20,000,000 (valued at cost) at any time outstanding;

(x)    Investments in connection with Permitted Receivables Facilities;
(y)    additional Investments so long as, after giving effect thereto on a pro forma basis, the Secured Net Leverage Ratio does not exceed 2.25 to 1.00; and
(z)    Investments permitted by Section 8.2(y).
8.8    Optional Payments and Modifications of Certain Debt Instruments.
(a)    Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Junior Indebtedness (collectively “Restricted Debt Payments”) except for:
(i)    Permitted Refinancings;
(ii)    Restricted Debt Payments in an aggregate amount not to exceed the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (a)(ii);
(iii)    Restricted Debt Payments in an aggregate amount not to exceed:
(A)    $30,000,000, plus
(B)    $30,000,000; minus the amount of Restricted Payments made in reliance on Section 8.6(m), minus the amount of any Investments made in reliance on Section 8.7(e)(ii); and
(iv)    additional Restricted Debt Payments so long as, after giving effect thereto on a pro forma basis, the Consolidated Net Leverage Ratio does not exceed 3.00 to 1.00;
(b)    amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Junior Financing (other than any amendment that is not materially adverse to the Lenders, it being agreed that any amendment, modification, waiver or other change that, in the case of any Junior Indebtedness, would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon is not materially adverse to the Lenders); or (iii) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Qualified Capital Stock that would cause such Qualified Capital Stock to become Disqualified Capital Stock; and
(c)    amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Organizational Document of any Loan Party or any Pledged Company if such amendment, modification, waiver or change could reasonably be expected to have a Material Adverse Effect.
8.9    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, except:
(a)    transactions between Holdings and its Subsidiaries;
(b)    loans or advances to directors, officers and employees permitted under Section 8.7(d) and transactions permitted by Sections 8.2(r), 8.2(s) and 8.7(q);
(c)    the payment of reasonable and customary fees, compensation, benefits and incentive arrangements paid or provide to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Borrower, Holdings (or any direct or indirect parent thereof) or any of its Subsidiaries;
(d)    (i) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by Holdings’ board of managers (or similar governing body) or the senior management thereof and (ii) any repurchases of any issuances, awards or grants issued pursuant to clause (i), in each case, to the extent permitted by Section 8.6;
(e)    employment arrangements entered into in the ordinary course of business between Holdings or any Subsidiary and any employee thereof;
(f)    any Restricted Payment permitted by Section 8.6;
(g)    the Transactions and the payment of all fees and expenses related to the Transactions as set forth in the Confidential Information Memorandum;
(h)    Intellectual Property licenses to Group Members in existence on the Closing Date;
(i)    sales of Qualified Capital Stock of Holdings to Affiliates of the Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith;
(j)    any transaction with an Affiliate where the only consideration paid by any Loan Party is Qualified Capital Stock of Holdings;
(k)    transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;
(l)    transactions in the ordinary course of business with (i) Unrestricted Subsidiaries or (ii) joint ventures in which Holdings or a Subsidiary thereof holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) so long as the terms of any such transactions are no less favorable to Holdings or Subsidiary participating in such joint ventures than they are to other joint venture partners;
(m)    the transactions listed on Schedule 8.9 hereto; and
(n)    transactions effected as part of a Permitted Receivables Facility.

8.10    Sales and Leasebacks. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (i) the sale of such property is permitted by Section 8.5 and (ii) any Liens arising in connection with its use of such property are permitted by Section 8.3.
8.11    Hedge Agreements. Enter into any Hedge Agreement, except (a) Hedge Agreements entered into in the ordinary course of business and not for speculative purposes, (b) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings or any Subsidiary and (c) any Hedge Agreements required to be entered into pursuant to the terms and conditions of this Agreement.
8.12    Changes in Fiscal Periods. Permit any change in the fiscal year of the Borrower; provided that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld or delayed), in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
8.13    Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired other than:
(a)     this Agreement and the other Loan Documents,
(b)     any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby),
(c)     any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary or any restrictions with respect to the Borrower or a Subsidiary imposed with respect to Receivables and/or Permitted Receivables Facility Assets pursuant to an agreement that has been entered into in connection with a Permitted Receivables Facility,
(d)     customary provisions in leases, licenses and other contracts restricting the assignment thereof,
(e)     any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents or any Collateral securing the Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of Property of any Loan Party to secure the Obligations and
(f)     any prohibition or limitation that (i) exists pursuant to applicable Requirements of Law, (ii) consists of customary restrictions and conditions contained in any agreement relating to any transaction permitted under Section 8.4 or the sale of any property permitted under Section 8.5,

(iii) restricts subletting or assignment of leasehold interests contained in any lease governing a leasehold interest of any Group Member, (iv) exists in any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary, (v) exists in any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any Person, or the Properties or assets of any Person, other than the Person or the Properties or assets of the Person so acquired or (vi) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents or the contracts, instruments or obligations referred to in clause (b), (c), (d), (e), (f)(iv) or (f)(v); provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those in effect prior to such amendment or refinancing (as determined in good faith and, if requested by the Administrative Agent, certified in writing to the Administrative Agent by a Responsible Officer of the Borrower).
8.14    Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of:
(i)    any restrictions existing under the Loan Documents and any Permitted Refinancing thereof,
(ii)    any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary,
(iii)    any restrictions set forth in the agreement governing any Junior Indebtedness so long as the restrictions set forth therein are not materially more restrictive than the corresponding provisions in the Loan Documents,
(iv)    any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby),
(v)    restrictions and conditions existing on the date hereof identified on Schedule 8.14 (but not to any amendment or modification expanding the scope or duration of any such restriction or condition),
(vi)    restrictions or conditions imposed by any agreement relating to Liens permitted by this Agreement but solely to the extent that such restrictions or conditions apply only to the property or assets subject to such permitted Lien,
(vii)    customary provisions in leases, licenses and other contracts entered into in the ordinary course of business restricting the assignment thereof,
(viii)    customary restrictions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture,

(ix)    any agreement of a Foreign Subsidiary governing Indebtedness permitted to be incurred or permitted to exist under Section 8.2,
(x)    any agreement or arrangement already binding on a Subsidiary when it is acquired so long as such agreement or arrangement was not created in anticipation of such acquisition,
(xi)    Requirements of Law,
(xii)    customary restrictions and conditions contained in any agreement relating to any transaction permitted under Section 8.4 or the sale of any property permitted under Section 8.5 pending the consummation of such transaction or sale,
(xiii)    any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such Person becoming a Subsidiary of the Borrower,
(xiv)    any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any Person, or the Properties or assets of any Person, other than the Person or the Properties or assets of the Person so acquired,
(xv)    any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents or the contracts, instruments or obligations referred to in clause (vi), (x), (xiii) or (xiv) of this Section; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those in effect prior to such amendment or refinancing (as determined in good faith and, if requested by the Administrative Agent, certified in writing to the Administrative Agent by a Responsible Officer of the Borrower), or
(xvi)    prohibitions, restrictions and conditions contained in agreements relating to a Permitted Receivables Facility.
8.15    Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which Holdings and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Transactions) or that are reasonably related, incidental, ancillary or complementary thereto.
8.16    Holding Company. In the case of Holdings, engage in any business or activity other than (a) the ownership of all outstanding Capital Stock in the Borrower, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as a member of the consolidated group of companies, that includes the Loan Parties, (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (e) the incurrence of Indebtedness permitted to be incurred by Holdings pursuant to Section 8.2, (f) the consummation of any Permitted Acquisition so long as any assets acquired in connection with such Permitted Acquisition are owned by the Borrower or a Subsidiary of the Borrower immediately following such Permitted Acquisition, (g) Restricted Payments permitted to be made or received by Holdings under Section 8.6, (h) the issuance of its Capital Stock, (i) any transaction that Holdings is expressly permitted or contemplated to enter into or consummate under this Section 8, and (j) activities incidental to the businesses or activities described in clauses (a) through (i) of this Section.

SECTION 9.    EVENTS OF DEFAULT
9.1    Events of Default. If any of the following events shall occur and be continuing:
(a)    the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, fee or any other amount payable hereunder or under any other Loan Document, within five (5) days after any such interest or other amount becomes due in accordance with the terms hereof; or
(b)    any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or
(c)    any Loan Party shall default in the observance or performance of any agreement contained in Section 7.4(a) (with respect to the Borrower only), Section 7.7(a) or Section 8; or
(d)    any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days after any such days after notice to the Borrower from the Administrative Agent; or
(e)    any Group Member (i) defaults in making any payment of any principal of any Material Indebtedness (including any Guarantee Obligation or Hedge Agreement that constitutes Material Indebtedness, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) defaults in making any payment of any interest on any such Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) defaults in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Material Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Material Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Material Indebtedness constituting a Guarantee Obligation) to become payable; or
(f)    (i) any Group Member (other than an Immaterial Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member (other than an Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member (other than an Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B)

remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the assets of the Group Members, taken as a whole, that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days after any such days from the entry thereof; or (iv) any Group Member (other than an Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
(g)    (i) any failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, shall occur with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Single Employer Plan or Multiemployer Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (ii) a Reportable Event shall occur, or proceedings shall commence under Section 4042 of ERISA to have a trustee appointed, or a trustee shall be appointed, with respect to a Single Employer Plan, (iii) any Single Employer Plan shall be terminated under Section 4041(c) of ERISA, (iv) any withdrawal by the Borrower or any Commonly Controlled Entity from a Single Employer Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) shall occur or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA shall occur, (v) any Group Member or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) any failure to make a required contribution to a Multiemployer Plan shall occur, (vii) the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan, or (viii) any Group Member shall engage in any nonexempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) involving any Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or
(h)    one or more judgments or decrees shall be entered against any Group Member and the same shall not have been vacated, discharged, stayed or bonded pending appeal for a period of 30 consecutive days and any such judgments or decrees either (i) is for the payment of money, individually or in the aggregate (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage), of $10,000,000 or more or (ii) is for injunctive relief and could reasonably be expected to have a Material Adverse Effect; or
(i)    any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Subsidiary of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (except to the extent the loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing Collateral or to file Uniform Commercial Code continuation statements); or any Loan Party or any Subsidiary of any Loan Party shall so assert in writing; or
(j)    the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Subsidiary of any Loan Party shall so assert in writing; or
(k)    a Change of Control occurs; or

(l)    (i) any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “senior debt,” “senior indebtedness,” “designated senior debt,” “guarantor senior debt” or “senior secured financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation, (ii) the subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, bonding and enforceable against the holders of any Junior Financing, if applicable, or (iii) any Loan Party or any Subsidiary of any Loan Party, shall assert any of the foregoing in writing;
then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required to draw thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required to draw thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to 102% the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts or other demands for payment drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired (without any pending drawing thereon) or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents in accordance with the Guarantee and Collateral Agreement. After all such Letters of Credit shall have expired (without any pending drawing thereon) or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.
SECTION 10.    THE AGENTS
10.1    Appointment.
(a)    Each Lender (and, if applicable, each other Secured Party) hereby irrevocably designates and appoints each Agent as the agent of such Lender (and, if applicable, each other Secured Party) under this Agreement and the other Loan Documents, and each such Lender (and, if applicable, each other Secured Party) irrevocably authorizes such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.
(b)    Each of the Secured Parties hereby irrevocable designates and appoints Wells Fargo Bank, National Association as collateral agent of such Secured Party under this Agreement and the other Loan Documents, and each such Secured Party irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf as are necessary or advisable with respect to the Collateral under this Agreement or any of the other Loan Documents, together with such powers as are reasonably incidental thereto. The Collateral Agent hereby accepts such appointment.
10.2    Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
10.3    Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, members, partners, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders or any other Secured Party for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or any Specified Hedge Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or any Specified Hedge Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any Specified Hedge Agreement or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or any Specified Hedge Agreement, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing sentence, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans to any Disqualified Institution.
10.4    Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by such Agent. The Administrative Agent shall deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or the Majority Facility Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and all other Secured Parties.
10.5    Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Secured Parties.
10.6    Non-Reliance on Agents and Other Lenders. Each Lender (and, if applicable, each other Secured Party) expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender or any other Secured Party. Each Lender (and, if applicable, each other Secured Party) represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement, any Specified Hedge Agreement or any Specified Cash Management Agreement. Each Lender (and, if applicable, each other Secured Party) also represents that it will, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, any Specified Hedge Agreement or any Specified Cash Management Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
10.7    Indemnification. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 11.5 to be paid by it to any Agent Related Party (or any sub-agent thereof), each Lender severally agrees to pay to such Agent Related Party (or any such sub-agent thereof) such Lender’s

Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that (a) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any Agent Related Party (or any such sub-agent thereof) and (b) no Lender shall be liable for the payment of any portion of such unreimbursed expense or indemnified loss, claim, damage, liability or related expense that is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
10.8    Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender,” “Lenders,” “Secured Party” and “Secured Parties” shall include each Agent in its individual capacity.
10.9    Successor Administrative Agent; Resignation of Issuing Lender and Swingline Lender. The Administrative Agent and the Collateral Agent may resign as Administrative Agent and Collateral Agent, respectively, upon ten (10) Business Days’ notice to the Lenders and the Borrower. If the Administrative Agent or Collateral Agent, as applicable, shall resign as Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 9.1(a) or Section 9.1(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s or Collateral Agent’s, as applicable, rights, powers and duties as Administrative Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Collateral Agent, as applicable, or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent or Collateral Agent, as applicable, by the date that is ten (10) Business Days following a retiring Administrative Agent’s or Collateral Agent’s, as applicable, notice of resignation, the retiring Administrative Agent’s or Collateral Agent’s, as applicable, resignation shall nevertheless thereupon become effective and the Required Lenders shall assume and perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s or Collateral Agent’s, as applicable, resignation as Administrative Agent or retiring Collateral Agent’s resignation as Collateral Agent, as applicable, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents.
10.10    Agents Generally. None of the Joint Lead Arrangers, Joint Bookrunners or other syndication agents or documentation agents shall have any duties or responsibilities hereunder in their capacity as such.
10.11    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents, the Specified Hedge Agreements or the Specified Cash Management Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceeds, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent; provided that the foregoing shall not prohibit any Lender from filing proofs of claim during the pendency of a proceeding relative to any Loan Party under any bankruptcy or other debtor relief law.
10.12    Withholding Tax. To the extent required by any applicable law, an Agent shall withhold from any payment to any Lender an amount equal to any applicable withholding Tax. If the IRS or any Governmental Authority asserts a claim that the Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Agent (to the extent that the Agent has not already been reimbursed by the Borrower and without limiting or expanding the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Agent. The agreements in this Section 10.12 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Loans and the repayment, satisfaction or discharge of all obligations under this Agreement.
10.13    Filing of Proof of Claim. In case of the pendency of any proceeding under any bankruptcy or other debtor relief law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 3.5, 3.9 and 11.5) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.5, 3.9 and 11.5.

10.14    Credit Bidding.
(a)    The Administrative Agent, on behalf of itself and the Lenders, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Requirements of Law.
(b)    Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Requirements of Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.
SECTION 11.    MISCELLANEOUS
11.1    Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:
(i)    forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or forgive or reduce any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Required Lenders and (y) that any amendment or modification of the financial covenants or defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)), extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment or change the order of application set forth in Section 6.5 of the Guarantee and Collateral Agreement, in each case without the written consent of each Lender directly affected thereby; provided that neither any amendment, modification or waiver of a mandatory prepayment required hereunder, nor any amendment of Section 4.2 or any related definitions including Asset Sale, or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, any principal installment of any Loan or Note or other amendment, modification or supplement to which this clause (i) is applicable;
(ii)    eliminate or reduce the voting rights of any Lender under this Section 11.1 without the written consent of such Lender;

(iii)    reduce any percentage specified in the definition of Required Lenders (or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder), consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release Holdings or all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders;
(iv)    reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;
(v)    amend, modify or waive any provision of Section 10 or any other provision in any manner which increases the obligations or diminishes the rights of any Agent without the written consent of each Agent adversely affected thereby;
(v)    amend, modify or waive any provision of Section 3.3, 3.4 or 3.15 without the written consent of the Swingline Lender;
(vi)    amend, modify or waive any provision of Sections 3.7 to 3.15 or any other provision hereof in any manner which increases the obligations or diminishes the rights of any Issuing Lender without the written consent of each Issuing Lender; and
(viii)    release all or substantially all of the Guarantors or the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents.
In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus accrued interest, fees and expenses related thereto, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.
If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all (or all affected) Lenders (including all Lenders under a single Facility), the consent of the

Required Lenders (or Majority Facility Lenders, as the case may be) is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not a Non-Consenting Lender, the Administrative Agent or a Person reasonably acceptable to the Administrative Agent shall have the right but not the obligation to purchase at par from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Administrative Agent’s request, sell and assign to the Administrative Agent or such Person, all of the Term Loans and Revolving Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all such Term Loans and any outstanding Revolving Loans held by such Non-Consenting Lenders and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption. In addition to the foregoing, the Borrower may replace any Non-Consenting Lender pursuant to Section 4.13.
Notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended (or amended and restated), modified or supplemented with the written consent of the Administrative Agent and the Borrower (a) to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Issuing Lender, (b) to add one or more additional credit facilities with respect to Incremental Term Loans to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, as applicable, and the accrued interest and fees in respect thereof and (c) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders; provided that the conditions set forth in Section 2.4 are satisfied.
Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definitions of “Required Lenders” and “Majority Facility Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that, subject to the limitations set forth in the first paragraph of this Section 11.1, any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.
11.2    Notices.
(a)    All notices and other communications provided for hereunder shall be either (i) in writing (including telecopy or e-mail communication) and mailed, telecopied or delivered or (ii) as and to the extent set forth in Section 11.2(b) and in the proviso to this Section 11.2(a), in an electronic medium and as delivered as set forth in Section 11.2(b):
If to the Borrower:

INC Research, LLC
3201 Beechleaf Court, Suite 600
Raleigh, NC 27604

Attention: Chief Financial Officer
E-mail Address: gregory.rush@incresearch.com
Fax No.: 919.334.3651
With a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Andrew J. Yoon
E-mail Address: andrew.yoon@weil.com
Fax No.: (212) 310-8007

Until a Control Event, with a further copy (which shall not constitute notice) to:

Avista Capital Partners, LP
65 East 55th Street, 18th Floor
New York, NY 10022
Attention:  Robert Girardi
E-mail Address: girardi@avistacap.com
Fax No.: (212) 593-6939

Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, ON M2M 4H5
Attention: Terry Woodward
E-mail Address:  terry_woodward@otpp.com
Fax No.: 416 730-5082

If to the Administrative Agent or Collateral Agent:
Wells Fargo Bank, National Association
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention: Syndication Agency Services
Fax No.: (704) 715-0092
With copy to:
Wells Fargo Bank, National Association
MAC D1053-144
301 South College Street, 14th Floor
Charlotte, NC 28202
Attention: Christine Gardiner
E-mail Address: christine.m.gardiner@wellsfargo.com
Fax No.: (704) 715-1438

or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties provided, however, that materials and information described in Section

11.2(b) shall be delivered to the Administrative Agent in accordance with the provisions thereof or as otherwise specified to the Borrower by the Administrative Agent. All such notices and other communications shall, when mailed, be effective four days after having been mailed by regular mail, one (1) Business Day after having been mailed by overnight courier, and when telecopied or E-mailed, be effective when properly transmitted, except that notices and communications to any Agent pursuant to Sections 2, 3, 4, 6 and 10 shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.
(b)    The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default or event of default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to an electronic address specified by the Administrative Agent to the Borrower (the “Platform”). In addition, the Borrower agrees to continue to provide the Communications to the Agents in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
(c)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS, EXCEPT TO THE EXTENT THE LIABILITY OF SUCH PERSON IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “ADMINISTRATIVE AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER PARTY OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
11.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
11.4    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding and so long as the Commitments of any Lender have not been terminated.
11.5    Payment of Expenses.
(a)    The Borrower agrees (i) to pay or reimburse each Agent and the Joint Bookrunners for all of their reasonable and documented out-of-pocket costs and expenses associated with the syndication of the Facilities and incurred in connection with the preparation, negotiation, execution and delivery, and any amendment, supplement or modification to, this Agreement and the other Loan Documents, any security arrangements in connection therewith and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable invoiced fees and disbursements of counsel to such parties (provided that, unless there is a conflict of interest, such fees and disbursements shall not include fees and disbursements for more than one primary counsel and one local counsel in each relevant jurisdiction) and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter as such parties shall deem appropriate, (ii) to pay or reimburse each Lender and Agent for all its reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, or during any workout or restructuring, including the reasonable and invoiced fees and disbursements of counsel to such parties (provided that, unless there is a conflict of interest, such fees and disbursements shall not include fees and disbursements for more than one primary counsel and one local counsel in each relevant jurisdiction), (iii) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (iv) to pay, indemnify, and hold each Lender and Agent and the Joint Bookrunners and their respective affiliates (including, without limitation, controlling persons) and each member, partner, director, officer, employee, advisor, agent, affiliate, successor, partner, member, representative and assign of each of the forgoing (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents (regardless of whether any Loan Party is or is not a party to any such actions or suits) and any such other documents or each Letter of Credit, including any of the foregoing relating to the use of proceeds of the Loans or any Letter of Credit, and the reasonable and documented fees, disbursements and other charges of one legal counsel to such Indemnitees taken as a whole (and, if applicable, one local counsel to such persons taken as a whole in each appropriate jurisdiction and, in the case of a conflict of interest, one additional local counsel in each appropriate jurisdiction to all affected Indemnitees taken as a whole) in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (iv), collectively, the “Indemnified Liabilities”); provided, that the Borrower shall not have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of, or material breach of any Loan Documents by, such Indemnitee or its controlled affiliates, officers or employees acting on behalf of such Indemnitee or any of its controlled affiliates. Statements payable by the Borrower pursuant to this Section 11.5 shall be submitted to the Chief Financial Officer, at the address of the Borrower set forth in Section 11.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.
(b)    To the fullest extent permitted by applicable law, neither the Borrower nor any Indemnitee shall assert, and each of the Borrower and each Indemnitee does hereby waive, any claim against any party hereto, on any theory of liability, for special, indirect, exemplary, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that the foregoing shall not limit the indemnification obligations of the Borrower under clause (a) above. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of, or material breach of any Loan Documents by, such Indemnitee or its controlled affiliates, officers or employees acting on behalf of such Indemnitee or any of its controlled affiliates in connection with the Transactions.
(c)    The Borrower shall not, without the prior written consent of the Indemnitee, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnitee is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnitee from all liability arising out of such proceeding and (ii)

does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of such Indemnitee.
11.6    Successors and Assigns; Participations and Assignments.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except (x) to an assignee in accordance with the provisions of paragraph (b) of this Section, (y) by way of participation in accordance with the provisions of paragraph (e) of this Section or (z) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors as assigns permitted hereby, Participants to the extent provided in paragraph (e) of this Section 11.6 and, to the extent expressly contemplated hereby, the Affiliates of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000 (in the case of the Term Facility) and $5,000,000 (in the case of the Revolving Facility), in each case unless the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 9.1(a) or (f) has occurred and is continuing;
(ii)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches of Loans (if any) on a non-pro rata basis;
(iii)    no consent shall be required for any assignment except to the extent required by paragraph (b)(i) of this Section and, in addition, the consent of:
(A)    the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default under Section 9.1(a) or (f) has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that in each case the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof;
(B)    the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (x) the Term Facility if such assignment is to an Assignee that is not a Lender, an Affiliate of a Lender or an Approved Fund or (y) the Revolving Facility if such assignment is to an Assignee that is not a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)    (1) in the case of any assignment to a new Revolving Lender or that increases the obligation of the Assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), the Issuing Lender (such consent not to be unreasonably withheld or delayed), and (2) in the case of any assignment of a Revolving Commitment, the Swingline Lender (such consent not to be unreasonably withheld or delayed); provided that no consent of the Issuing Lender or the Swingline Lender shall be required for an assignment to an Assignee that is a Revolving Lender or an Affiliate or Approved Fund of a Revolving Lender;
(iv)    except in the case of assignments pursuant to paragraph (c) below, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (it being understood that payment of only one processing fee shall be required in connection with simultaneous assignments to two or more Approved Funds), and the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire;
(v)    no assignment shall be permitted to be made to Holdings, the Borrower or any of their Subsidiaries or Affiliates;
(vi)    no assignment shall be permitted to be made to a natural person; and
(vii)    no assignment shall be permitted to be made to a Disqualified Institution (unless the Borrower has consented to such assignment to such entity, in which case such entity will not be considered a Disqualified Institution for the purpose of such assignment).
Except as otherwise provided in paragraph (c) below, subject to acceptance and recording thereof pursuant to paragraph (d) below, from and after the effective date specified in each Assignment and Assumption the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.9, 4.10, 4.11 and 11.5; provided, with respect to such Section 4.10, that such Lender continues to comply with the requirements of Sections 4.10 and 4.10(e)). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section, except any purported assignment or transfer to a Disqualified Institution shall be void ab initio.

(c)    Notwithstanding anything in this Section 11.6 to the contrary, a Lender may assign any or all of its rights hereunder to an Affiliate of such Lender or an Approved Fund of such Lender without (a) providing any notice (including, without limitation, any administrative questionnaire) to the Administrative Agent or any other Person or (b) delivering an executed Assignment and Assumption to the Administrative Agent; provided that (A) such assigning Lender shall remain solely responsible to the other parties hereto for the performance of its obligations under this Agreement, (B) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such assigning Lender in connection with such assigning Lender’s rights and obligations under this Agreement until an Assignment and Assumption and an administrative questionnaire have been delivered to the Administrative Agent, (C) the failure of such assigning Lender to deliver an Assignment and Assumption or administrative questionnaire to the Administrative Agent or any other Person shall not affect the legality, validity or binding effect of such assignment and (D) an Assignment and Assumption between an assigning Lender and its Affiliate or Approved Fund shall be effective as of the date specified in such Assignment and Assumption.
(d)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of and interest owing with respect to the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Subject to the penultimate sentence of this paragraph (d), the entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In the case of an assignment to an Affiliate of a Lender or an Approved Fund pursuant to paragraph (c), as to which an Assignment and Assumption and an administrative questionnaire are not delivered to the Administrative Agent, the assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register (a “Related Party Register”) comparable to the Register on behalf of the Borrower. The Register or Related Party Register shall be available for inspection by the Borrower, the Issuing Lender, the Swingline Lender and any Lender (with respect to the Commitments of, and principal amount of and interest owing with respect to the Loans and L/C Obligations owing to such Lender only) at the Administrative Agent’s office at any reasonable time and from time to time upon reasonable prior notice. Except as otherwise provided in paragraph (c) above, upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(iv) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. Except as otherwise provided in paragraph (c) above, no assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register (or, in the case of an assignment pursuant to paragraph (c) above, the applicable Related Party Register) as provided in this paragraph (d). The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.”

(e)    Any Lender may, at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) no participation shall be permitted to be made to Holdings or any of its Subsidiaries or Affiliates, nor any officer or director of any such Person or a natural person or Disqualified Institution (to the extent such Disqualified Institution has been identified to the Lenders). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 11.1. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.9, 4.10 and 4.11 to the same extent as if it were a Lender (subject to the requirements and obligations of those sections including the documentary requirements in Section 4.10(e)) and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by applicable law, each Participant also shall be entitled to the benefits of Section 11.7(b) as though it were a Lender; provided that such Participant shall be subject to Section 11.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in the Loans or other obligation under this Agreement) to any Person except to the extent such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the Treasury regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(f)    A Participant shall not be entitled to receive any greater payment under Section 4.9 or 4.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant had no such participation been transferred to such Participant, except to the extent such entitlement to a greater payment results from a change in Requirements of Law occurring after the sale of such participation.
(g)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, any central bank or any other Person, and this Section shall not apply to any such pledge or assignment of a security interest or to any such sale or securitization; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(h)    The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (i) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform and/or (ii) provide the DQ List to each Lender requesting the same.
11.7    Sharing of Payments; Set-off.
(a)    Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”) shall, at any time after the Loans and other amounts payable hereunder shall become due and payable pursuant to Section 9, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a director creditor of each Loan Party in the amount of such participation to the extent provided in clause (b) of this Section 11.7.
(b)    In addition to any rights and remedies of the Lenders provided by law, subject to Section 10.11, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, and to the extent permitted by applicable law, upon the occurrence of any Event of Default which is continuing, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.
(c)    Notwithstanding anything to the contrary contained herein, the provisions of this Section 11.7 shall be subject to the express provisions of this Agreement which require or permit differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.
11.8    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic mail (in “.pdf” or similar format) shall be effective as delivery of a manually executed counterpart hereof.
11.9    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
11.10    Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
11.11    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
11.12    Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address set forth in Section 11.2 or on the signature pages hereof, as the case may be, or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
11.13    Acknowledgments. The Borrower hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)    each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.
11.14    Releases of Guarantees and Liens.
(a)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 11.1) to take any action requested by the Borrower having the effect of releasing any Collateral or Guarantee Obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document (including, without limitation, the release of any Subsidiary Guarantor from its obligations if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder) or that has been consented to in accordance with Section 11.1; provided that no such release shall occur if (x) such Subsidiary Guarantor continues to be a guarantor in respect of any Junior Financing or (y) such Collateral continues to secure any Junior Financing or (ii) under the circumstances described in paragraph (b) below.
(b)    At such time as (i) the Loans, the Reimbursement Obligations and the other Obligations (other than Unasserted Contingent Obligations) shall have been paid in full or Cash Collateralized and (ii) the Commitments have been terminated and no Letters of Credit shall be outstanding (or shall have been Cash Collateralized or backstopped to the reasonable satisfaction of the Issuing Bank), the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Collateral Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person. At such time, the Collateral Agent shall take such actions as are reasonably necessary, at the cost of the Borrower, to effect each release described in this Section 11.14 in accordance with the relevant provisions of the Security Documents.
11.15    Confidentiality. Each Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential in accordance with its customary procedures; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender, any Affiliate of a Lender or any Approved Fund (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) other than any Disqualified Institution that has been identified to such Agent or Lender, (b) subject to an agreement to comply with confidentiality provisions at least as restrictive as the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, members, partners, agents, attorneys, accountants and other professional advisors or those of any of its affiliates (it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed (other than as a result of a disclosure in violation of this Section 11.15), (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information.
11.16    WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.17    Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

INC RESEARCH, LLC, as Borrower

By: /s/ Gregory S. Rush
Name: Gregory S. Rush
Title: Chief Financial Officer

INC RESEARCH HOLDINGS, INC., as Holdings

By: /s/ Gregory S. Rush
Name: Gregory S. Rush
Title: Chief Financial Officer

INC Research, LLC
Credit Agreement
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Collateral Agent, Swingline Lender, Issuing Lender and a Lender
By: /s/ Kent Davis
Name: Kent Davis
Title: Managing Director

INC Research, LLC
Credit Agreement
Signature Page

PNC BANK, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Richard C. Brown
Name: Richard C. Brown
Title: Senior Vice President

INC Research, LLC
Credit Agreement
Signature Page

KEYBANK NATIONAL ASSOCIATION,
as a Lender
By: /s/ Sanya Valeva
Name: Sanya Valeva
Title: Senior Vice President

INC Research, LLC
Credit Agreement
Signature Page

ING CAPITAL LLC,
as a Lender
By: /s/ Keith D. Alexander
Name: Keith D. Alexander
Title: Managing Director

By: /s/ Michael Kim
Name: Michael Kim
Title: Vice President

INC Research, LLC
Credit Agreement
Signature Page

BANK OF AMERICA, N.A.,
as a Lender
By: /s/ John C. Plecque
Name: John C. Plecque
Title: Senior Vice President

INC Research, LLC
Credit Agreement
Signature Page

FIFTH THIRD BANK, an OHIO BANKING CORPORATION, as a Lender
By: /s/ James Hill

Name: James Hill
Title: Senior Vice President

INC Research, LLC
Credit Agreement
Signature Page

GOLDMAN SACHS BANK USA,
as a Lender and as an Issuing Lender solely in respect of the Existing Letter of Credit issued by it
By: /s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

INC Research, LLC
Credit Agreement
Signature Page

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender
By: /s/ Bill O'Daly
Name: Bill O'Daly
Title: Authorized Signatory

By: /s/ Sean MacGregor
Name: Sean MacGregor
Title: Authorized Signatory

INC Research, LLC
Credit Agreement
Signature Page

JPMORGAN CHASE BANK, N.A.,
as a Lender
By: /s/ Antje Focke
Name: Antje Focke
Title: Vice President

INC Research, LLC
Credit Agreement
Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Chris Burns
Name: Chris Burns
Title: Vice President

INC Research, LLC
Credit Agreement
Signature Page

CITIZENS BANK, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Darran Wee
Name: Darran Wee
Title: Senior Vice President

INC Research, LLC
Credit Agreement
Signature Page

REGIONS BANK,
as a Lender
By: /s/ Kap Yarbrough
Name: Kap Yarbrough
Title: Senior Vice President

INC Research, LLC
Credit Agreement
Signature Page

CAPITAL ONE, N.A.,
as a Lender
By: /s/ Thomas C. King, Jr.
Name: Thomas C. King, Jr.
Title: Senior Vice President

INC Research, LLC
Credit Agreement
Signature Page

Schedule 1.1(a)
COMMITMENTS

Revolving Credit Lenders	Revolving Credit Commitment
Wells Fargo Bank, National Association	$21,111,111.09
PNC Bank, National Association	$18,888,888.89
KeyBank National Association	$15,555,555.56
ING Capital LLC	$15,555,555.56
Bank of America, N.A.	$13,333,333.33
Fifth Third Bank	$13,333,333.33
Goldman Sachs Bank USA	$11,111,111.11
Credit Suisse AG, Cayman Islands Branch	$11,111,111.11
JPMorgan Chase Bank, N.A.	$7,777,777.78
HSBC Bank USA, National Association	$5,555,555.56
Citizens Bank, National Association	$5,555,555.56
Regions Bank	$5,555,555.56
Capital One, N.A.	$5,555,555.56
Total:	$150,000,000.00

Term Lenders	Term Commitment
Wells Fargo Bank, National Association	$73,888,888.91
PNC Bank, National Association	$66,111,111.11
KeyBank National Association	$54,444,444.44
ING Capital LLC	$54,444,444.44
Bank of America, N.A.	$46,666,666.67
Fifth Third Bank	$46,666,666.67
Goldman Sachs Bank USA	$38,888,888.89
Credit Suisse AG, Cayman Islands Branch	$38,888,888.89
JPMorgan Chase Bank, N.A.	$27,222,222.22
HSBC Bank USA, National Association	$19,444,444.44
Citizens Bank, National Association	$19,444,444.44
Regions Bank	$19,444,444.44
Capital One, N.A.	$19,444,444.44
Total:	$525,000,000.00

1

Schedule 1.1(b)
EXISTING LETTERS OF CREDIT

LOC #	Issuing Bank	Beneficiary	Amount
IS0023369U	Wells Fargo Bank, N.A.	Technicolor SA	$294,200
IS0007572	Wells Fargo Bank, N.A.	Wells VAF – Parkway At Oak Hill, LLC	$200,000
10000162	Goldman Sachs Bank USA	Technicolor SA	$294,200
10000163	Goldman Sachs Bank USA	Rorasa Inc.	$200,000
10000166	Goldman Sachs Bank USA	PNC Bank, National Association	$317,749

2

Schedule 1.1(c)
CURRENCIES

1.	Argentine Peso (ARS)

2.	Australian Dollar (AUD)

3.	Bulgarian Lev (BGN)

4.	Canadian Dollar (CAD)

5.	Chilean Peso (CLP)

6.	China Yuan Renminbi (CNY)

7.	Colombian Peso (COP)

8.	Czech Republic Koruna (CZK)

9.	Danish Krone (DKK)

10.	Egyptian Pound (EGP)

11.	Hong Kong Dollar (HKD)

12.	Hungarian Forint (HUF)

13.	Indonesian Rupiah (IDR)

14.	Israeli New Shekel (ILS)

15.	Indian Rupee (INR)

16.	Japanese Yen (JPY)

17.	South Korean Won (KRW)

18.	Lebanese Pound (LBP)

19.	Mexican Peso (MXN)

20.	Malaysian Ringgit (MYR)

21.	New Zealand Dollar (NZD)

22.	Peruvian Nuevo Sol (PEN)

23.	Philippine Peso (PHP)

24.	Polish Zloty (PLN)

25.	Romanian New Leu (RON)

26.	Serbian Dinar (RSD)

27.	Russian Ruble (RUB)

28.	Swedish Krona (SEK)

29.	Singapore Dollar (SGD)

30.	Thai Baht (THB)

31.	Turkish Lira (TRL)

32.	New Taiwan Dollar (TWD)

33.	Ukraine Hryvnia (UAH)

34.	South African Rand (ZAR)

3

Schedule 5.4
CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES
None.

4

Schedule 5.8
REAL PROPERTY
None.

5

Schedule 5.15
SUBSIDIARIES
(a) Subsidiaries:

Entity Name	Owner	Jurisdiction	Ownership Percentage
INC Research, LLC	INC Research Holdings, Inc.	Delaware	100%
INC Research Investment LLC	INC Research, LLC	Delaware	100%
Kendle NC LLC	INC Research, LLC	North Carolina	100%
Kendle Americas Investment Inc.	INC Research LLC	Ohio	100%
Kendle Americas Management Inc.	INC Research LLC	Ohio	100%
INC Research Canada, Inc.	INC Research, LLC	Canada	100%
INC Research CRO Singapore Pte. Ltd	INC Research LLC	Singapore	100%
INC (Beijing) Medical Technology Co., Ltd.	INC Research, LLC	China	100%
INC Research, S.A. de C.V.	INC Research, LLC	Mexico	100%
INC Research Pte. Ltd	INC Research, LLC	Singapore	100%
INC Research South Korea	INC Research, LLC	South Korea	100%
INC Research CDS Services Pvt. Ltd.	INC Research LLC	India	100%
INC Research (Thailand) Limited	INC Research LLC	Thailand	100%
INC Research CRO Argentina S.R.L.	Kendle Americas Management, Inc.	Argentina	95%
	Kendle Americas Investment, Inc.		5%
INC Research do Brasil-Pesquisas Clínicas Ltda.	Kendle Americas Management, Inc.	Brazil	>99%
	Kendle Americas Investment, Inc.		<1%
Servicios Clínicos INC Research Chile Limitada	Kendle Americas Management, Inc.	Chile	95%
	Kendle Americas Investment, Inc.		5%
INC Research Colombia Ltda.	Kendle Americas Management, Inc.	Colombia	95%
	Kendle Americas Investment, Inc.		5%
INC Research BR Serviços de Pesquisas Clínicas Ltda.	Kendle Americas Management, Inc.	Brazil	95%
	Kendle Americas Investment, Inc.		5%
INC Research Peru Limited S.R.L.	Kendle NC LLC	Peru	100%
Kendle India Private Limited	Kendle NC LLC	India	100%

6

Entity Name	Owner	Jurisdiction	Ownership Percentage
INC Research Clinical Development Services Limited	Kendle NC LLC	England & Wales	100%
INC Research South Africa (Proprietary) Limited	Kendle NC LLC	South Africa	100%
INC Research Sweden AB	Kendle NC LLC	Sweden	100%
INC Research Czech Republic s.r.o	Kendle NC LLC	Czech Republic	100%
INC Research GmbH	INC Research Clinical Development Services Limited	Germany	100%
INC Research Israel Ltd.	INC Research Clinical Development Services Limited	Israel	100%
INC Research CRO Malaysia Sdn. Bhd.	INC Research CRO Singapore Pte. Ltd	Malaysia	100%
INC Research Philippines, Inc.	INC Research CRO Singapore Pte. Ltd	Philippines	100%
Kendle Data & Technologies (India) Private Ltd	INC Research CRO Singapore Pte. Ltd	India	100%
INC Research Europe Holdings Limited	INC Research Investment LLC	England & Wales	100%
INC Research Holding Limited	INC Research Europe Holdings Limited	England & Wales	100%
INC Research Romania S.R.L.	INC Research Holding Limited	Romania	100%
INC Research Company Limited	INC Research Holding Limited	Hong Kong	100%
Limited Liability Company “INC Research Ukraine”	INC Research Holding Limited	Ukraine	100%
INC Research UK Limited	INC Research Holding Limited	England & Wales	100%
INC Research International Holdings Limited	INC Research Holding Limited	England & Wales	100%
INC Research Hellas Clinical Research SA	INC Research UK Limited	Greece	100%
INC Research Egypt, LLC	INC Research UK Limited	Egypt	100%
INC Research Lebanon SARL	INC Research UK Limited	Lebanon	100%
INC Research Klinik Araştırma Limited Şirketi	INC Research UK Limited	Turkey	100%
INC Research Hungary Kft.	INC Research UK Limited	Hungary	100%
INCResearch Australia Holdings Pty Limited	INC Research International Holdings Limited	Australia	100%
Kendle International Limited	INC Research International Holdings Limited	England & Wales	100%
INC Research Branches Limited	INC Research International Holdings Limited	England & Wales	100%
Kendle Servicios, S.A. de C.V.	INC Research International Holdings Limited	Mexico	100%
INC Research Netherlands B.V.	INC Research International Holdings Limited	Netherlands	100%
INC Research Nova Scotia ULC	INC Research International Holdings Limited	Canada	100%

7

Entity Name	Owner	Jurisdiction	Ownership Percentage
Kendle U.K. Limited	INC Research International Holdings Limited	England & Wales	100%
INC Research Clinical Services Mexico Limited, S.A. de C.V.	INC Research International Holdings Limited	Mexico	100%
INC Research Toronto, Inc.	INC Research Nova Scotia ULC	Canada	100%
Kendle CTA Limited	INC Research Branches Limited	England & Wales	100%
INC Research France S.A.S.	INC Research Branches Limited	France	100%
INC Research Poland Spólka z ograniczona odpowiedzialnoscia	INC Research Branches Limited	Poland	100%
INC Research NV	INC Research France S.A.S.	Belgium	100%
INC Research Spain, S.A., Sociedad Unipersonal	INC Research France S.A.S.	Spain	100%
INC Research Italia, S.R.L.	INC Research Netherlands B.V.	Italy	100%
INC Research Japan K.K.	INC Research Netherlands B.V.	Japan	100%
INCResearch Australia Pty Ltd	INC Research Australia Holdings Pty Ltd	Australia	100%
INC Research New Zealand Ltd.	INC Research Australia Pty Ltd	New Zealand	100%
Trident Clinical Research India Private Limited	INC Research Australia Pty Ltd	India	100%

(b) Joint Ventures:

Entity Name	Owner	Jurisdiction	Ownership Percentage
PT INCRESEARCH INDONESIA	INC Research, LLC	Indonesia	67%
	Mr. Andreas Nahot Silitonga		33%

(c) Unrestricted Subsidiaries: None.

8

Schedule 5.19
UCC FILING JURISDICTIONS AND REAL PROPERTY FILING JURISDICTIONS

(a) UCC Filing Jurisdictions:

Entity Name	Jurisdiction of Organization	Filing Office
INC Research Holdings, Inc.	Delaware	Secretary of State
INC Research, LLC	Delaware	Secretary of State
Kendle Americas Investment Inc.	Ohio	Secretary of State
Kendle Americas Management Inc.	Ohio	Secretary of State

(b) Real Property Filing Jurisdictions: None.

9

Schedule 8.2
EXISTING INDEBTEDNESS
Indebtedness related to the following:

Loan Party	Lender	Type of Debt	Balance
INC Research, LLC	IBM Credit	Equipment Leases—Computers	1,356.83
INC Research, LLC	Cisco Systems	Equipment Lease—Software	142,080.00
INC Research, LLC	Lenovo Financial Services	Equipment Leases—Computers	190,085.36
Total:			$333,522.19

10

Schedule 8.3
EXISTING LIENS
Liens related to the Indebtedness listed on item 1 of Schedule 8.2 and the following Liens:

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
INC Research, Inc.	Delaware	UCC-1	Cisco Systems Capital Corporation	Equipment	05/16/2006	6174752 6	04/26/2011	2011 1553851
INC Research, Inc.	Delaware	UCC-1	WTAF, LLC	Equipment	09/22/2008	2008 3206529	07/24/2013	2013 2856061
INC Research, Inc.	Delaware	UCC-1	IBM Credit LLC	Equipment	04/28/2010	2010 1484090	N/A	N/A
INC Research, Inc.	Delaware	UCC-1	IBM Credit LLC	Equipment	05/18/2010	2010 1743313	N/A	N/A
INC Research, Inc.	Delaware	UCC-1	IBM Credit LLC	Equipment	06/15/2010	2010 2079493	N/A	N/A
INC Research, Inc.	Delaware	UCC-1	IBM Credit LLC	Equipment	06/30/2010	2010 2291999	N/A	N/A
INC Research, LLC	Delaware	UCC-1	Cisco Systems Capital Corporation	Equipment	07/18/2010	2010 2489676	02/14/2011	2011 0543655
							02/22/2011	2011 0657281

11

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
INC Research, Inc.	Delaware	UCC-1	IBM Credit LLC	Equipment	10/25/2010	2010 3735846	N/A	N/A
INC Research, Inc.	Delaware	UCC-1	IBM Credit LLC	Equipment	11/19/2010	2010 4064584	N/A	N/A
INC Research, LLC	Delaware	UCC-1	Cisco Systems Capital Corporation	Equipment	12/08/2010	2010 4309807	02/22/2011	2011 0655426
INC Research, LLC	Delaware	UCC-1	Cisco Systems Capital Corporation	Equipment	12/08/2010	2010 4310052	02/22/2011	2011 0655434
INC Research, Inc.	Delaware	UCC-1	IBM Credit LLC	Equipment	12/22/2010	2010 4564195	N/A	N/A
INC Research, LLC	Delaware	UCC-1	IKON Financial SVCS	Equipment	02/24/2011	2011 0678295	N/A	N/A
INC Research, Inc.	Delaware	UCC-1	IBM Credit LLC	Equipment	03/29/2011	2011 1156895	N/A	N/A
INC Research, LLC	Delaware	UCC-1	IBM Credit LLC	Equipment	04/21/2011	2011 1511222	N/A	N/A

12

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
INC Research, LLC	Delaware	UCC-1	IBM Credit LLC	Equipment	05/02/2011	2011 1643033	N/A	N/A
INC Research, LLC	Delaware	UCC-1	IBM Credit LLC	Equipment	06/03/2011	2011 2139452	N/A	N/A
INC Research, LLC	Delaware	UCC-1	IBM Credit LLC	Equipment	07/09/2011	2011 2632001	N/A	N/A
INC Research, LLC	Delaware	UCC-1	IBM Credit LLC	Equipment	08/11/2011	2011 3119818	N/A	N/A
INC Research, LLC	Delaware	UCC-1	IBM Credit LLC	Equipment	09/19/2011	2011 3590513	N/A	N/A
INC Research, LLC	Delaware	UCC-1	IKON Financial SVCS	Equipment	09/30/2011	2011 3750729	N/A	N/A
INC Research, LLC	Delaware	UCC-1	IBM Credit LLC	Equipment	10/11/2011	2011 3902049	N/A	N/A
INC Research, LLC	Delaware	UCC-1	IBM Credit LLC	Equipment	11/02/2011	2011 4238849	N/A	N/A
INC Research, LLC	Delaware	UCC-1	IBM Credit LLC	Equipment	11/29/2011	2011 4542661	N/A	N/A

13

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
INC Research, LLC	Delaware	UCC-1	IBM Credit LLC	Equipment	01/18/2012	2012 0218083	N/A	N/A
INC Research, LLC	Delaware	UCC-1	IKON Financial SVCS	Equipment	01/31/2012	2012 0378903	N/A	N/A
INC Research, LLC	Delaware	UCC-1	IBM Credit LLC	Equipment	02/10/2012	2012 0549511	N/A	N/A
INC Research, LLC	Delaware	UCC-1	IBM Credit LLC	Equipment	03/30/2012	2012 1237645	N/A	N/A
INC Research, LLC	Delaware	UCC-1	IBM Credit LLC	Equipment	03/30/2012	2012 1238643	N/A	N/A
INC Research, LLC	Delaware	UCC-1	IBM Credit LLC	Equipment	04/09/2012	2012 1349234	N/A	N/A
INC Research, LLC	Delaware	UCC-1	IBM Credit LLC	Equipment	04/24/2012	2012 1588161	N/A	N/A
INC Research, LLC	Delaware	UCC-1	IBM Credit LLC	Equipment	05/10/2012	2012 1821620	N/A	N/A
INC Research, LLC	Delaware	UCC-1	Lenovo Financial Services	Equipment	08/02/2012	2012 2976860	N/A	N/A

14

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
INC Research, LLC	Delaware	UCC-1	Lenovo Financial Services	Equipment	08/30/2012	2012 3364728	N/A	N/A
INC Research, LLC	Delaware	UCC-1	Lenovo Financial Services	Equipment	09/14/2012	2012 3551266	N/A	N/A
INC Research, LLC	Delaware	UCC-1	Lenovo Financial Services	Equipment	10/03/2012	2012 3817634	N/A	N/A
INC Research, LLC	Delaware	UCC-1	Lenovo Financial Services	Equipment	01/15/2013	2013 0192055	N/A	N/A
INC Research, LLC	Delaware	UCC-1	Lenovo Financial Services	Equipment	03/29/2013	2013 1210179	N/A	N/A
INC Research, LLC	Delaware	UCC-1	General Electric Capital Corporation	Equipment	09/24/2013	2013 3724060	N/A	N/A

15

Schedule 8.5
DISPOSITIONS
Disposition of interest in INC Research, S.A. de C.V.

16

Schedule 8.7
EXISTING INVESTMENTS

Investments listed on Schedule 5.15.

17

Schedule 8.9
TRANSACTIONS WITH AFFILIATES

None.

18

Schedule 8.14
CLAUSES RESTRICTING SUBSIDIARY DISTRIBUTIONS
None.

19

Exhibit A
FORM OF ASSIGNMENT AND ASSUMPTION
[_______, 20[_]]
Reference is made to the Credit Agreement, dated as of May 14, 2015 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among INC Research, LLC, a Delaware limited liability company (the “Borrower”), INC Research Holdings, Inc., a Delaware corporation (“Holdings”), Wells Fargo Bank, National Association, as administrative agent, collateral agent (in such capacities, and together with its successors and permitted assigns in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively), swingline lender and issuing lender, and the several banks and other financial institutions or entities from time to time parties thereto as Lenders. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.
1.The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”) agree as follows:
2.The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Assignment Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to the Facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto, in the principal amount for the Facilities as set forth on Schedule 1 hereto.
3.The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that (i) the Assignor is the legal and beneficial owner of the Assigned Interest, (ii) the Assignor has full organizational power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iii) the interest being assigned by the Assignor hereunder is free and clear of any lien, encumbrance or other adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its respective Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its respective Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; [and] (c) attaches any Notes held by it evidencing the Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes, if any, for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Facilities, requests that the Administrative Agent exchange the attached Notes, if any, for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Assignment Effective Date)[; and (d) hereby acknowledges that it may be in possession of

Ex. A-1

material non-public information with respect to Holdings, its Subsidiaries and any of their respective securities].1
4.The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption and has full organizational power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 4.10(e)(A) and (B) of the Credit Agreement; (f) confirms that it satisfies the requirements set forth in Section 11.6(b) of the Credit Agreement; (g) represents and warrants that it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type; and (h) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Sections 4.10(e)(B) and 11.6(e) of the Credit Agreement, duly completed and executed by such Assignee.
5.The effective date of this Assignment and Assumption shall be the Effective Date of Assignment and Assumption or the Trade Date described in Schedule 1 hereto (the “Assignment Effective Date”). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Assignment Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five (5) Business Days after the date of such acceptance and recording by the Administrative Agent).
6.Upon such acceptance and recording, from and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Assignment Effective Date and to the Assignee for amounts which have accrued from and after the Assignment Effective Date.
7.From and after the Assignment Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this
_____________________________
1 Include if Assignee is an Affiliated Lender.

Ex. A-2

Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement, (and, to the extent this Assignment and Assumption covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 4.9, 4.10, 4.11 and the indemnity provisions of Section 11.5 of the Credit Agreement; provided, to the extent applicable, that the Assignor continues to comply with the requirements of Sections 4.10(e)(A) and (B) of the Credit Agreement).
This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.
[Remainder of Page Intentionally Left Blank]

Ex. A-3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.
ACCEPTED:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By: ______________________________
Name:
Title:

CONSENTED TO: 2

[INC RESEARCH, LLC,
as Borrower]

By: ______________________________
Name:
Title:

[WELLS FARGO BANK, NATIONAL ASSOCIATION],
as Administrative Agent]

By: ______________________________
Name:
Title:

[WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Issuing Lender]

By: ______________________________
Name:
Title:

[WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Swingline Lender]

By: ______________________________
Name:
Title:
_____________________________________
2 See Section 11.6 of the Credit Agreement to determine whether the consent of the Borrower, Issuing Lender, Swingline Lender and/or Administrative Agent is required.

Ex. A-4

Schedule 1 to
Assignment and Assumption

Name of Assignor:
Name of Assignee:

[Indicate if Assignee is an Affiliated Lender]

[Effective Date of Assignment and Assumption] [Trade Date]1:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders
[Term/Revolving]
[Commitment/Loan]
[$ ]

Principal Amount Assigned	Commitment/Loans Percentage Assigned[2]
$	.** %

[Name of Assignee]	[Name of Assignor]
By: Name: Title:	By: Name: Title:

_____________________________________
1 To be completed if Assignor and Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
2 Calculate the Commitment/Loans Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate Commitments/Loans of all Lenders.

Ex. A-5

Exhibit B
FORM OF COMPLIANCE CERTIFICATE
[______, 20[ ]]
This Compliance Certificate is delivered pursuant to the Credit Agreement1, dated as of May 14, 2015 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among INC Research, LLC, a Delaware limited liability company (the “Borrower”), INC Research Holdings, Inc., a Delaware corporation (“Holdings”), Wells Fargo Bank, National Association, as administrative agent, collateral agent (in such capacities, and together with its successors and permitted assigns in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively), swingline lender and issuing lender, and the several banks and other financial institutions or entities from time to time parties thereto as Lenders. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement. The undersigned hereby certifies in its capacity as [ ] of the Borrower, and not individually, as follows:

1.	I am the duly elected, qualified and acting [ ] of the Borrower.
2.I have reviewed and am familiar with the contents of this Compliance Certificate.
3.I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Group Members during the accounting period covered by the financial statements to be delivered pursuant to Section 7.1[(a)/(b)] for the fiscal [quarter/year] ended [ ], attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose, and I have no knowledge of the existence, as of the date of this Compliance Certificate, of any Default or Event of Default [, except as set forth below].
4.Attached hereto as Attachment 2 are the computations showing compliance with the covenant set forth in Section 8.1 of the Credit Agreement.
5.To the extent not previously disclosed and delivered to the Administrative Agent and the Collateral Agent, attached hereto as Attachment 3 is a listing of any Intellectual Property which is the subject of a United States federal registration or federal application (including Intellectual Property included in the Collateral which was theretofore unregistered and becomes the subject of a United States federal registration or federal application) acquired by any Loan Party since the date of the most recent list delivered [pursuant to this Section (5)/since the Closing Date].
6.Attached hereto as Attachment 4 are the computations showing the Secured Net Leverage Ratio for purposes of determining the Applicable Margin and Commitment Fee Rate.
[Remainder of Page Intentionally Left Blank]

______________________
1 Certificate required under Section 7.2(a) of the Credit Agreement.

Ex. B-1

IN WITNESS WHEREOF, I, the undersigned, have executed this Certificate on behalf of the Borrower as of the date first written above.
INC RESEARCH, LLC

By: ___________________________
Name:
Title:

Ex. B-2

Attachment 1 to
Compliance Certificate

[FINANCIAL STATEMENTS]

Ex. B-3

Attachment 2 to
Compliance Certificate

The information described herein pertains to the period from , 20 to , 20 .
[TO BE ADDED]

Ex. B-4

Attachment 3 to
Compliance Certificate

INTELLECTUAL PROPERTY
[TO BE ADDED]

Ex. B-5

Attachment 4 to
Compliance Certificate

The information described herein pertains to the period from , 20 to , 20 .
[TO BE ADDED]

Ex. B-6

Exhibit B-1

FORM OF BORROWING NOTICE
__, ____
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent under the
Credit Agreement referred to below

Attention:

Re:    INC Research, LLC (the “Borrower”)
Reference is made to the Credit Agreement, dated as of May 14, 2015 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, INC Research Holdings, Inc., a Delaware corporation (“Holdings”), Wells Fargo Bank, National Association, as administrative agent, collateral agent (in such capacities, and together with its successors and permitted assigns in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively), swingline lender and issuing lender, and the several banks and other financial institutions or entities from time to time parties thereto as Lenders. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.
The Borrower hereby gives you irrevocable notice, pursuant to [Section 2.2] [Section 3.2] of the Credit Agreement of its request of a borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:
The date of the Proposed Borrowing is                  ,          (the “Funding Date”).
The aggregate principal amount of [Term Loans] [Revolving Loans] is $           , of which $          consists of Base Rate Loans and $            consists of Eurodollar Loans having an initial Interest Period of   months.
The undersigned hereby certifies as to the following:
(i)    each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents will be true and correct in all material respects on and as of the Funding Date as if made on and as of the Funding Date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date); and
(ii)    no Default or Event of Default will have occurred and be continuing on the Funding Date or after giving effect to the extensions of credit requested on the Funding Date.
[Remainder of Page Intentionally Left Blank.]

Ex. B-1-1

INC RESEARCH, LLC

By: _________________________
Name:
Title:

Ex. B-1-2

Exhibit C
FORM OF GUARANTEE AND COLLATERAL AGREEMENT

Ex. C-1

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

made by

INC RESEARCH, LLC,
INC RESEARCH HOLDINGS, INC.

and the other signatories hereto

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

Dated as of May 14, 2015

-i-

TABLE OF CONTENTS
(continued)

-ii-

SCHEDULES

Schedule 1	Investment Property
Schedule 2	Jurisdictions of Organization and Chief Executive Offices
Schedule 3	Filings and Other Actions Required for Perfection
Schedule 4	Inventory and Equipment Locations
Schedule 5	Intellectual Property
Schedule 6	Commercial Tort Claims

ANNEXES

Annex I	Form of Assumption Agreement
Annex II-A	Form of Copyright Security Agreement
Annex II-B	Form of Patent Security Agreement
Annex II-C	Form of Trademark Security Agreement
Annex III	Form of Pledge Supplement

GUARANTEE AND COLLATERAL AGREEMENT, dated as of May 14, 2015, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors” and, excluding the Borrower, the “Guarantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”), for the Secured Parties (as defined in the Credit Agreement referred to below).
RECITALS
A.    Pursuant to the Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among INC RESEARCH, LLC, a Delaware limited liability company (the “Borrower”), INC RESEARCH HOLDINGS, INC., a Delaware corporation (“Holdings”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender, Swingline Lender and Collateral Agent, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
B.    The Borrower and Holdings are members of an affiliated group of companies that includes each other Grantor;
C.    The proceeds of the extensions of credit under the Credit Agreement and, to the extent applicable, the financial accommodations under the Specified Hedge Agreements and the Specified Cash Management Agreements will be used in part to enable the Borrower to refinance its existing credit agreement, dated as of November 13, 2014 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), and its existing notes, to pay related fees and expenses, for working capital requirements and for general corporate purposes of the Borrower and its Subsidiaries;
D.    The Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and, to the extent applicable, the providing of financial accommodation under the Specified Hedge Agreements and the Specified Cash Management Agreements; and
E.    It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement and, to the extent applicable, of the Qualified Counterparties to provide financial accommodation under the Specified Hedge Agreements and the Specified Cash Management Agreements that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties.
NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Qualified Counterparties to enter into the Specified Hedge Agreements and the Specified Cash Management Agreements and provide financial accommodation, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:
SECTION 1.    DEFINED TERMS
1.1    Definitions.
(a)    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, shall have the meaning given in Article 8 or 9 thereof): Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Money, Negotiable Documents, Securities Accounts, Securities Entitlements, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.
(b)    The following terms shall have the following meanings:
“Administrative Agent”: as defined in the preamble to this Agreement.
“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Borrower”: as defined in the recitals to this Agreement.
“Borrower Obligations”: the collective reference to the “Obligations” (as such term is defined in the Credit Agreement) of the Borrower.
“Collateral”: as defined in Section 3.
“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.1.
“Collateral Agent”: as defined in the preamble to this Agreement.
“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Copyright Licenses”: all written agreements entered into by any Grantor pursuant to which such Grantor grants or obtains any right with respect to any Copyright, including, without limitation, any rights to print, publish, copy, distribute, create derivative works, or otherwise exploit and sell copyrighted materials, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such Copyrights, together with any and all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present and future breaches or other violations with respect thereto and (iii) rights to sue for past, present and future breaches or violations thereof.
“Copyright Security Agreement”: an agreement substantially in the form of Annex II-A hereto.
“Copyrights”: collectively, copyrights (whether registered or unregistered in the United States or any other country or any political subdivision thereof) and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), including, without limitation, each registered copyright identified on Schedule 5, together with any and all (i) registrations and applications therefor, (ii) rights and privileges arising under applicable law with respect to such copyrights, (iii) renewals and extensions thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements, misappropriations or other violations thereof, (v) rights to sue or otherwise recover for past, present and future infringements, misappropriations or other violations thereof and (iv) rights corresponding thereto throughout the world.
“Excluded Equity Interests”: collectively, all shares of stock, partnership interests, limited liability interests, and all other equity interests in (a) any Person (other than a Wholly Owned Subsidiary or a Subsidiary controlled by the Borrower or any Wholly Owned Subsidiary) to the extent a security interest granted thereon is not permitted by the terms of such Person’s organizational or joint venture documents and (b) any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary or which, when aggregated with all of the other interests in such Foreign Subsidiary pledged by the Grantors, would result in more than 65% of the Foreign Subsidiary Voting Stock being pledged to the Collateral Agent, for the benefit of the Secured Parties, under this Agreement and the other Loan Documents.
“Excluded Swap Obligation”: with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.
“Grantor”: as defined in the preamble to this Agreement.
“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor with respect to the Facilities which may arise under or in connection with this

Agreement (including Section 2) or any other Loan Document or Specified Hedge Agreement or Specified Cash Management Agreement to which the Borrower or any Subsidiary is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, out-of-pocket expenses or otherwise (including, without limitation, reasonable and documented attorney’s fees and legal expenses in accordance with Section 11.5 of the Credit Agreement) as expressly provided for in the foregoing documents (including all interest and fees arising or incurred as provided in the Loan Documents or any Specified Hedge Agreement or any Specified Cash Management Agreement after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding, whether or not a claim for such obligations is allowed in such case or proceeding); provided, with respect to any Guarantor at any time, the definition of “Guarantor Obligations” shall exclude Excluded Swap Obligations with respect to such Guarantor at such time.
“Intellectual Property”: the collective reference to Copyrights, Patents, Trademarks and Trade Secrets.
“Intellectual Property Licenses”: the collective reference to the Copyright Licenses, Patent Licenses, Trademark Licenses, and Trade Secret Licenses.
“Intercompany Note”: any promissory note evidencing loans or other monetary obligations owing to any Grantor by any Group Member.
“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than Excluded Equity Interests”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity Interests.
“Issuers”: the collective reference to each issuer of any Investment Property or Pledged Equity Interests purported to be pledged hereunder.
“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“Patent License”: all written agreements pursuant to which a Grantor grants or obtains any right to any Patent, including, without limitation, any rights to manufacture, use, import, export, distribute, offer for sale or sell any invention covered by a Patent, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such Patents, together with any and all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, and payments now and hereafter due and/or payable under or and with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future breaches and other violations thereof and (iii) rights and remedies to sue for past, present and future breaches and other violations of any of the foregoing.
“Patent Security Agreement”: an agreement substantially in the form of Annex II-B hereto.

“Patents”: collectively, patents, patent applications, certificates of inventions, industrial designs (whether issued or applied-for in the United States or any other country or any political subdivision thereof), including, without limitation, each issued patent and patent application identified on Schedule 5, together with any and all (i) inventions and improvements described and claimed therein, (ii) reissues, divisions, continuations, extensions and continuations-in-part thereof and amendments thereto, (iii) income, fees, royalties, damages, and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future infringements, misappropriations and other violations thereof, (iv) rights and remedies to sue for past, present and future infringements, misappropriations and other violations of any of the foregoing and (v) rights, priorities, and privileges corresponding to any of the foregoing throughout the world.
“Pledged Alternative Equity Interests”: all participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Notes, Pledged Stock, Pledged Partnership Interests, and Pledged LLC Interests or Excluded Equity Interests.
“Pledged Equity Interests”: all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Alternative Equity Interests.
“Pledged LLC Interests”: all interests owned by any Grantor in any limited liability company (including those listed on Schedule 1) and the certificates, if any, representing such limited liability company interests and any interest of any Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall Pledged LLC Interests include Excluded Equity Interests.
“Pledged Notes”: any promissory notes at any time issued to or owned, held or acquired by any Grantor evidencing indebtedness which is in excess of $1,000,000 individually or $5,000,000 in the aggregate, without limitation, any Intercompany Notes at any time issued to any Grantor (including those listed on Schedule 1).
“Pledged Partnership Interests”: all interests owned by any Grantor in any general partnership, limited partnership, limited liability partnership or other partnership (including those listed on Schedule 1) and the certificates, if any, representing such partnership interests and any interest of any Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall Pledged Partnership Interests include Excluded Equity Interests.
“Pledged Stock”: all shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person (including those listed on Schedule 1) at any time issued or granted to or owned, held or acquired by any Grantor, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books and records of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall Pledged Stock include Excluded Equity Interests.
“PTO”: the United States Patent and Trademark Office and any substitute or successor agency.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC, including, in any event, all dividends, returns of capital and other distributions and income from Investment Property and all collections thereon and payments with respect thereto.
“Qualified ECP Guarantor”: in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including all Accounts).
“Secured Obligations”: the Borrower Obligations and the Guarantor Obligations; provided, with respect to any Guarantor at any time, the definition of “Secured Obligations” shall exclude Excluded Swap Obligations with respect to such Guarantor at such time.
“Securities Act”: the Securities Act of 1933, as amended.
“Swap Obligation”: with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Trade Secret License”: with respect to any Grantor, any written agreement pursuant to which such Grantor grants or obtains any right to use any Trade Secret, including the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such Trade Secrets, together with all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present and future breaches or other violations with respect thereto and (iii) rights to sue for past, present and future breaches or violations thereof.
“Trade Secrets”: (i) all trade secrets, confidential information, know-how and proprietary processes, designs, inventions, technology, and proprietary methodologies, algorithms, and information, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present and future infringements, misappropriations or other violations with respect thereto and (iii) rights to sue for past, present and future infringements, misappropriations or violations thereof.
“Trademark License”: any written agreement pursuant to which a Grantor grants or obtains any right to use any Trademark, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such Trademarks, together with all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future breaches or other violations thereof and (iii) rights, priorities, and privileges and remedies to sue for past, present and future breaches and other violations of any of the foregoing.
“Trademark Security Agreement”: an agreement substantially in the form of Annex II-C hereto.
“Trademarks”: collectively, all trademarks, service marks, certification marks, tradenames, corporate names, company names, business names, slogans, logos, trade dress, Internet domain names, and other source identifiers, whether registered or unregistered in the United States or any other country or any political subdivision thereof, together with any and all (i) registrations and applications for any of the foregoing, including, without limitation, each registration and application identified on Schedule 5 hereto, (ii) goodwill connected with the use thereof and symbolized thereby, (iii) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (iv)  extensions and renewals thereof and amendments thereto, (v) income, fees, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present or future infringements, misappropriations or other violations thereof, (vi) rights and remedies to sue for past, present and future infringements, misappropriations and other violations of any of the foregoing and (vii) rights, priorities, and privileges corresponding to any of the foregoing throughout the world.
“UCC”: the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“UETA”: the Uniform Electronic Transaction Act, as in effect in the applicable jurisdiction.

“Unasserted Contingent Obligations”: at any time, contingent Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the Indemnitee) at such time.
1.2    Other Definitional Provisions.
(a)    As used herein and in any certificate or other document made or delivered pursuant hereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP or, in the case of any Foreign Subsidiary, other accounting standards, if applicable, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties of every type and nature and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, amended and restated, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder).
(b)    The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
(c)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(d)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
(e)    The expressions “payment in full”, “paid in full” and any other similar terms or phrases when used herein with respect to any Obligation shall mean (A) the payment in full of such Obligation in cash in immediately available funds, (B) that no Letters of Credit shall be outstanding (or that they shall have been Cash Collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Issuing Lender), (C) with respect to obligations under any Specified Hedge Agreements or under any Specified Cash Management Agreements with any Qualified Counterparty, such obligations are terminated or secured by a collateral arrangement reasonably satisfactory to the Qualified Counterparty in its sole discretion, and (D) that all commitments to extend credit under the Loan Documents shall have been terminated.

SECTION 2.    GUARANTEE
2.1    Guarantee.
(a)    Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of each and all of the Borrower Obligations; provided, that obligations of any Loan Party under or in respect of any Specified Hedge Agreement or any Specified Cash Management Agreement shall be guaranteed only to the extent that, and for so long as, the other Obligations are so guaranteed.
(b)    Each Guarantor shall be liable under its guarantee set forth in Section 2.1(a), without any limitation as to amount, for all present and future Borrower Obligations, including specifically all future increases in the outstanding amount of the Loans or Reimbursement Obligations under the Credit Agreement and other future increases in the Borrower Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents or other applicable documents governing such Borrower Obligations on the date hereof; provided, that (i) enforcement of such guarantee against such Guarantor will be limited as necessary to limit the recovery under such guarantee to the maximum amount which may be recovered without causing such enforcement or recovery to constitute a fraudulent transfer or fraudulent conveyance under any applicable law, including any applicable federal or state fraudulent transfer or fraudulent conveyance law (after giving effect, to the fullest extent permitted by law, to the reimbursement and contribution rights set forth in Section 2.2) and (ii) to the fullest extent permitted by applicable law, the foregoing clause (i) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Capital Stock in such Guarantor. For the avoidance of doubt, the application of the provisions of this Section 2.1(b) or any similar provisions in any other Loan Document: (x) is automatic to the extent applicable, (y) is not an amendment or modification of this Agreement, any other Loan Document or any other applicable document governing Borrower Obligations and (z) does not require the consent or approval of any Person.
(c)    The guarantee contained in this Section 2.1 (i) shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2.1 have been paid in full (other than Unasserted Contingent Obligations), notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations, (ii) unless released as provided in clause (iii) below, shall survive the repayment of the Loans and Reimbursement Obligations under the Credit Agreement, the termination of commitments to extend credit under the Credit Agreement, and the release of the Collateral and remain enforceable as to all Borrower Obligations that survive such repayment, termination and release and (iii) shall be released when and as set forth in Section 8.15(a) or (b).

(d)    No payment made by the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder in respect of any other Borrower Obligations then outstanding or thereafter incurred.
2.2    Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Borrower Obligations by any Grantor or is received or collected on account of the Borrower Obligations from any Grantor or its property:
(a)    If such payment is made by the Borrower or from its property, the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.
(b)    If such payment is made by the Borrower or from its property or if any payment is made by the Borrower or from its property in satisfaction of the reimbursement right of any Guarantor set forth in Section 2.2(c), the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.
(c)    If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon payment in full of all outstanding Secured Obligations (other than Unasserted Contingent Obligations), (i) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets (net of their liabilities, other than Secured Obligations) and any other equitable considerations deemed appropriate by the court.
(d)    If and whenever any right of reimbursement or contribution becomes enforceable by any Guarantor against any other Guarantor under Section 2.2(c), such Guarantor shall be entitled, subject to and upon payment in full of all outstanding Secured Obligations (other than Unasserted Contingent Obligations), to be subrogated (equally and ratably with all other Guarantors entitled to reimbursement or contribution from any other Guarantor under Section 2.2(c)) to any security interest that may then be held by the Collateral Agent upon any Collateral granted to it in this Agreement. To the fullest extent permitted under applicable law, such right of subrogation shall be enforceable solely against the Borrower and the Guarantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded in writing by any Guarantor, then (subject to and upon payment in full of all outstanding Secured Obligations (other than Unasserted Contingent Obligations)), the Administrative Agent shall deliver to the Guarantors making such demand, or to a representative of such Guarantors or of the Guarantors generally, an instrument reasonably satisfactory to the Administrative Agent and such Guarantors transferring, on a quitclaim basis without (to the fullest extent permitted under applicable law) any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent in accordance with the terms of the Loan Documents.
(e)    All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Guarantor as to any payment on account of the Secured Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Secured Obligations (other than Unasserted Contingent Obligations). Until payment in full of the Secured Obligations (other than Unasserted Contingent Obligations), no Guarantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Guarantor, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Secured Obligations in accordance with Section 6.5. If any such payment or distribution is received by any Guarantor, it shall be held by such Guarantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Guarantor to the Administrative Agent, substantially in the form received and, if necessary, duly endorsed.
(f)    The obligations of the Guarantors under the Loan Documents and any Specified Hedge Agreements and any Specified Cash Management Agreements, including their liability for the Secured Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. To the fullest extent permitted under applicable law, the invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall, to the fullest extent permitted under applicable law, have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(g)    Each Guarantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Guarantor, but (i) the exercise and enforcement of such rights shall be subject to this Section 2.2 and (ii) to the fullest extent permitted by applicable law, neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right.
2.3    Amendments, etc. with respect to the Borrower Obligations. To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents, any Specified Hedge Agreement, any Specified Cash Management Agreement and any other documents executed and delivered in connection therewith may be amended, restated, amended and restated, supplemented, replaced, refinanced, otherwise modified or terminated, in whole or in part, as the Administrative Agent (or the requisite Secured Parties) may deem reasonably advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law or any Loan Document.
2.4    Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2. The Borrower Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed, to the fullest extent permitted by applicable law, as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any Specified Hedge Agreement, any Specified Cash Management Agreement any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the

Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
2.5    Reinstatement. The guarantee contained in this Section 2 and the security interests created hereunder shall be reinstated and shall remain in all respects enforceable to the extent that, at any time, any payment of any of the Borrower Obligations is set aside, avoided or rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, in whole or in part, and such reinstatement and enforceability shall, to the fullest extent permitted by applicable law, be effective as fully as if such payment had not been made.
2.6    Payments. Each Guarantor hereby agrees to pay all amounts due and payable by it under this Section 2 to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the Funding Office specified in the Credit Agreement.
2.7    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Section 2 in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2, or otherwise under this Section 2, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Guaranteed Obligations are released pursuant to Section 8.15 hereof. Each Qualified ECP Guarantor intends that this Section 2 constitute, and this Section 2 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3.    GRANT OF SECURITY INTEREST
Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:
(a)    all Accounts;
(b)    all Chattel Paper;
(c)    all Deposit Accounts;
(d)    all Documents;
(e)    all General Intangibles, including, without limitation, all Intellectual Property;
(f)    all Goods, including, without limitation, all Equipment, Fixtures and Inventory;
(g)    all Instruments;
(h)    all Investment Property;
(i)    all Money;
(j)    all Capital Stock;
(k)    all Commercial Tort Claims, including, without limitation, the Commercial Tort Claims described on Schedule 6 hereto;
(l)    all Letter of Credit Rights;
(m)    all other personal property not otherwise described above;
(n)    all Supporting Obligations and products of any and all of the foregoing and all security interests or other liens on personal or real property securing any of the foregoing;
(o)    all books and records (regardless of medium) pertaining to any of the foregoing; and
(p)    all Proceeds of any of the foregoing;
provided, that (i) this Agreement shall not constitute a grant of a security interest in and the term “Collateral” shall not be deemed to include (A) any property to the extent that and for as long as such grant of a security interest is prohibited by any applicable law, rule or regulation except to the extent that such law, rule or regulation is ineffective under applicable law or principles of equity or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder, (B) any contract, license or permit, to the extent it constitutes a breach or default under or results in the termination of, or requires any consent not obtained under such contract, license or permit, except to the extent that any such contract, license or permit is ineffective under applicable law or principles of equity or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder, (C) any applications for trademarks or service marks filed in the PTO pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to and accepted by the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d), (D) Excluded Equity Interests, (E) property owned by any Grantor that is subject to a purchase money Lien or a capital lease permitted under the Credit Agreement if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than Borrower and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such equipment, and (F) to the extent not otherwise excluded pursuant to clauses (A) through (E) above, Excluded Assets; provided, however, that the grant of security interest hereunder, and the term “Collateral”, shall include all of the shares of capital stock, limited liability interests, partnership interests and other equity interests identified on Schedule 1 hereto and (ii) the security interest granted hereby (A) shall attach at all times to all proceeds of such property (other than any proceeds subject to any condition described in clause (i)), (B) if applicable, shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist and (C) to the extent severable shall in any event, attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i). In addition to the foregoing, the following Collateral shall not be required to be perfected: (x) cash and Cash Equivalents (including Money), Deposit Accounts, Securities Accounts and Commodities Accounts (including securities entitlements and related assets), (y) other assets requiring perfection through control agreements and (z) vehicles and other assets subject to certificates of title, except, in each case, to the extent a security interest therein can be perfected by the filing of a financing statement under the Uniform Commercial Code or other applicable law.
SECTION 4.    REPRESENTATIONS AND WARRANTIES
Each Grantor hereby represents and warrants to each Secured Party that:
4.1    Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s or any Loan Party’s knowledge shall, for the purposes of this Section 4.1, be deemed a reference to such Guarantor’s knowledge.

4.2    Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Loan Documents and the Liens permitted to exist on such Grantor’s Collateral by the Loan Documents, such Grantor owns each item of Collateral, in all material respects, granted by it free and clear of any Liens (other than Liens permitted by Section 8.3 of the Credit Agreement and under the Security Documents). No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents or in respect of Liens that are permitted by the Loan Documents or for which termination statements or releases authorized by the appropriate parties will be filed on the date hereof or, with respect to releases of Liens in Intellectual Property recorded in the PTO or United States Copyright Office, delivered to the Collateral Agent for filing.
4.3    Perfected First Priority Liens.
(a)    The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on such Schedule, have been delivered to the Collateral Agent in completed and, where required, duly executed form), will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof (except to the extent otherwise permitted herein and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law)) against all creditors of such Grantor and are and will be prior to all other Liens on such Collateral except for Liens which have priority as permitted by the Credit Agreement, the Loan Documents or by operation of law; provided, that additional filings with the PTO and United States Copyright Office may be required with respect to the perfection of the Collateral Agent's Lien on registered and applied-for United States Patents, Trademarks, and Copyrights, as applicable, acquired by Grantors after the date hereof and the perfection of the Collateral Agent's Lien on Intellectual Property established under the laws of jurisdictions outside the United States may be subject to additional filings and registrations.
(b)    Each Grantor consents to the grant by each other Grantor of the security interests granted hereby and the transfer of any Capital Stock or Investment Property to the Collateral Agent or its designee upon the occurrence and during the continuance of an Event of Default and to the substitution of the Collateral Agent or its designee or the purchaser upon any foreclosure sale as the holder and beneficial owner of the interest represented thereby.
4.4    Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s exact legal name, jurisdiction of organization, organizational identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 2. On the date hereof, such Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Such Grantor has furnished to the Collateral Agent its Organizational Documents as in effect as of a date which is recent to the date hereof and short-form or long-form, as applicable, good standing certificate as of a date which is recent to the date hereof.
4.5    Inventory and Equipment.
(a)    On the date hereof, Schedule 4 sets forth all locations in the United States where any Inventory and Equipment (other than goods in transit, goods being repaired by a third party or goods that do not have a material value) are kept.
(b)    As of the date hereof, none of the Inventory or Equipment of such Grantor is in possession of an issuer of a negotiable document (as defined in Section 7-104 of the New York UCC).
4.6    Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.
4.7    Investment Related Property.
(a)    On the date hereof, Schedule 1 hereto (as such Schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock”, “Pledged LLC Interests” and “Pledged Partnership Interests”, all of the Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests, respectively, owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule. On the date hereof, Schedule 1 (as such Schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Notes” all of the Pledged Notes owned by any Grantor and to the knowledge of such Grantor all of such Pledged Notes have been duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligations of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, and constitute all of the issued and outstanding inter-company indebtedness evidenced by an instrument owing to such Grantor that is required to be pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof and the other Loan Documents.
(b)    The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of Capital Stock in each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, 65% of the outstanding first tier Foreign Subsidiary Voting Stock of each relevant Issuer.
(c)    All the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.

(d)    Such Grantor is the record and beneficial owner of the Investment Property and Deposit Accounts pledged by it hereunder in all material respects, free of any Liens, except Liens permitted to exist on the Collateral by the Loan Documents, and, as of the date hereof, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.
4.8    Receivables. As of the date hereof, no amount payable to such Grantor under or in connection with any Receivables in excess of $1,000,000 in the aggregate is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent pursuant to terms of this Agreement.
4.9    Intellectual Property.
(a)    As of the date hereof, Schedule 5 sets forth a true and accurate list of all United States registrations of and applications for Patents, Trademarks, and Copyrights owned by the Grantor that are registered or applied-for in the PTO or United States Copyright Office.
(b)    With respect to all Intellectual Property listed on Schedule 5 that is owned by a Grantor, except as could not reasonably be expected to have a Material Adverse Effect, such Grantor is the owner of the entire right, title, and interest in and to such Intellectual Property, free and clear of all Liens (other than Liens permitted by the Loan Documents). To the knowledge of the Grantor, such Grantor owns or is validly licensed to use all other Intellectual Property necessary for the conduct of its business as currently conducted, free and clear of all Liens (other than Liens permitted by the Loan Documents), except as could not reasonably be expected to have a Material Adverse Effect.
(c)    All registrations and applications for Copyrights, Patents and Trademarks included in the Collateral are standing in the name of a Grantor and are subsisting and in full force and effect, and to the Grantor's knowledge, valid and enforceable, except as could not reasonably be expected to have a Material Adverse Effect.
(d)    Such Grantor has performed all acts and has paid all renewal, maintenance, and other fees required to maintain each and every registration and application of Intellectual Property included in the Collateral in full force and effect, except as could not reasonably be expected to have a Material Adverse Effect.
(e)    Except as set forth in Schedule 5, no holding, decision, or judgment has been rendered in any action or proceeding against a Grantor before any court, administrative or other governmental authority, challenging the validity or enforceability of any Intellectual Property included in the Collateral, or such Grantor’s right to register, own or use such Intellectual Property, and no such action or proceeding against any Grantor is pending or, to the Grantors’ knowledge, threatened in writing, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(f)    Such Grantor is not a party to or otherwise bound by any settlement or consent agreement, covenant not to sue, non-assertion assurance, release or other similar agreement affecting such Grantor's rights to own or use any Intellectual Property, in each case, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(g)    With respect to each Copyright License, Trademark License, Patent License, and Trade Secret License: (i) such agreement constitutes a legal, valid and binding obligation of such Grantor and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such Grantor has not received any written notice of termination or cancellation under such license; (iii) such Grantor has not received any written notice of a breach or default under such license, which breach or default has not been cured; and (iv) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or otherwise permit termination, modification or acceleration under such agreement, in each case, except as could not reasonably be expected to have a Material Adverse Effect.
(h)    Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor has taken commercially reasonable steps to protect in all respects: (i) the confidentiality of its Trade Secrets and confidential information and (ii) its interest in its Intellectual Property owned by such Grantor.
4.10    Commercial Tort Claims. As of the date hereof, such Grantor has no Commercial Tort Claims in excess of $1,000,000 individually or $5,000,000 in the aggregate in value other than those described on Schedule 6.
SECTION 5.    COVENANTS
Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Collateral is released pursuant to Section 8.15(a):
5.1    Covenants in Credit Agreement. Such Grantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, so that no breach of the covenants in the Credit Agreement pertaining to actions to be taken, or not taken, by such Grantor will result.
5.2    Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Letter-of-Credit Rights.
(a)    If any of the Collateral of such Grantor is or shall become evidenced or represented by any Instrument (other than checks to be deposited in the ordinary course of business), Negotiable Document or Tangible Chattel Paper, in each case having a face amount of $1,000,000 in any instance or $5,000,000 in the aggregate, such Instrument, Negotiable Documents or Tangible Chattel Paper shall be promptly delivered to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement and all of such property owned by any Grantor as of the date hereof shall be delivered on the date hereof.

(b)    If any of the Collateral of such Grantor is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall promptly notify the Collateral Agent thereof, and shall (and with respect to any issuer that is not a Wholly Owned Subsidiary use commercially reasonable efforts to) cause the issuer thereof to register the Collateral Agent as the registered owner of such Uncertificated Security, upon the occurrence and during the continuance of an Event of Default. This subsection (b) shall not apply to Uncertificated Securities having a value of less than $1,000,000 individually or $5,000,000 in the aggregate.
5.3    Maintenance of Insurance.
(a)    Such Grantor will maintain insurance policies (i) in accordance with the requirements of Section 7.5 of the Credit Agreement and (ii) naming the Collateral Agent on behalf of the Secured Parties as additional insured under liability insurance policies to the extent reasonably requested by the Collateral Agent.
(b)    All such insurance shall (unless otherwise reasonably agreed to by the Collateral Agent) (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof, and (ii) name the Collateral Agent as additional insured party (with respect to liability insurance, other than with respect to liability insurance for directors and officers) and/or lender’s loss payee (with respect to property insurance).
5.4    [Intentionally omitted].
5.5    Maintenance of Perfected Security Interest; Further Documentation.
(a)    Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral (other than Intellectual Property, if any, established under laws of jurisdictions outside the United States) as a security interest having at least the perfection and priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents, including such Grantor’s rights to dispose of the Collateral.
(b)    At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents, including, without limitation, a completed pledge supplement, substantially in the form of Annex III attached hereto, and take such further actions necessary or as the Collateral Agent may reasonably request consistent with this Agreement for the purpose of creating, perfecting, ensuring the priority of, protecting or enforcing the Collateral Agent’s security interest in the Collateral or otherwise conferring or preserving the full benefits of this Agreement and of the interests, rights and powers herein granted.
5.6    Changes in Locations, Name, etc. Such Grantor will not, except upon not less than ten (10) days’ prior written notice to the Collateral Agent (or such shorter amount of time reasonably acceptable to the Collateral Agent) and delivery to the Collateral Agent of all additional financing statements and other documents (executed where appropriate) reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein.
(i)    change its jurisdiction of organization or the location of its chief executive office from that referred to in Section 4.4; or
(ii)    change its (x) name or (y) identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.
5.7    [Intentionally omitted].
5.8    Investment Property, Pledged Equity Interests and Deposit Accounts.
(a)    If such Grantor shall become entitled to receive or shall receive any certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, any certificate issued in connection with any reorganization, or any certificate representing Pledged LLC Interests issued by any Subsidiary after the date hereof), option or rights in respect of the Pledged Equity Interests, including whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Equity Interests, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent substantially in the form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or equivalents covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations; provided, that in no event shall there be pledged Excluded Equity Interests. Upon the occurrence and during the continuance of an Event of Default any sums paid upon or in respect of the Investment Property or Pledged Equity Interests upon the liquidation or dissolution of any issuer thereof shall be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or Pledged Equity Interests or any property shall be distributed upon or with respect to the Investment Property or Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, as provided hereunder, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property or Pledged Equity Interests shall be received by such Grantor, such Grantor shall hold such money in accordance with the Credit Agreement and the other Loan Documents.
(b)    Without the prior written consent of the Collateral Agent, such Grantor will not, except as permitted by the Credit Agreement or the other Loan Documents, vote to enable, or take any other action to permit, any Issuer of Pledged Equity Interests to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer.
(c)    In the case of each Grantor which is an Issuer, such Grantor agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property or Pledged Equity Interests (that constitutes Collateral hereunder) issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) it will take all actions required or reasonably requested by the Collateral Agent to enable or permit each Grantor to comply with Sections 6.3(c) and 6.7 as to all Investment Property or Pledged Equity Interests issued by it.
(d)    Each Grantor acknowledges and agrees that to the extent that any Pledged Partnership Interest or Pledged LLC Interest now or in the future owned by such Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC and is governed by Article 8 of the New York UCC, such interest shall be certificated and each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any Pledged Partnership Interest or Pledged LLC Interest now or in the future owned by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the New York UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Administrative Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Administrative Agent pursuant to the terms hereof.
5.9    Receivables. Upon the occurrence and during the continuance of an Event of Default and the receipt of notice from the Collateral Agent pursuant to this Section 5.9, except in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that would materially and adversely affect the value thereof.
5.10    Intellectual Property. (a) On a continuing basis, each Grantor shall, at its sole cost and expense:
(i)    promptly following its knowledge thereof, notify the Collateral Agent of (1) the institution of any proceeding in any court, administrative or other governmental body or in the PTO or the United States Copyright Office, or any adverse determination in any such proceeding (other than with respect to routine or immaterial office actions or other similar determinations in the ordinary course of prosecution before the PTO or the United States Copyright Office), regarding the validity or enforceability of any Intellectual Property included in the Collateral, or such Grantor’s right to register, own or use such Intellectual Property; or (2) any events which may reasonably be expected to materially and adversely affect the value of any Intellectual Property included in the Collateral or the rights and remedies of the Collateral Agent in relation thereto, except to the extent that any such event or matter described in (1) or (2) could not reasonably be expected to have a Material Adverse Effect;
(ii)    not take any act or omit to take any commercially reasonable act whereby any material Intellectual Property included in the Collateral may be abandoned, forfeited, dedicated to the public, invalidated, lapse or materially impaired in any way other than in the ordinary course of business or as consistent with such Grantor’s past practice;
(iii)    take commercially reasonable actions to protect against and prosecute infringements, dilutions, misappropriations, and other violations of Intellectual Property included in the Collateral (including, without limitation, commencement of a suit), and not settle or compromise any pending or future litigation or administrative proceeding with respect to any Intellectual Property, except as shall be consistent with commercially reasonable business judgment or in a manner that would not reasonably be expected to cause a Material Adverse Effect;
(iv)    not grant any exclusive license to any other Person of any material Intellectual Property included in the Collateral that would materially detract from the value of the Collateral (taking into account the value of the license as well) or materially interfere with the ordinary course of business of the Borrower or any of its Subsidiaries, other than in the ordinary course of business or as expressly permitted by the Credit Agreement and the other Loan Documents;
(v)    use a commercially appropriate standard of quality (which may be consistent with such Grantor’s past practices) in connection with any Trademarks material to the business of such Grantor, except as could not reasonably be expected to have a Material Adverse Effect;
(vi)    adequately control the quality of goods and services offered by any licensees of its Trademarks, except as could not reasonably be expected to have a Material Adverse Effect;
(vii)    take commercially reasonable steps to protect the secrecy of all of its Trade Secrets, except as could not reasonably be expected to have a Material Adverse Effect; and
(viii)    not deliver, license or make available the source code for any software included in the Collateral to any Person who is not an employee or contractor of Grantor, and not subject any software included in the Collateral to the terms of any “open source” or other similar license that provides for any source code of such software to be disclosed, licensed, publicly distributed, or dedicated to the public, except as could not reasonably be expected to have a Material Adverse Effect.
(b)    If any Grantor shall, at any time after the date hereof, obtain any ownership or other rights in and to any additional Intellectual Property, then the provisions of this Agreement shall automatically apply thereto and any such Intellectual Property shall automatically constitute Collateral and shall be subject to the security interest created by this Agreement, without further action by any party (except as expressly set forth in Section 3 hereof). Further, each Grantor shall comply with the requirements of Section 7.2(a) of the Credit Agreement and each Grantor authorizes the Collateral Agent to modify this Agreement by amending Schedule 5 to include any United States applications or registrations for Patents, Trademarks and Copyrights included in the Collateral (but the failure to so modify such Schedules shall not be deemed to affect the Collateral Agent’s security interest in or lien upon such Intellectual Property).
(c)    Such Grantor agrees to execute a Copyright Security Agreement in substantially the form of Annex II-A, a Patent Security Agreement in substantially the form of Annex II-B and a Trademark Security Agreement in substantially the form of Annex II-C, as applicable based on the type of Intellectual Property on Schedule 5, in order to record the security interest granted herein to the Collateral Agent for the benefit of the Secured Parties with the PTO and the United States Copyright Office, as applicable.
(d)    Upon the reasonable request of the Collateral Agent, such Grantor shall execute and deliver, and use its commercially reasonable efforts to cause to be filed, registered or recorded with the PTO or the United States Copyright Office, as applicable, any and all agreements, instruments, documents, and papers which the Collateral Agent may reasonably request to evidence, create, record, preserve, protect or perfect the Collateral Agent’s security interest in any applications or registrations for Patents, Trademarks and Copyrights included in the Collateral.
5.11    Limitation on Liens on Collateral. Such Grantor shall not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Liens permitted pursuant to the Credit Agreement and the other Loan Documents, and will defend the right, title and interest of the Collateral Agent and the other Secured Parties and the other holders of the Secured Obligations in and to any of the Collateral against the claims and demands of all Persons whomsoever.
5.12    Limitations on Dispositions of Collateral. Such Grantor shall not sell, transfer, lease or otherwise dispose of any of the Collateral, except as permitted pursuant to the Credit Agreement and the other Loan Documents.
5.13    Commercial Tort Claims. With respect to any Commercial Tort Claims in excess of $1,000,000 individually or $5,000,000 in the aggregate in value, it shall deliver to the

Collateral Agent a completed pledge supplement, substantially in the form of Annex III attached hereto.
SECTION 6.    REMEDIAL PROVISIONS
6.1    Certain Matters Relating to Receivables.
(a)    Upon the occurrence and during the continuance of an Event of Default, at the Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, its material Receivables.
(b)    If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within three Business Days of receipt by such Grantor) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5 and (ii) until so turned over, shall be held by such Grantor for the Collateral Agent and the Secured Parties.
(c)    Upon the occurrence and during the continuance of an Event of Default, upon the written request of the Collateral Agent, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.
6.2    Communications with Obligors; Grantors Remain Liable.
(a)    The Collateral Agent may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify to the Collateral Agent’s reasonable satisfaction the existence, amount and terms of any Receivables.
(b)    At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and each Grantor at the request of the Collateral Agent shall) notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.
(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Receivables to observe and perform in all material respects the conditions and obligations to be observed and performed by it thereunder, in accordance with the terms of any written agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
6.3    Investment Property.
(a)    Unless an Event of Default has occurred and is continuing and the Collateral Agent has given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its rights pursuant to Section 6.3(b), each Grantor may receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the Credit Agreement, and may exercise all voting and corporate or other organizational rights with respect to Investment Property.
(b)    If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and shall make application thereof to the Secured Obligations in the order set forth in Section 6.5 and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange, at its discretion, any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(c)    Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to, and any such Issuer party hereto agrees to, (i) after receipt by an Issuer or obligor of any instructions pursuant to Section 6.3(c)(i) hereof, comply with any instruction received by it from the Collateral Agent in writing, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and (ii) after receipt by an Issuer or obligor of any instructions pursuant to Section 6.3(c)(i) hereof, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent. The Collateral Agent agrees that it shall not send any such instruction unless (A) an Event of Default has occurred and is continuing and (B) such instruction is otherwise in accordance with the terms of this Agreement.
6.4    Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing and the Collateral Agent has instructed any Grantor to do so, all Proceeds received by such Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent substantially in the form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required).
6.5    Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall apply all or any part of Proceeds constituting Collateral, and any proceeds of the guarantee set forth in Section 2, in payment of the Secured Obligations in the following order: first, to unpaid and unreimbursed costs, expenses and fees of the Administrative Agent and the Collateral Agent (including to reimburse ratably any other Secured Parties which have advanced any of the same to the Collateral Agent), second, to the Administrative Agent, for application by it toward payment of all amounts then due and owing and remaining unpaid in respect of the Secured Obligations, pro rata among the Secured Parties according to the amount of the Secured Obligations then due and owing and remaining unpaid to the Secured Parties, and third, to the Administrative Agent, for application by it toward prepayment of the Secured Obligations, pro rata among the Secured Parties according to the amount of the Secured Obligations then held by the Secured Parties. Any balance of such Proceeds remaining after the Secured Obligations (other than Unasserted Contingent Obligations) have been paid in full, shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes of this Section, to the extent that any Obligation is unmatured or unliquidated (other than Unasserted Contingent Obligations) at the time any distribution is to be made pursuant to the second clause above, the Collateral Agent shall allocate a portion of the amount to be distributed pursuant to such clause for the benefit of the Secured Parties holding such Secured Obligations and shall hold such amounts for the benefit of such Secured Parties until such time as such Secured Obligations become matured or liquidated at which time such amounts shall be distributed to the holders of such Secured Obligations to the extent necessary to pay such Secured Obligations in full (with any excess to be distributed in accordance with this Section as if distributed at such time). In making determinations and allocations required by this Section, the Collateral Agent may conclusively rely upon information provided to it by the holder of the relevant Secured Obligations (which, in the case of the immediately preceding sentence shall be a reasonable estimate of the amount of the Secured Obligations) and shall not be required to, or be responsible for, ascertaining the existence of or amount of any Secured Obligations.
6.6    Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by this Agreement or required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements (to the extent payable in accordance with Section 11.5 of the Credit Agreement), to the payment in whole or in part of the Secured Obligations, in such order as set forth in Section 6.5, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise of any rights hereunder other than any such claims, damages and demands that may arise from the bad faith, gross negligence or willful misconduct of, or material breach of any Loan Documents by such Secured Party or its controlled affiliates, officers or employees acting on behalf of such Secured Party or any of its controlled affiliates. If any notice of a proposed sale or other disposition of Collateral is required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
6.7    Registration Rights.
(a)    Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
(b)    Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and to the fullest extent permitted by applicable law, such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.
6.8    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the reasonable and documented fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency (to the extent payable in accordance with Section 11.5 of the Credit Agreement).
6.9    Intellectual Property.
(a)    At any time after the occurrence and during the continuance of an Event of Default upon the written demand of the Collateral Agent, each Grantor shall execute and deliver to the Collateral Agent an assignment or assignments, in favor of the Collateral Agent or its designee, of such Grantor’s right, title, and interest in, to and under the Intellectual Property included in the Collateral in recordable form as applicable, and such other documents as are necessary or appropriate to carry out the intent and purposes hereof.
(b)    Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right, but shall in no way be obligated, to file applications for protection of the Intellectual Property included in the Collateral and/or bring suit in the name of any Grantor, the Collateral Agent or the Secured Parties, to enforce the Intellectual Property included in the Collateral. In the event of such suit, each Grantor shall, at the request of the Collateral Agent, do any and all lawful acts, including joinder as a party, and execute any and all documents requested by the Collateral Agent in aid of such enforcement, and the Grantors shall promptly reimburse and indemnify the Collateral Agent for all costs and out-of-pocket expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.9(b) (to the extent payable in accordance with Section 11.5 of the Credit Agreement). In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property included in the Collateral, each

Grantor agrees, at the request of the Collateral Agent, to take all actions necessary, whether by suit, proceeding or other action, to prevent and/or obtain a recovery for the infringement or other violation of rights in, diminution in value of, or other damage to any of the Intellectual Property included in the Collateral by any Person.
(c)    Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, after the occurrence and during the continuance of an Event of Default and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent a non-exclusive license and sublicense (in each case, exercisable without payment of royalties or other compensation to such Grantor) to make, have made, use, sell, copy, distribute, perform, make derivative works, publish, and exploit in any other manner for which an authorization from the owner of such Intellectual Property would be required under applicable Requirements of Law, with rights of sublicense, any of the Intellectual Property included in the Collateral now or hereafter owned by or licensed to such Grantor, wherever the same may be located; provided that (i) the applicable Grantor shall have such rights of quality control and inspection which are reasonably necessary under applicable Requirements of Law to maintain the validity and enforceability of such Trademarks, and (ii) license subject to preexisting exclusive licenses and those granted after the date hereof that are Permitted Liens and any sublicenses duly granted by Collateral Agent under this license grant shall survive in accordance with their terms as direct licenses of the Grantor, in the event of the subsequent cure of any Event of Default that gave rise to the exercise of the Collateral Agent’s rights and remedies, and (iii) the license shall be irrevocable until the termination of the Credit Agreement, or as to Collateral as to which the Lien is released under Section 8.15(b), at such time as the sale, transfer or disposal occurs; provided that it only may be exercised during the continuance of an Event of Default. The foregoing license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.
SECTION 7.    THE COLLATERAL AGENT
7.1    Collateral Agent’s Appointment as Attorney-in-Fact, etc.
(a)    Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to, during the continuance of an Event of Default, take any and all appropriate actions and to execute any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following when an Event of Default shall be continuing:
(i)    in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or contract of such Grantor or with respect to any other Collateral of such Grantor and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or contract of such Grantor or with respect to any other Collateral of such Grantor whenever payable;
(ii)    in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill connected with the use thereof or symbolized thereby and the general intangibles of such Grantor represented thereby;
(iii)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)    execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)    (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (G) subject to any permitted licenses and reserved rights permitted under the Loan Documents, assign any Copyright, Patent or Trademark (along with the goodwill of the business connected with the use of or symbolized by any Trademark), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such

Grantor might do. The Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default has occurred and is continuing.
(b)    If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, during the continuance of an Event of Default, at its option, but without any obligation so to do, may perform or comply with, or cause performance or compliance with, such agreement.
(c)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to each Grantor until this Agreement is terminated and all security interests created hereby with respect to the Collateral of such Grantor are released.
7.2    Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Parties to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except, in the case of the Collateral Agent only in respect of its own gross negligence or willful misconduct, to the extent required by applicable law.
7.3    Financing Statements. Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may reasonably determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including describing such property as “all assets” or “all personal property” or using words of similar import and may add thereto “whether now owned or hereafter acquired”. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.
7.4    Authority, Immunities and Indemnities of Collateral Agent. Each Grantor acknowledges, and, by acceptance of the benefits hereof, each Secured Party agrees, that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Secured Parties, be governed by the Credit Agreement and that the Collateral Agent shall have, in respect thereof, all rights, remedies, immunities and indemnities granted to it in the Credit Agreement. By acceptance of the benefits hereof, each Secured Party that is not a Lender agrees to be bound by the provisions of the Credit Agreement applicable to the Collateral Agent, including Section 10 thereof, as fully as if such Secured Party were a Lender. The Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
7.5    Intellectual Property Filings. Each Grantor hereby authorizes the Collateral Agent to execute and/or submit filings with the PTO or United States Copyright Office (or any successor office) as applicable, including the Copyright Security Agreement, the Patent Security Agreement, and the Trademark Security Agreement, or other comparable documents, and to take such other actions as may be required under applicable law for the purpose of perfecting, recording, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor, naming such Grantor, as debtor, and the Collateral Agent, as secured party.
SECTION 8.    MISCELLANEOUS
8.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement.
8.2    Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner, and addressed to such parties at the notices addresses, provided for in Section 11.2 of the Credit Agreement.
8.3    No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4    Enforcement Expenses; Indemnification.
(a)    Each Grantor agrees to pay, or reimburse each Secured Party for, all its reasonable and documented costs and out-of-pocket expenses incurred in connection with collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including the reasonable and invoiced fees and disbursements of counsel, on the terms set forth in Section 11.5(a)(ii) of the Credit Agreement.
(b)    Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement on the terms set forth in Section 11.5 of the Credit Agreement.
(c)    The agreements in this Section shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
8.5    Successors and Assigns. This Agreement shall be binding upon the successors and permitted assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and, unless so consented to, each such assignment, transfer or delegation by any Grantor shall be void.
8.6    Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect (other than Unasserted Contingent Obligations), matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document, any Specified Hedge Agreement, any Specified Cash Management Agreement or otherwise, as such Secured Party may elect. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.
8.7    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower, the Administrative Agent and the Collateral Agent.
8.8    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.9    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
8.10    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
8.11    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
8.12    Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address set forth in Section 11.2 of the Credit Agreement or on the signature pages thereof, as the case may be, or at such other address of which the other parties hereto shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the fullest extent permitted by applicable law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, indirect, exemplary, punitive or consequential damages.
8.13    Acknowledgements. Each Grantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)    no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
8.14    Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 7.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an assumption agreement in the form of Annex I hereto. The execution and delivery of such assumption agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
8.15    Releases.
(a)    At such time as the Loans, the Reimbursement Obligations and all other Secured Obligations (other than Unasserted Contingent Obligations and obligations under or in respect of Specified Hedge Agreements or Specified Cash Management Agreements) have been paid in full, the Collateral shall automatically be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall automatically revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, execute and deliver to such Grantor such documents

(in form and substance reasonably satisfactory to the Collateral Agent) and take such further actions as such Grantor may reasonably request to evidence such termination.
(b)    If any of the Collateral is sold, transferred or otherwise disposed of by any Grantor (other than to another Grantor) in a transaction permitted by the Credit Agreement, then the Lien created pursuant to this Agreement in such Collateral shall be released, and the Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable and in form reasonably satisfactory to the Collateral Agent and take such further actions for the release of such Collateral (not including Proceeds thereof) from the security interests created hereby; provided that the Collateral Agent shall be required to execute such release only if the Borrower and applicable Grantor shall have delivered to the Collateral Agent, at least five (5) Business Days (or such shorter period of time acceptable to the Collateral Agent) prior to the date of the proposed release, a certificate of a Responsible Officer with request for release identifying the relevant Collateral and certifying that such transaction is in compliance with the Credit Agreement and the other Loan Documents. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement and the Collateral Agent, at the request and sole expense of such the Borrower, shall promptly execute and deliver to such Borrower all releases or other documents reasonably necessary or desirable and in form reasonably satisfactory to the Collateral Agent and take such further actions for the release of such Guarantor; provided that the Collateral Agent shall be required to execute such release only if the Borrower shall have delivered to the Collateral Agent, at least five (5) Business Days (or such shorter period of time acceptable to the Collateral Agent) prior to the date of the proposed release, a certificate of a Responsible Officer of the Borrower with request for release identifying the relevant Guarantor and certifying that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
8.16    WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.
INC RESEARCH, LLC, as Borrower
By: ______________________
Name:
Title:
INC RESEARCH HOLDINGS, INC.,
    as Holdings
By: _____________________
Name:
Title:

KENDLE AMERICAS MANAGEMENT INC., as Grantor
By: _____________________
Name:
Title:
KENDLE AMERICAS INVESTMENT INC., as Grantor
By: _____________________
Name:
Title:

INC Research, LLC
Guarantee and Collateral Agreement
Signature Page

Agreed and Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Collateral Agent
By: ___________________________
Name:
Title:

INC Research, LLC
Guarantee and Collateral Agreement
Signature Page

Schedule 1
INVESTMENT PROPERTY
Pledged Stock:

Name of Grantor	Stock Issuer	Certificated (Y/N)	Certificate No.	% of Outstanding Stock of the Stock Issuer (as applicable, No. of Shares)	% Pledged
INC Research Holdings, Inc.	INC Research, LLC	Y	1	100% (1 share)	100%
INC Research, LLC	INC Research Investment LLC	Y	1	100% (100 membership shares)	65%
INC Research, LLC	Kendle Americas Investment Inc.	Y	1	100% (100 shares)	100%
INC Research, LLC	Kendle Americas Management Inc.	Y	1	100% (100 shares)	100%
INC Research, LLC	Kendle NC LLC	N	N/A	N/A	65%
INC Research, LLC	INC Research Canada, Inc.	Y	C-1	100% (100 shares)	65%
INC Research, LLC	INC (Beijing) Medical Technology Co., Ltd.	N	N/A	No concept of authorized or issued stock	65%
INC Research, LLC	INC Research, S.A. de C.V.	N	N/A	99.99995% (2,203,169 shares)	65%
INC Research, LLC	INC Research Pte. Ltd.	Y	3	100%	65%
INC Research, LLC	INC Research CRO Singapore Pte. Ltd.	N	N/A	100%	65%
INC Research, LLC	INC Research CDS Services Pvt. Ltd.	N	N/A	100%	65%
INC Research, LLC	INC Research (Thailand) Limited	N	N/A	100%	65%
INC Research, LLC	INC Research South Korea	N	N/A	100% (50 Units)	65%
Kendle Americas Management Inc.	INC Research CRO Argentina S.R.L.	N	N/A	95%	65%
Kendle Americas Investment Inc.				5%

S-1-1

Kendle Americas Management Inc.	INC Research do Brasil Pesquisas Clinicas Ltda	N	N/A	99.9998% (500,395 quotas)	65%
Kendle Americas Management Inc.	Servicios Clínicos INC Research Chile Limitada	N	N/A	95%	65%
Kendle Americas Investment Inc.				5%
Kendle Americas Management Inc.	INC Research Colombia Ltda.	N	N/A	95%	65%
Kendle Americas Investment Inc.				5%
Kendle Americas Management Inc.;	INC Research BR Serviços de Pesquisas Clínicas Ltda.	N	N/A	95%	65%
Kendle Americas Investment Inc.				5%

Pledged Notes: None

S-1-2

Schedule 2
JURISDICTIONS OF ORGANIZATION AND
CHIEF EXECUTIVE OFFICES

Exact Legal Name of Grantor	Jurisdiction of Organization	Organizational Identification Number (if any)	Location of Chief Executive Office
INC Research, LLC	Delaware	2656930	3201 Beechleaf Court, Suite 600 Raleigh, North Carolina 27604
Kendle Americas Investment Inc.	Ohio	1570287	3201 Beechleaf Court, Suite 600 Raleigh, North Carolina 27604
Kendle Americas Management Inc.	Ohio	1570286	3201 Beechleaf Court, Suite 600 Raleigh, North Carolina 27604
INC Research Holdings, Inc.	Delaware	4858554	3201 Beechleaf Court, Suite 600 Raleigh, North Carolina 27604

S-2-1

Schedule 3
FILINGS AND OTHER ACTIONS
REQUIRED FOR PERFECTION

1. Uniform Commercial Code and IP Filings:

Type of Filing	Entity	Jurisdictions
UCC Filing	INC Research Holdings, Inc.	Delaware – Secretary of State
UCC Filing	INC Research, LLC	Delaware – Secretary of State
UCC Filing	Kendle Americas Investment Inc.	Ohio – Secretary of State
UCC Filing	Kendle Americas Management Inc.	Ohio – Secretary of State
Trademark Filing	INC Research, LLC	United States Patent and Trademark Office
2. Actions with respect to Pledged Stock:
Delivery of certificates listed on Schedule 1.

S-3-1

Schedule 4
INVENTORY AND EQUIPMENT LOCATIONS

Grantor	Locations
INC Research, LLC	3201 Beechleaf Court, Suite 100, 200, 300, 320, 360, 500, 501, 600 and 700,[1] Raleigh, NC 27604
INC Research, LLC	4800 Falls of Neuse Road, Suite 500 and 600, Raleigh, NC, 27609
INC Research, LLC	580 Union Square Drive, 2nd Floor, New Hope, PA 18938
INC Research, LLC	650 Peter Jefferson Parkway, Suite 200, Charlottesville, VA 22911
INC Research, LLC	300 Spectrum Center Drive, Suite 200, Irvine, CA 92618
INC Research, LLC	441 Vine Street, Floors 3-9, 11 and 12, Cincinnati, OH 45202
INC Research, LLC	55 Hatchetts Hill Road, Buildings 100 and 200, Old Lyme, CT 06371
INC Research, LLC	1011 and 1013 Ashes Drive, Buildings 1 and 2, Suite 100, Wilmington, NC 28405
INC Research, LLC	7361 Calhoun Place (Metro Park North), Suite 500, Rockville, MD 20855
INC Research, LLC	680 American Avenue, Valley Forge Square I, Suite 202, King of Prussia, PA 19406
INC Research, LLC	4801 Southwest Parkway, Building II, Suites 230 and 250, Austin, TX 78735
INC Research, LLC	5301 Departure Drive, Raleigh, NC 27616

____________________________________________
1 1st and 2nd Floors

S-4-1

Schedule 5
INTELLECTUAL PROPERTY

SECTION 1.TRADEMARKS

Trademark	Reg. No. (App. No.)	Reg. Date (App. Date)	Record Owner
	4,649,107	12/02/2014	INC RESEARCH, LLC
	2,922,548	2/01/2005	INC RESEARCH, LLC
	4,306,597	3/19/2013	INC Research, LLC
INC RESEARCH	3,961,733	5/17/2011	INC Research, LLC
PLANACTIVATION	3,435,125	5/27/2008	INC Research, LLC
PROGRAMACCELERATE	3,435,126	5/27/2008	INC Research, LLC
QUALITYFINISH	3,435,129	5/27/2008	INC Research, LLC
QUICKSTART	3,435,127	5/27/2008	INC Research, LLC
THE TRUSTED PROCESS	3,435,124	5/27/2008	INC Research, LLC
ADVANCED BIOLOGICS	2,039,564	2/18/1997	INC Research, LLC

SECTION 2.PATENTS

None.

SECTION 3.COPYRIGHTS

None.

S-5-1

Schedule 6
COMMERCIAL TORT CLAIMS
None.

S-6-1

Annex I to
Guarantee and Collateral Agreement
This ASSUMPTION AGREEMENT (this “Assumption Agreement”), dated as of [                    ], 20[__], is made by [                    ], a [                        ] (the “Additional Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
RECITALS
A.    WHEREAS, INC Research, LLC, a Delaware limited liability company (the “Borrower”), INC Research Holdings, Inc. (“Holdings”), the Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Lender, have entered into that certain Credit Agreement, dated as of May 14, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
B.    WHEREAS, in connection with the Credit Agreement, Holdings, the Borrower and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of May 14, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent and the Administrative Agent for the benefit of the Secured Parties;
C.    WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
D.    WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
NOW, THEREFORE, IT IS AGREED:
1.    Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly guarantees the Secured Obligations as set forth in Section 2 thereof, grants the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of its right, title and interest in the Collateral (as defined in the Guarantee and Collateral Agreement) as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations as set forth in Section 3 thereof, and assumes all other obligations and liabilities of a Grantor set forth therein. The information set forth in Annex I-A hereto is hereby added to the information

A-I-1

set forth in Schedules [                    ]2 to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (except to the extent made on a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date).
2.    Financing Statements. The Additional Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein, except with respect to foreign jurisdictions. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including describing such property as “all assets” or “all personal property” and may add thereto “whether now owned or hereafter acquired.” The Additional Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.
3.    Intellectual Property Filings. The Additional Grantor hereby authorizes the Collateral Agent to execute and/or submit filings with the PTO or United States Copyright Office (or any successor office), as applicable, including this Agreement, the Copyright Security Agreement, a Patent Security Agreement, and/or a Trademark Security Agreement based on the nature of the Intellectual Property owned by such Additional Grantor, or other comparable documents, and to take such other actions as may be required under applicable law for the purpose of perfecting, recording, confirming, continuing, enforcing or protecting the security interest granted by the Additional Grantor hereunder, without the signature of the Additional Grantor, naming the Additional Grantor, as debtor, and the Collateral Agent, as secured party.
4.    GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTIONS 8.1, 8.3, 8.4, 8.5, 8.7, 8.8, 8.9, 8.10, 8.12, 8.13 AND 8.16 OF THE GUARANTEE AND COLLATERAL AGREEMENT SHALL APPLY WITH LIKE EFFECT TO THIS ASSUMPTION AGREEMENT, AS FULLY AS IF SET FORTH AT LENGTH HEREIN.

____________________________
2 Refer to each Schedule which needs to be supplemented.

A-I-2

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GRANTOR]
By: _____________________
Name:
Title:
Agreed and Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Collateral Agent
By: ______________________
Name:
Title:

A-I-3

Annex II-A to
Guarantee and Collateral Agreement
FORM OF COPYRIGHT SECURITY AGREEMENT
This COPYRIGHT SECURITY AGREEMENT, dated as of [                    ], 201[_] (“Copyright Security Agreement”), is made by _____________________, a ______________ ______________, located at ______________ (the “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, located at 1525 West W.T. Harris Blvd., Charlotte, NC 28262, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.
W I T N E S S E T H:
WHEREAS, the Grantor is party to a Guarantee and Collateral Agreement, dated as of May 14, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) pursuant to which the Grantor is required to execute and deliver this Copyright Security Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee and Collateral Agreement;
WHEREAS, pursuant to the terms of the Guarantee and Collateral Agreement, the Grantor has created in favor of the Collateral Agent a security interest in the Copyright Collateral (as defined below);
NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Qualified Counterparties to enter into the Specified Hedge Agreements and the Specified Cash Management Agreements and provide financial accommodation, the Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:
The Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:
(a)    the registered and applied-for Copyrights of the Grantor listed on Schedule 1 attached hereto; and
(b)    all Proceeds of any of the foregoing;
provided, that (i) this Copyright Security Agreement shall not constitute a grant of a security interest in any property to the extent that and for as long as such grant of a security interest would be prohibited by the terms of the Guarantee and Collateral Agreement; and (ii) the security interest

A-II-A-1

granted hereby (A) shall attach at all times to all proceeds of such property, (B) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist and (C) to the extent severable, shall, in any event, attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i).
The security interest granted pursuant to this Copyright Security Agreement is granted concurrently and in conjunction with security interest granted to the Collateral Agent pursuant to the Guarantee and Collateral Agreement and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall govern.
The term of this Copyright Security Agreement shall be co-terminus with the Guarantee and Collateral Agreement.
The Grantor hereby authorizes and requests that the United States Copyright Office record this Copyright Security Agreement.
THIS COPYRIGHT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS COPYRIGHT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
This Copyright Security Agreement may be executed by one or more of the parties to this Copyright Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Copyright Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Copyright Security Agreement signed by all the parties shall be lodged with the Borrower, the Administrative Agent and the Collateral Agent.
[Remainder of Page Intentionally Left Blank.]

A-II-A-2

IN WITNESS WHEREOF, the Grantor has caused this COPYRIGHT SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.
[GRANTOR]
By: ________________________
Name:
Title:

Accepted and Agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent
By: ____________________________
Name:
Title:

A-II-A-3

Schedule 1
COPYRIGHTS
Copyrights

Title of Work	Reg. No.	Reg. Date	Owner

A-II-A-4

Annex II-B to
Guarantee and Collateral Agreement
FORM OF PATENT SECURITY AGREEMENT
This PATENT SECURITY AGREEMENT, dated as of [                    ], 201[_] (“Patent Security Agreement”), is made by _____________________, a ______________ ______________, located at ______________ (the “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, located at 1525 West W.T. Harris Blvd., Charlotte, NC 28262, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.
W I T N E S S E T H:
WHEREAS, the Grantor is party to a Guarantee and Collateral Agreement, dated as of May 14, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) pursuant to which the Grantor is required to execute and deliver this Patent Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee and Collateral Agreement);
WHEREAS, pursuant to the terms of the Guarantee and Collateral Agreement, the Grantor has created in favor of the Collateral Agent a security interest in the Patent Collateral (as defined below);
NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Qualified Counterparties to enter into the Specified Hedge Agreements and the Specified Cash Management Agreements and provide financial accommodation, the Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:
The Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:
(a)    the registered and applied-for Patents of the Grantor listed on Schedule 1 attached hereto; and
(b)    all Proceeds of any of the foregoing;
provided, that (i) this Patent Security Agreement shall not constitute a grant of a security interest in any property to the extent that and for as long as such grant of a security interest would be prohibited by the terms of the Guarantee and Collateral Agreement; and (ii) the security interest

A-II-B-1

granted hereby (A) shall attach at all times to all proceeds of such property, (B) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist and (C) to the extent severable, shall, in any event, attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i).
The security interest granted pursuant to this Patent Security Agreement is granted concurrently and in conjunction with security interest granted to the Collateral Agent pursuant to the Guarantee and Collateral Agreement and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall govern.
The term of this Patent Security Agreement shall be co-terminus with the Guarantee and Collateral Agreement.
The Grantor hereby authorizes and requests that the Commissioner of Patents and Trademarks record this Patent Security Agreement.
THIS PATENT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PATENT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
This Patent Security Agreement may be executed by one or more of the parties to this Patent Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Patent Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Patent Security Agreement signed by all the parties shall be lodged with the Borrower, the Administrative Agent and the Collateral Agent.
[Remainder of Page Intentionally Left Blank.]

A-II-B-2

IN WITNESS WHEREOF, the Grantor has caused this PATENT SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.
[GRANTOR]
By: ________________________
Name:
Title:

Accepted and Agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent
By: _________________________
Name:
Title:

A-II-B-3

Schedule 1
PATENTS
Issued Patents

Patent	Reg. No. (App. No.)	Reg. Date (App. date)	Owner

A-II-B-4

Annex II-C to
Guarantee and Collateral Agreement
FORM OF TRADEMARK SECURITY AGREEMENT
This TRADEMARK SECURITY AGREEMENT, dated as of [                    ], 201[_] (“Trademark Security Agreement”), is made by _____________________, a ______________ ______________, located at ______________ (the “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, located at 1525 West W.T. Harris Blvd., Charlotte, NC 28262, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.
W I T N E S S E T H:
WHEREAS, the Grantor is party to a Guarantee and Collateral Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) pursuant to which the Grantor is required to execute and deliver this Trademark Security Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee and Collateral Agreement;
WHEREAS, pursuant to the terms of the Guarantee and Collateral Agreement, the Grantor has created in favor of the Collateral Agent a security interest in the Trademark Collateral (as defined below);
NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Qualified Counterparties to enter into the Specified Hedge Agreements and the Specified Cash Management Agreements and provide financial accommodation, the Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:
The Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:
(a)    the registered and applied-for Trademarks of the Grantor listed on Schedule 1 attached hereto; and
(b)    to the extent not covered by clause (a), all Proceeds of any of the foregoing;

A-II-C-1

provided, that (i) this Trademark Security Agreement shall not constitute a grant of a security interest in any property to the extent that and for as long as such grant of a security interest would be prohibited by the terms of the Guarantee and Collateral Agreement, including in any applications for trademarks or service marks filed in the PTO pursuant to 15 U.S.C. § 1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to and accepted by the PTO pursuant to 15 U.S.C. § 1051 Section 1(c) or Section 1(d); and (ii) the security interest granted hereby (A) shall attach at all times to all proceeds of such property, (B) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist and (C) to the extent severable, shall, in any event, attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i).
The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with security interest granted to the Collateral Agent pursuant to the Guarantee and Collateral Agreement and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall govern.
The term of this Trademark Security Agreement shall be co-terminus with the Guarantee and Collateral Agreement.
The Grantor hereby authorizes and requests that the Commissioner of Patents and Trademarks record this Trademark Security Agreement.
THIS TRADEMARK SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
This Trademark Security Agreement may be executed by one or more of the parties to this Trademark Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Trademark Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Trademark Security Agreement signed by all the parties shall be lodged with the Borrower, the Administrative Agent and the Collateral Agent.
[Remainder of Page Intentionally Left Blank.]

A-II-C-2

IN WITNESS WHEREOF, the Grantor has caused this TRADEMARK SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.
[GRANTOR]
By: ___________________________
Name:
Title:

Accepted and Agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent
By: _________________________
Name:
Title:

A-II-C-3

Schedule 1
TRADEMARKS
Registrations:

OWNER	REGISTRATION NUMBER	REGISTRATION DATE	TRADEMARK

Applications:

A-II-C-4

Annex III to
Guarantee and Collateral Agreement
This PLEDGE SUPPLEMENT, dated as of [                    ] 20[__] (the “Pledge Supplement”), is delivered by [                ], a [                        ] (the “Grantor”) pursuant to the Guarantee and Collateral Agreement, dated as of May 14, 2015 (as it may be from time to time amended, amended and restated, restated, supplemented, or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among INC RESEARCH, LLC, a Delaware limited liability company, INC RESEARCH HOLDINGS, INC., a Delaware corporation, the other Grantors named therein, WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent and the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Guarantee and Collateral Agreement.
Grantor hereby confirms the grant to the Collateral Agent set forth in the Guarantee and Collateral Agreement of, and does hereby grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Guarantee and Collateral Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Guarantee and Collateral Agreement.
Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent, for the benefit of the Secured Parties, herein, except with respect to Intellectual Property, foreign jurisdictions. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent, for the benefit of the Secured Parties, herein, including describing such property as “all assets” or “all personal property” and may add thereto “whether now owned or hereafter acquired.” Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.
THIS PLEDGE SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Remainder of This Page Intentionally Left Blank.]

A-III-1

IN WITNESS WHEREOF, the Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of the date first written above.

[GRANTOR]
By: _________________________
Name:
Title:

A-III-2

Exhibit D-1

FORM OF TERM NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.
New York, New York
, 20__

FOR VALUE RECEIVED, the undersigned, INC Research, LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to [                 ] (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of the Term Loan made by the Lender to the Borrower. The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such Funding Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 4.5 of the Credit Agreement.
The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information absent manifest error. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Term Loan.
This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of May 14, 2015 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, INC Research Holdings, Inc., a Delaware corporation (“Holdings”), Wells Fargo Bank, National Association, as administrative agent, collateral agent (in such capacities, and together with its successors and permitted assigns in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively), swingline lender and issuing lender, and the several banks and other financial institutions or entities from time to time parties thereto as Lenders, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
Upon the occurrence and during the continuation of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

Ex. D-1-1

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 11.6 OF THE CREDIT AGREEMENT.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Remainder of This Page Intentionally Left Blank.]

Ex. D-1-2

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

INC RESEARCH, LLC,
as Borrower

By: ___________________________
Name:
Title:

Ex. D-1-3

Schedule A
to Term Note

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

Ex. D-1-4

Schedule B
to Term Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF
EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

Ex. D-1-5

Exhibit D-2

FORM OF REVOLVING NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.
New York, New York
, 20__

FOR VALUE RECEIVED, the undersigned, INC Research, LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to [__________] (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Termination Date the principal amount of each Revolving Loan made by the Lender to the Borrower. The Borrower further agrees to pay interest in like money at such Funding Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 4.5 of the Credit Agreement.
The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information absent manifest error. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Loan.
This Note (a) is one of the Notes evidencing the Revolving Loans under the Credit Agreement, dated as of May 14, 2015 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, INC Research Holdings, Inc., a Delaware corporation (“Holdings”), Wells Fargo Bank, National Association, as administrative agent, collateral agent (in such capacities, and together with its successors and permitted assigns in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively), swingline lender and issuing lender, and the several banks and other financial institutions or entities from time to time parties thereto as Lenders, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
Upon the occurrence and during the continuation of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

Ex. D-2-1

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 11.6 OF THE CREDIT AGREEMENT.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Remainder of This Page Intentionally Left Blank.]

Ex. D-2-2

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

INC RESEARCH, LLC,
as Borrower

By: _________________________________
Name:
Title:

Ex. D-2-3

Schedule A
to Revolving Note

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

Ex. D-2-4

Schedule B
to Revolving Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF
EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

Ex. D-2-5

Exhibit D-3

FORM OF SWINGLINE NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.
New York, New York
, 20__

FOR VALUE RECEIVED, the undersigned, INC Research, LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Termination Date the principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to Section 3.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such Funding Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 4.5 of such Credit Agreement.
This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of May 14, 2015 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, INC Research Holdings, Inc., a Delaware corporation (“Holdings”), Wells Fargo Bank, National Association, as administrative agent, collateral agent (in such capacities, and together with its successors and permitted assigns in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively), swingline lender and issuing lender, and the several banks and other financial institutions or entities from time to time parties thereto as Lenders, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
Upon the occurrence and during the continuation of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.
All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT

Ex. D-3-1

TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 11.6 OF THE CREDIT AGREEMENT.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Remainder of This Page Intentionally Left Blank.]

Ex. D-3-2

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

INC RESEARCH, LLC,
as Borrower

By: ______________________________
Name:
Title:

Ex. D-3-3

Exhibit E

FORM OF JOINT SECRETARY’S CERTIFICATE
May [____], 2015

This Joint Secretary’s Certificate (the “Certificate”) is hereby delivered pursuant to Section 6.1(f) of that certain Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among INC Research, LLC, a Delaware limited liability company (the “Borrower”), INC Research Holdings, Inc., a Delaware corporation (“Holdings”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent and collateral agent (in such capacities, and together with its successors and permitted assigns in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
The undersigned, [______________], being the duly elected, qualified and acting Corporate Secretary of each of the Borrower, Holdings, Kendle Americas Investment Inc., an Ohio corporation, and Kendle Americas Management Inc., an Ohio corporation (each, a “Loan Party” and collectively, the “Loan Parties”), hereby certifies on behalf of each Loan Party, in his or her capacity as an officer of each Loan Party, and not individually, and without assuming any personal liability as follows:
1.    Attached hereto as Exhibit A is a true and complete copy of the certificate of formation or certificate of incorporation, as applicable, of each Loan Party (each, a “Charter Document”), together with all amendments thereto, as certified by the Secretary of State of each such Loan Party’s jurisdiction of organization. Such Charter Document has not been amended, repealed, modified or restated since the date of the last amendment thereto shown on the attached certificate, and such Charter Document is in full force and effect on the date hereof and no action for any amendment to such Charter Document or for the dissolution of such Loan Party has been taken since such date.
2.    Attached hereto as Exhibit B is a true and complete copy of the by-laws, operating agreement, code of regulations or limited liability company agreement, as applicable, of each Loan Party (each, a “Governing Agreement”) as in effect at all times since the adoption thereof to and including the date hereof. Such Governing Agreements have not been amended, repealed, modified or restated (other than as attached hereto) and such Governing Agreements are in full force and effect on the date hereof.
3.    Attached hereto as Exhibit C is a true and complete copy of the unanimous written consent duly executed by the board of directors or sole member, as applicable, of each Loan Party (each, a “Consent”) authorizing the execution, delivery and performance of each Loan Document to be executed and delivered by such Loan Party. Such Consents have not in any way been amended, modified, revoked or rescinded and are in full force and effect on the date hereof.
4.    Attached hereto as Exhibit D is a list of persons who are now, and were, as of the execution and delivery of the Credit Agreement and the other Loan Documents, duly elected and qualified officers of such Loan Party holding the offices indicated next to their respective names, and the signatures appearing opposite their respective names are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver, on behalf of such Loan Party, the Loan Documents to which such Loan Party is a party and any certificate or other document to be delivered by such Loan Party pursuant to such Loan Documents.

Ex. E-1

5.    Attached hereto as Exhibit E is a true and complete copy of the certificate of good standing of each Loan Party, as certified by the Secretary of State of each such Loan Party’s jurisdiction of organization.
[Remainder of Page Intentionally Left Blank]

Ex. E-2

IN WITNESS WHEREOF, the undersigned has executed and delivered, in the name and on behalf of the Borrower and Holdings, this Certificate to be effective as of the date first above written.
By: _________________________________________
Name: [_______________]
Title: [_______________]

I, the undersigned, [_______________], being the duly elected, qualified and acting [_______________] of the Borrower and Holdings, solely in my capacity as an officer of the Borrower and Holdings and not individually, and without assuming any personal liability, do hereby certify that [_______________] is the duly elected, qualified and acting [_______________] of the Borrower and Holdings and the signature set forth above is his or her true and genuine signature.
IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date first above written.
By: _________________________________________
Name: [_______________]
Title: [_______________]

Ex. E-3

IN WITNESS WHEREOF, the undersigned has executed and delivered, in the name and on behalf of Kendle Americas Investment Inc. and Kendle Americas Management Inc., this Certificate to be effective as of the date first above written.

By: _________________________________________
Name: [_______________]
Title: [_______________]

I, the undersigned, [_______________], being the duly elected, qualified and acting [_______________] of Kendle Americas Investment Inc. and Kendle Americas Management Inc., solely in my capacity as an officer of Kendle Americas Investment Inc. and Kendle Americas Management Inc. and not individually, and without assuming any personal liability, do hereby certify that [_______________] is the duly elected, qualified and acting Corporate Secretary of Kendle Americas Investment Inc. and Kendle Americas Management Inc. and the signature set forth above is his true and genuine signature.
IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date first above written.
By: _________________________________________
Name: [_______________]
Title: [_______________]

Ex. E-4

EXHIBIT A

CHARTER DOCUMENTS

See attached.

Ex. E-5

EXHIBIT B

GOVERNING AGREEMENTS

See attached.

Ex. E-6

EXHIBIT C

CONSENTS

See attached.

Ex. E-7

EXHIBIT D

INCUMBENCY

INC RESEARCH HOLDINGS, INC.
INC RESEARCH, LLC

NAME	TITLE	SIGNATURE
[_______________]	[_______________]
[_______________]	[_______________]
[_______________]	[_______________]

KENDLE AMERICAS INVESTMENT INC. AND
KENDLE AMERICAS MANAGEMENT INC.

NAME	TITLE	SIGNATURE
[_______________]	[_______________]
[_______________]	[_______________]

Ex. E-8

EXHIBIT E

GOOD STANDING CERTIFICATE

See attached.

Ex. E-9

Exhibit F

FORM OF SOLVENCY CERTIFICATE
May 15, 2015
The undersigned, [____________], the [_______________] of INC Research Holdings, Inc., a Delaware corporation (“Holdings”) and the [_______________] of INC Research, LLC (the “Borrower”), is familiar with the properties, businesses, assets and liabilities of Holdings and its subsidiaries and is duly authorized to execute this certificate (this “Solvency Certificate”) on behalf of Holdings and the Borrower.
This Solvency Certificate is delivered pursuant to Section 6.1(k) of the Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent, collateral agent (in such capacities, and together with its successors and permitted assigns in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively), swingline lender and issuing lender. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
As used herein, “Company” means Holdings and its subsidiaries on a consolidated basis.
1.    The undersigned certifies, on behalf of Holdings and the Borrower and not in his individual capacity, that he has made such investigation and inquiries as to the financial condition of Holdings and its subsidiaries as the undersigned deems necessary and prudent for the purposes of providing this Solvency Certificate. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the making of Loans under the Credit Agreement.
2.    The undersigned certifies, on behalf of Holdings and the Borrower and not in his individual capacity, that (a) the financial information, projections and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were made in good faith and were based on assumptions reasonably believed by Holdings and the Borrower to be fair in light of the circumstances existing at the time made; and (b) for purposes of providing this Solvency Certificate, the amount of contingent liabilities has been computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.
BASED ON THE FOREGOING, the undersigned certifies, on behalf of Holdings and the Borrower and not in his individual capacity, that, on the date hereof, after giving effect to the Transactions (and the Loans made or to be made and other obligations incurred or to be incurred on the Closing Date):
(i)    the fair value of the property of the Company is greater than the total amount of liabilities, including contingent liabilities, of the Company;
(ii)    the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liability of the Company on the sum of its debts and other liabilities, including contingent liabilities;

Ex. F-1

(iii)    the Company has not, does not intend to, and does not believe (nor should it reasonably believe) that it will, incur debts or liabilities beyond the Company’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise); and
(iv)    the Company does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.
[Remainder of Page Intentionally Left Blank.]

Ex. F-2

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the first date written above, solely in his capacity as the Chief Financial Officer of Holdings and the Borrower and not in his individual capacity.

INC RESEARCH, LLC,

By: ________________________________________
Name: [            ]
Title: [            ]

INC RESEARCH HOLDINGS, INC.,

By: _______________________________________
Name: [            ]
Title: [            ]

Ex. F-3

Exhibit G-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement, dated as of May 14, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among INC Research, LLC, a Delaware limited liability company (the “Borrower”), INC Research Holdings, Inc., a Delaware corporation (“Holdings”), Wells Fargo Bank, National Association, as the Administrative Agent and Collateral Agent, and the several banks and other financial institutions or entities from time to time parties thereto as lenders. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 4.10(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of INC Research Holdings, Inc. within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to INC Research Holdings, Inc. as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-United States person status on IRS Form W-8BEN-E or W-8BEN, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By: _______________________________
Name:
Title:

Date: ________ __, 20[ ]

Ex. G-1-1

Exhibit G-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement, dated as of May 14, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among INC Research, LLC, a Delaware limited liability company (the “Borrower”), INC Research Holdings, Inc., a Delaware corporation (“Holdings”), Wells Fargo Bank, National Association, as the Administrative Agent and Collateral Agent, and the several banks and other financial institutions or entities from time to time parties thereto as lenders. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 4.10(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of INC Research Holdings, Inc. within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to INC Research Holdings, Inc. as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-United States person status on IRS Form W-8BEN-E or W-8BEN, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]

By: __________________________
Name:
Title:

Date: ________ __, 20[ ]

Ex. G-2-1

Exhibit G-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement, dated as of May 14, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among INC Research, LLC, a Delaware limited liability company (the “Borrower”), INC Research Holdings, Inc., a Delaware corporation (“Holdings”), Wells Fargo Bank, National Association, as the Administrative Agent and Collateral Agent, and the several banks and other financial institutions or entities from time to time parties thereto as lenders. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 4.10(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (“applicable partners/members”) is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its applicable partners/members is a ten percent shareholder of INC Research Holdings, Inc. within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its applicable partners/members is a controlled foreign corporation related to INC Research Holdings, Inc. as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its applicable partners/members: (i) an IRS Form W-8BEN-E or W-8BEN, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or W-8BEN, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]

By: _________________________
Name:
Title:

Date: ________ __, 20[ ]

Ex. G-3-1

Exhibit G-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement, dated as of May 14, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among INC Research, LLC, a Delaware limited liability company (the “Borrower”), INC Research Holdings, Inc., a Delaware corporation (“Holdings”), Wells Fargo Bank, National Association, as the Administrative Agent and Collateral Agent, and the several banks and other financial institutions or entities from time to time parties thereto as lenders. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 4.10(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (“applicable partners/members”) is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its applicable partners/members is a ten percent shareholder of INC Research Holdings, Inc. within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its applicable partners/members is a controlled foreign corporation related to INC Research Holdings, Inc. as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its applicable partners/members: (i) an IRS Form W-8BEN-E or W-8BEN, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or W-8BEN, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]

By: ___________________________
Name:
Title:
Date: ________ __, 20[ ]

Ex. G-4-1